Exhibit 2.1

Solicitation Version

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

x

In re:	:	Chapter 11
:
HI-CRUSH INC., et al., [1]	:	Case No. 20-33495 (DRJ)
:
Debtors.	:	(Jointly Administered)
:
x

JOINT PLAN OF REORGANIZATION FOR

HI-CRUSH INC. AND ITS AFFILIATE DEBTORS

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

HUNTON ANDREWS KURTH LLP	LATHAM & WATKINS LLP

Timothy A. (“Tad”) Davidson II (No. 24012503)	George A. Davis (admitted pro hac vice)
Ashley L. Harper (No. 24065272)	Keith A. Simon (admitted pro hac vice)
600 Travis Street, Suite 4200	David A. Hammerman (admitted pro hac vice)
Houston, Texas 77002	Annemarie V. Reilly (admitted pro hac vice)
Telephone: (713) 220-4200	Hugh K. Murtagh (admitted pro hac vice)
Facsimile: (713) 220-4285	885 Third Avenue
New York, New York 10022
Telephone: (212) 906-1200
Facsimile: (212) 751-4864

Proposed Counsel for the Debtors and Debtors-in-Possession

Dated:    August 15, 2020

[1]

The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: Hi-Crush Inc. (0530), OnCore Processing LLC (9403), Hi-Crush Augusta LLC (0668), Hi-Crush Whitehall LLC (5562), PDQ Properties LLC (9169), Hi-Crush Wyeville Operating LLC (5797), D & I Silica, LLC (9957), Hi-Crush Blair LLC (7094), Hi-Crush LMS LLC, Hi-Crush Investments Inc. (6547), Hi-Crush Permian Sand LLC, Hi-Crush Proppants LLC (0770), Hi-Crush PODS LLC, Hi-Crush Canada Inc. (9195), Hi-Crush Holdings LLC, Hi-Crush Services LLC (6206), BulkTracer Holdings LLC (4085), Pronghorn Logistics Holdings, LLC (5223), FB Industries USA Inc. (8208), PropDispatch LLC, Pronghorn Logistics, LLC (4547), and FB Logistics, LLC (8641). The Debtors’ address is 1330 Post Oak Blvd, Suite 600, Houston, Texas 77056.

TABLE OF CONTENTS

i

M.	Corporate Action	35
N.	Cancellation of Notes, Certificates and Instruments	36
O.	Old Affiliate Interests	36
P.	Sources of Cash for Plan Distributions	36
Q.	Continuing Effectiveness of Final Orders	36
R.	Funding and Use of Carve-Out Reserve	37
S.	Put Option Notes	37
T.	Payment of Fees and Expenses of Certain Creditors	37
U.	Payment of Fees and Expenses of Indenture Trustee	37

ARTICLE VI. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		38
A.	Assumption of Executory Contracts and Unexpired Leases	38
B.	Cure of Defaults; Assignment of Executory Contracts and Unexpired Leases	39
C.	Rejection of Executory Contracts and Unexpired Leases	40
D.	Claims on Account of the Rejection of Executory Contracts or Unexpired Leases	40
E.	D&O Liability Insurance Policies	41
F.	Indemnification Provisions	41
G.	Employee Compensation and Benefit Programs	41
H.	Insurance Contracts	42
I.	Extension of Time to Assume or Reject	42
J.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	42

ARTICLE VII. PROVISIONS GOVERNING DISTRIBUTIONS		43
A.	Distributions for Claims Allowed as of the Effective Date	43
B.	No Postpetition Interest on Claims	43
C.	Distributions by the Reorganized Debtors or Other Applicable Distribution Agent	43
D.	Delivery and Distributions; Undeliverable or Unclaimed Distributions	44
E.	Compliance with Tax Requirements	46
F.	Allocation of Plan Distributions Between Principal and Interest	46
G.	Means of Cash Payment	46
H.	Timing and Calculation of Amounts to Be Distributed	46
I.	Setoffs	46

ARTICLE VIII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED AND DISPUTED CLAIMS		47
A.	Resolution of Disputed Claims	47
B.	No Distributions Pending Allowance	48
C.	Distributions on Account of Disputed Claims Once They Are Allowed and Additional Distributions on Account of Previously Allowed Claims	48
D.	Reserve for Disputed Claims	49

ii

ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN		49
A.	Conditions Precedent to Confirmation	49
B.	Conditions Precedent to Consummation	49
C.	Waiver of Conditions	51
D.	Effect of Non-Occurrence of Conditions to Confirmation or Consummation	51

ARTICLE X. RELEASE, DISCHARGE, INJUNCTION AND RELATED PROVISIONS		52
A.	General	52
B.	Release of Claims and Causes of Action	52
C.	Waiver of Statutory Limitations on Releases	54
D.	Discharge of Claims and Equity Interests	55
E.	Exculpation	55
F.	Preservation of Causes of Action	56
G.	Injunction	57
H.	Binding Nature Of Plan	57
I.	Protection Against Discriminatory Treatment	58
J.	Integral Part of Plan	58

ARTICLE XI. RETENTION OF JURISDICTION		58

ARTICLE XII. MISCELLANEOUS PROVISIONS		60
A.	Substantial Consummation	60
B.	Payment of Statutory Fees; Post-Effective Date Fees and Expenses	60
C.	Conflicts	60
D.	Modification of Plan	60
E.	Revocation or Withdrawal of Plan	61
F.	Successors and Assigns	61
G.	Reservation of Rights	61
H.	Further Assurances	61
I.	Severability	61
J.	Service of Documents	62
K.	Exemption from Transfer Taxes Pursuant to Section 1146(a) of the Bankruptcy Code	63
L.	Governing Law	63
M.	Tax Reporting and Compliance	63
N.	Exhibits, Schedules, and Supplements	63
O.	No Strict Construction	64
P.	Entire Agreement	64
Q.	Closing of Chapter 11 Cases	64
R.	Statutory Committees	64
S.	2002 Notice Parties	64

iii

EXHIBITS

Exhibit A	Backstop Order

Exhibit B	Backstop Purchase Agreement

Exhibit C	Exit Facility Term Sheet

Exhibit D	Restructuring Support Agreement

Exhibit E	Rights Offering Procedures

i

JOINT PLAN OF REORGANIZATION FOR

HI-CRUSH INC. AND ITS AFFILIATE DEBTORS

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Hi-Crush Inc. and the other above-captioned debtors and debtors-in-possession (each a “Debtor” and, collectively, the “Debtors”) jointly propose the following chapter 11 plan of reorganization (this “Plan”) for the resolution of the outstanding Claims (as defined below) against, and Equity Interests (as defined below) in, each of the Debtors. Although proposed jointly for administrative purposes, this Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims against and Equity Interests in each Debtor pursuant to the Bankruptcy Code (as defined below). The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. Reference is made to the Disclosure Statement (as such term is defined herein and distributed contemporaneously herewith) for a discussion of the Debtors’ history, business, results of operations, historical financial information, and projections, and for a summary and analysis of this Plan, the treatment provided for herein and certain related matters. There also are other agreements and documents, which will be filed with the Bankruptcy Court (as defined below), that are referenced in this Plan or the Disclosure Statement as Exhibits or are a part of the Plan Supplement. All such Exhibits and the Plan Supplement are incorporated into and are a part of this Plan as if set forth in full herein. Subject to certain restrictions and requirements set forth in 11 U.S.C. § 1127, Fed. R. Bankr. P. 3019 and the terms and conditions set forth in this Plan, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.

ARTICLE I.

RULES OF INTERPRETATION, COMPUTATION OF TIME AND DEFINED TERMS

A.	Rules of Interpretation; Computation of Time

For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced item shall be substantially in that form or substantially on those terms and conditions; (c) except as otherwise provided herein, any reference herein to an existing or to be Filed contract, lease, instrument, release, indenture, or other agreement or document shall mean as it may be amended, modified or supplemented from time to time; (d) any reference to an Entity as a Holder of a Claim or an Equity Interest includes that Entity’s successors and assigns; (e) unless otherwise specified, all references herein to “Articles”, “Sections”, and “Exhibits” are references to Articles, Sections, and Exhibits hereof or hereto; (f) unless otherwise stated, the words ‘‘herein,’’ “hereof,” “hereunder” and ‘‘hereto’’ refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) subject to the provisions of any contract, certificate of incorporation, by-law, instrument, release, indenture, or other agreement or document entered into in connection with this Plan and except as expressly provided in Article XII.C of this Plan, the rights and obligations arising pursuant to this Plan shall be governed by, and construed and enforced in accordance with the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (h) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (i) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan; (j) references to a specific article, section, or subsection of any statute, rule, or regulation expressly referenced herein shall, unless otherwise specified, include any amendments to or successor provisions of such article, section, or subsection; (k) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (l) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (m) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (n) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (o) any reference in this Agreement to “$” or “dollars” shall mean U.S. dollars; and (p) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated. Except as otherwise specifically provided in this Plan to the contrary, references in this Plan to “the Debtors” or to “the Reorganized Debtors” shall mean “the Debtors and the Reorganized Debtors”, as applicable, to the extent the context requires.

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to this Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

B.	Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

“510(b) Equity Claim” means any Claim subordinated pursuant to section 510(b) of the Bankruptcy Code.

“Accredited Investor” has the same meaning ascribed to such term in Rule 501 under the Securities Act.

“Ad Hoc Noteholders Committee” means that certain ad hoc committee of Holders of the Prepetition Notes represented by the Ad Hoc Noteholders Committee Professionals.

“Ad Hoc Noteholders Committee Fees and Expenses” means all unpaid reasonable and documented costs, fees, disbursements, charges and out-of-pocket expenses of the Ad Hoc Noteholders Committee, in their capacity as DIP Term Loan Lenders and Backstop Parties, incurred in connection with the Chapter 11 Cases, including, but not limited to, the reasonable and documented costs, fees, disbursements, charges and out-of-pocket expenses of the Ad Hoc Noteholders Committee Professionals.

“Ad Hoc Noteholders Committee Professionals” means, collectively, (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel to the Ad Hoc Noteholders Committee, (ii) Porter Hedges LLP, as local counsel to the Ad Hoc Noteholders Committee, (iii) Moelis & Company LLC, as financial advisor and investment banker to the Ad Hoc Noteholders Committee, and (iv) any other professional retained by the Ad Hoc Noteholders Committee during the Chapter 11 Cases.

“Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases that are Allowed under sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including, without limitation: (a) any actual and necessary costs and expenses incurred on or after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Professional Fee Claims and any other compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under sections 328,

330, 331 or 503(b) of the Bankruptcy Code to the extent incurred on or after the Petition Date and through the Effective Date; (c) all fees and charges assessed against the Estates under section 1930, chapter 123, of title 28, United States Code; (d) the Backstop Expenses; (e) the Liquidated Damages Payment; (f) the Put Option Notes (which is only payable in New Secured Convertible Notes); (g) the Backstop Indemnification Obligations; and (h) the Cure Claim Amounts.

“Administrative Claims Bar Date” means the Business Day which is thirty (30) days after the Effective Date, or such other date as approved by Final Order of the Bankruptcy Court.

“Affiliate” means an “affiliate” as defined in section 101(2) of the Bankruptcy Code.

“Affiliate Debtor(s)” means, individually or collectively, any Debtor or Debtors other than Parent.

“AI Questionnaire” means the accredited investor questionnaire sent to each Holder of an Allowed Prepetition Notes Claim or an Eligible General Unsecured Claim in accordance with the Rights Offering Procedures.

“Allowed” means, with respect to a Claim or Equity Interest, an Allowed Claim or Equity Interest in a particular Class or category specified. Any reference herein to the allowance of a particular Allowed Claim includes both the secured and unsecured portions of such Claim.

“Allowed Claim” means any Claim that is not a Disputed Claim or a Disallowed Claim and (a) for which a Proof of Claim has been timely Filed by the applicable Claims Bar Date and as to which no objection to allowance thereof has been timely interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or order of the Bankruptcy Court; (b) that has been listed by the Debtors in their Schedules as liquidated in a specified amount and is not disputed or contingent and for which no contrary Proof of Claim has been timely Filed; or (c) that is expressly Allowed pursuant to the terms of this Plan or a Final Order of the Bankruptcy Court. The term “Allowed Claim” shall not, for purposes of computing distributions under this Plan, include interest on such Claim from and after the Petition Date, except as provided in sections 506(b) or 511 of the Bankruptcy Code or as otherwise expressly set forth in this Plan or a Final Order of the Bankruptcy Court.

“Amended/New Organizational Documents” means, as applicable, the amended and restated or new applicable organizational documents of Reorganized Parent in substantially the form Filed with the Plan Supplement.

“Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination or similar actions or remedies that may be brought by and on behalf of the Debtors or their Estates under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions or remedies arising under chapter 5 of the Bankruptcy Code.

“Backstop Commitment” has the meaning set forth in the Backstop Purchase Agreement.

“Backstop Parties” has the meaning set forth in the Backstop Purchase Agreement.

“Backstop Expenses” has the meaning set forth in the Backstop Purchase Agreement.

“Backstop Indemnification Obligations” means the Debtors’ obligations to indemnify the parties identified in the Backstop Purchase Agreement on the terms and conditions set forth in the Backstop Purchase Agreement.

“Backstop Order” means that certain Order (I) Authorizing Debtors to (A) Enter into Backstop Purchase Agreement, (B) Pay Certain Amounts and Related Expenses, and (C) Provide Indemnification Obligations to Certain Parties, and (II) Granting Related Relief,] entered by the Bankruptcy Court on August 14, 2020 (Docket No. 287), a copy of which is attached hereto as Exhibit A, as such order may be amended, supplemented or modified from time to time.

“Backstop Purchase Agreement” means the Backstop Purchase Agreement approved by the Bankruptcy Court in the Backstop Order, a copy of which is attached hereto as Exhibit B.

“Ballots/Opt-Out Forms” means the ballots and opt-out forms accompanying the Disclosure Statement and approved by the Bankruptcy Court in the Disclosure Statement Order.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time and as applicable to the Chapter 11 Cases.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, having jurisdiction over the Chapter 11 Cases and, to the extent of the withdrawal of any reference under section 157 of title 28 of the United States Code and/or the Order of the United States District Court for the Southern District of Texas pursuant to section 157(a) of the Judicial Code, the United States District Court for the Southern District of Texas.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, in each case as amended from time to time and as applicable to the Chapter 11 Cases.

“Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

“Cash” means the legal tender of the United States of America or the equivalent thereof.

“Carve-Out Reserve” means the reserve, established and maintained by the Reorganized Debtors in an interest-bearing escrow account, funded by the Debtors from Cash on hand on the Effective Date in an amount equal to the Carve-Out Reserve Amount, to pay in full in Cash the Professional Fee Claims incurred on or prior to the Effective Date.

“Carve-Out Reserve Amount” means the estimated amount determined by the Debtors, with the consent of the Required Consenting Noteholders or approved by order of the Bankruptcy Court, to satisfy the aggregate amount of Professional Fee Claims and other unpaid fees, costs, and expenses that the Debtors have incurred or are reasonably expected to incur from the Professionals for services rendered to the Debtors prior to and as of the Effective Date.

“Causes of Action” means any and all actions, claims, proceedings, causes of action, suits, accounts, demands, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and whether asserted or assertable directly or derivatively, in law, equity or otherwise, including actions brought prior to the Petition Date, Avoidance Actions, and actions against any Person or Entity for failure to pay for products or services provided or rendered by the Debtors, all claims, suits or proceedings relating to enforcement of the Debtors’ intellectual property rights, including patents, copyrights and trademarks, and all claims or causes of action seeking recovery of the Debtors’ or the Reorganized Debtors’ accounts receivable or other receivables or rights to payment created or arising in the ordinary course of the Debtors’ or the Reorganized Debtors’ businesses, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date.

“Chapter 11 Case(s)” means (a) when used with reference to a particular Debtor, the case under chapter 11 of the Bankruptcy Code commenced by such Debtor in the Bankruptcy Court, and (b) when used with reference to all Debtors, the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court being jointly administered under Case No. 20-33495 (DRJ)

“Claim” means any “claim” (as defined in section 101(5) of the Bankruptcy Code) against any Debtor.

“Claims Bar Date” means the last date for filing a Proof of Claim in these Chapter 11 Cases, as provided in the Claims Bar Date Order.

“Claims Bar Date Order” means that certain Order (I) Establishing (A) Bar Dates and (B) Related Procedures for Filing Proofs of Claim (II) Approving the Form and Manner of Notice Thereof, and (III) Granting Related Relief entered by the Bankruptcy Court on July 13, 2020 (Docket No. 88), as amended, supplemented or modified from time to time.

“Claims Objection Deadline” means, with respect to any Claim, the latest of (a) one hundred eighty (180) days after the Effective Date; (b) ninety (90) days after the Filing of an applicable Proof of Claim, or (c) such other date as may be specifically fixed by Final Order of the Bankruptcy Court for objecting to such Claim.

“Claims Register” means the official register of Claims maintained by the Voting and Claims Agent.

“Class” means a category of Holders of Claims or Equity Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code.

“CM/ECF” means the Bankruptcy Court’s Case Management and Electronic Case Filing system.

“Collateral” means any property or interest in property of the Debtors’ Estates that is subject to a valid and enforceable Lien to secure a Claim.

“Commission” means the U.S. Securities and Exchange Commission.

“Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases, if any.

“Confirmation” means the occurrence of the Confirmation Date, subject to all conditions specified in Article IX of this Plan having been satisfied or waived pursuant to Article IX of this Plan.

“Confirmation Date” means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court in the Chapter 11 Cases.

“Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

“Confirmation Order” means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code, which order shall be consistent in all material respects with the Restructuring Support Agreement and the Restructuring Term Sheet, and otherwise in form and substance acceptable to the Debtors and the Required Consenting Noteholders in the manner set forth in the Restructuring Support Agreement.

“Consenting Noteholders” means those Holders of the Prepetition Notes that are party to the Restructuring Support Agreement as “Consenting Noteholders” thereunder.

“Consummation” means the occurrence of the Effective Date.

“Cure Claim Amount” has the meaning set forth in Article VI.B of this Plan.

“D&O Liability Insurance Policies” means all unexpired insurance policies (including, without limitation, the D&O Tail Policy, any general liability policies, any errors and omissions policies, and, in each case, any agreements, documents, or instruments related thereto) issued at any time and providing coverage for liability of any Debtor’s directors, managers, and officers.

“D&O Tail Policy” means that certain directors’ & officers’ liability insurance policy purchased by the Debtors prior to the Petition Date.

“Debtor(s)” means, individually, any of the above-captioned debtors and debtors-in-possession and, collectively, all of the above-captioned debtors and debtors-in-possession.

“Debtor Release” has the meaning set forth in Article X.B hereof.

“Debtor Releasing Parties” has the meaning set forth in Article X.B hereof.

“Designated Persons” means, collectively, any of the Debtors’ senior officers or managers, as applicable, who (i) received retention payments from the Debtors in July 2020 and prior to the Petition Date and (ii) are not employed by the Reorganized Debtors as of June 30, 2021.

“DIP ABL Agent” means JPMorgan Chase Bank, N.A., or its duly appointed successor, in its capacity as administrative agent and collateral agent under the DIP ABL Credit Agreement.

“DIP ABL Credit Agreement” means that certain Senior Secured Debtor-in-Possession Credit Agreement, dated as of July 14, 2020, by and among the Debtors, the DIP ABL Agent, and the DIP ABL Lenders, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof prior to the Effective Date.

“DIP ABL Facility” means the debtor-in-possession financing facility provided by the DIP ABL Lenders.

“DIP ABL Facility Claims” means any and all Claims arising from, under, or in connection with the DIP ABL Credit Agreement or any other DIP ABL Loan Documents, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, and other charges and all other “Secured Obligations” as defined in the DIP ABL Credit Agreement.

“DIP ABL Facility Liens” means the Liens securing the payment of the DIP ABL Facility Claims.

“DIP ABL Loan Documents” means the “Loan Documents” as defined in the DIP ABL Credit Agreement, as well as any documents evidencing “Banking Services Obligations” and any documents evidencing obligations owing to an “Swap Counterparties” under any “Hedging Arrangements” (each as defined in the DIP ABL Credit Agreement), and the DIP Orders, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof prior to the Effective Date.

“DIP ABL Lenders” means the lenders party to the DIP ABL Credit Agreement from time to time.

“DIP Agents” means the DIP ABL Agent and the DIP Term Loan Agent.

“DIP Credit Agreements” means the DIP ABL Credit Agreement and the DIP Term Loan Credit Agreement.

“DIP Contingent Obligations” means all contingent obligations not due and payable under the DIP Loan Documents on the Effective Date, including any and all indemnification and expense reimbursement obligations of the Debtors that are contingent as of the Effective Date.

“DIP Facilities” means the DIP ABL Facility and the DIP Term Loan Facility.

“DIP Facility Claims” means the DIP ABL Facility Claims and the DIP Term Loan Facility Claims.

“DIP Facility Liens” means the DIP ABL Facility Liens and the DIP Term Loan Facility Liens.

“DIP Lenders” means the DIP ABL Lenders and the DIP Term Loan Lenders.

“DIP Loan Documents” means the DIP ABL Loan Documents and the DIP Term Loan Documents.

“DIP Orders” means the Interim DIP Order and the Final DIP Order.

“DIP Term Loan Agent” means Cantor Fitzgerald Securities, or its duly appointed successor, in its capacity as administrative agent and collateral agent under the DIP Term Loan Credit Agreement.

“DIP Term Loan Credit Agreement” means that certain that certain Senior Secured Debtor-in-Possession Term Loan Credit Agreement, dated as of July 14, 2020, by and among the Debtors, the DIP Term Loan Agent, and the DIP Term Loan Lenders, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof prior to the Effective Date.

“DIP Term Loan Facility” means the debtor-in-possession financing facility provided by the DIP Term Loan Lenders.

“DIP Term Loan Facility Claims” means any and all Claims arising from, under, or in connection with the DIP Term Loan Credit Agreement or any other DIP Term Loan Documents, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, and other charges and all other “Obligations” as defined in the DIP Term Loan Credit Agreement.

“DIP Term Loan Facility Liens” means the Liens securing the payment of the DIP Term Loan Facility Claims.

“DIP Term Loan Documents” means the “Loan Documents” as defined in the DIP Term Loan Credit Agreement, and the DIP Orders, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof prior to the Effective Date.

“DIP Term Loan Lenders” means the lenders party to the DIP Term Loan Credit Agreement from time to time.

“Disallowed Claim” means a Claim, or any portion thereof, that (a) is determined to be disallowed pursuant to a Final Order of the Bankruptcy Court or is deemed disallowed in accordance with the terms of this Plan or the Confirmation Order, (b) (i) is Scheduled at zero, in an unknown amount or as contingent, disputed or unliquidated and (ii) as to which the Claims Bar Date has been established but no Proof of Claim has been timely Filed or deemed timely Filed under applicable law, or (c) (i) is not Scheduled and (ii) as to which the Claims Bar Date has been established but no Proof of Claim has been timely Filed or deemed timely Filed under applicable law.

“Disclosure Statement” means that certain Disclosure Statement for the Joint Plan of Reorganization for Hi-Crush Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code, dated as of July 27, 2020, as amended, supplemented, or modified from time to time and including all exhibits and schedules thereto and references therein that relate to this Plan and as approved by the Disclosure Statement Order.

“Disclosure Statement Order” means that certain Order (I) Approving the Disclosure Statement, (II) Establishing the Voting Record Date, Voting Deadline and Other Dates, (III) Approving Procedures for Soliciting, Receiving and Tabulating Votes on the Plan and for Filing Objections to the Plan, (IV) Approving the Manner and Form of Notice and Other Related Documents, (V) Approving Rights Offering Procedures, (VI) Approving Procedures for Assumption of Contracts and Leases and Form and Manner of Assumption Notice, and (VII) Granting Related Relief,] entered by the Bankruptcy Court on August 14, 2020 (Docket No. 288), as amended, supplemented or modified from time to time.

“Disputed Claim” means any Claim, or any portion thereof, that as of any date of determination is not a Disallowed Claim and has not been Allowed pursuant to this Plan or a Final Order of the Bankruptcy Court, and

(a)    if a Proof of Claim has been timely Filed by the applicable Claims Bar Date, such Claim is designated on such Proof of Claim as unliquidated, contingent or disputed, or in zero or unknown amount, and has not been resolved by written agreement of the parties or a Final Order of the Bankruptcy Court; or

(b)    that is the subject of an objection or request for estimation Filed in the Bankruptcy Court and which such objection or request for estimation has not been withdrawn, resolved or overruled by Final Order of the Bankruptcy Court; or

(c)    that is otherwise disputed by any Debtor in accordance with the provisions of this Plan or applicable law, which dispute has not been withdrawn, resolved or overruled by Final Order.

“Distribution Agent” means the Reorganized Debtors or any party designated by the Reorganized Debtors to serve as distribution agent under this Plan. For purposes of distributions under this Plan to the Holders of Allowed DIP Facility Claims, Allowed Prepetition Credit Agreement Claims and Allowed Prepetition Notes Claims, the DIP Agents, the Prepetition Credit Agreement Agent, and the Prepetition Notes Indenture Trustee, respectively, will be and shall act as the Distribution Agent.

“Distribution Record Date” means the date for determining which Holders of Claims are eligible to receive distributions under this Plan, which date shall be the Effective Date.

“DTC” means The Depository Trust Company.

“Effective Date” means the date on which this Plan shall take effect, which date shall be the first Business Day on which (a) no stay of the Confirmation Order is in effect, and (b) the conditions specified in Article IX of this Plan, have been satisfied or waived in accordance with the terms of Article IX, which date shall be specified in a notice Filed by the Reorganized Debtors with the Bankruptcy Court.

“Eligible General Unsecured Claim” means any General Unsecured Claim that is either Allowed or Disputed; provided, that to the extent such General Unsecured Claim is Disputed, it must become an Allowed Claim by the dated that is one (1) Business Day after entry of the Confirmation Order by the Bankruptcy Court.

“Entity” means an “entity” as defined in section 101(15) of the Bankruptcy Code.

“Equity Interest” means (a) any Equity Security in any Debtor, including, without limitation, all issued, unissued, authorized or outstanding shares of stock and other ownership interests, together with (i) any options, warrants or contractual rights to purchase or acquire any such Equity Securities at any time with respect to any Debtor, and all rights arising with respect thereto and (ii) the rights of any Person or Entity to purchase or demand the issuance of any of the foregoing and shall include: (1) conversion, exchange, voting, participation, and dividend rights; (2) liquidation preferences; (3) options, warrants, and call and put rights; and (4) share-appreciation rights; (b) any Unexercised Equity Interest; and (c) any 510(b) Equity Claim, in each case, as in existence immediately prior to the Effective Date.

“Equity Security” means an “equity security” as defined in section 101(16) of the Bankruptcy Code.

“Estate(s)” means, individually, the estate of each of the Debtors and, collectively, the estates of all of the Debtors created under section 541 of the Bankruptcy Code.

“Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a et seq., as now in effect or hereafter amended, and any similar federal, state or local law.

“Exculpated Parties” means, collectively, the following:

(a)	the Debtors;

(b)	the Reorganized Debtors;

(c)	the Prepetition Credit Agreement Agent;

(d)	the Prepetition Credit Agreement Lenders;

(e)	the Prepetition Notes Indenture Trustee;

(f)	the DIP Agents;

(g)	the DIP Lenders;

(h)	the Ad Hoc Noteholder Committee and the members thereof in their capacities as such;

(i)	the Consenting Noteholders;

(j)	the Backstop Parties;

(k)	the Distribution Agents;

(l)	the Exit Facility Agent;

(m)	the Exit Facility Lenders;

(n)	the New Secured Convertible Notes Indenture Trustee;

(o)	the New Secured Convertible Noteholders;

(p)	the Releasing Old Parent Interestholders; and

(q)	with respect to each of the foregoing Persons or Entities in clauses (a) through (p), the Related Persons of each such Person or Entity, in each case solely in their capacity as such.

“Exculpation” means the exculpation provision set forth in Article X.E hereof.

“Executory Contract” means a contract to which any Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Exhibit” means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement (as such exhibits are amended, modified or otherwise supplemented from time to time).

“Exit Facility Agent” means the administrative agent and collateral agent under the Exit Facility Credit Agreement, solely in its capacity as such.

“Exit Facility Credit Agreement” means the credit agreement, in substantially the form Filed with the Plan Supplement, which credit agreement shall contain terms and conditions consistent in all respects with those set forth on the Exit Facility Term Sheet and shall be on terms and conditions as are acceptable to the Debtors and the Required Consenting Noteholders in the manner set forth in the Restructuring Support Agreement.

“Exit Facility Lenders” means each of the lenders under the Exit Facility Credit Agreement, solely in their respective capacities as such.

“Exit Facility Loan Documents” means the Exit Facility Credit Agreement and any other guarantee, security agreement, deed of trust, mortgage, and other documents (including UCC financing statements), contracts, and agreements entered into with respect to, or in connection with, the Exit Facility Credit Agreement.

“Exit Facility Loans” means the loans contemplated under the Exit Facility Credit Agreement.

“Exit Facility Term Sheet” means the term sheet attached hereto as Exhibit C.

“Face Amount” means (a) when used in reference to a Disputed Claim, the full stated amount of the Claim asserted by the applicable Holder in any Proof of Claim timely Filed with the Bankruptcy Court and (b) when used in reference to an Allowed Claim, the Allowed amount of such Claim.

“File” or “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

“Final DIP Order” means that certain Final Order (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Authorizing the Debtors to Use Cash Collateral, (III) Granting Liens and Providing Superpriority Administrative Expense Claims, (IV) Granting Adequate Protection to Prepetition ABL Secured Parties, (V) Modifying Automatic Stay, (VI) Scheduling a Final Hearing, and (VII) Granting Related Relief] entered by the Bankruptcy Court on August 4, 2020 (Docket No. 209), as amended, supplemented or modified from time to time.

“Final Order” means an order or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court (or such other court) on the docket in the Chapter 11 Cases (or the docket of such other court), which has not been modified, amended, reversed, vacated or stayed and as to which (x) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument or rehearing shall then be pending or (y) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure; provided that no order shall fail to be a Final Order solely due to the possibility that a motion pursuant to section 502(j) of the Bankruptcy Code, Rules 59 or 60 of the Federal Rules of Civil Procedure, or Rule 9024 of the Bankruptcy Rules may be filed with respect to such order.

“General Unsecured Claim” means any Claim that is not a/an: Administrative Claim; DIP Facility Claim; Professional Fee Claim; Priority Tax Claim; Secured Tax Claim; Other Priority Claim; Other Secured Claim; Prepetition Credit Agreement Claim; Prepetition Notes Claim; Intercompany Claim; or 510(b) Equity Claim.

“Governmental Unit” means a “governmental unit” as defined in section 101(27) of the Bankruptcy Code.

“Holder” means an Entity holding a Claim or Equity Interest, as the context requires.

“Impaired” means, when used in reference to a Claim or Equity Interest, a Claim or Equity Interest that is “impaired” within the meaning of section 1124 of the Bankruptcy Code.

“Indemnification Provisions” means, collectively, each of the provisions in existence immediately prior to the Effective Date (whether in bylaws, certificates of formation or incorporation, board resolutions, employment contracts, or otherwise) whereby any Debtor agrees to indemnify, reimburse, provide contribution or advance fees and expenses to or for the benefit of, defend, exculpate, or limit the liability of, any Indemnified Party.

“Indemnified Parties” means each of the Debtors’ and their respective subsidiaries’ current and former directors, officers, and managers in their respective capacities as such, and solely to the extent that such Person was serving in such capacity on or any time after the Petition Date; provided, that the Designated Persons shall not be Indemnified Parties under this Plan.

“Initial Distribution Date” means the date that is on or as soon as reasonably practicable after the Effective Date, but no later than thirty (30) days after the Effective Date, when, subject to the “Treatment” sections in Article III hereof, distributions under this Plan shall commence to Holders of Allowed Claims; provided that any applicable distributions under this Plan on account of the DIP Facility Claims and the Prepetition Debt Claims shall be made to the applicable Distribution Agent on the Effective Date, and each such Distribution Agent shall make its respective distributions as soon as practicable thereafter.

“Insurance Contract” means all insurance policies and all surety bonds and related agreements of indemnity that have been issued at any time to, or provide coverage to, any of the Debtors and all agreements, documents, or instruments relating thereto.

“Insurer” means any company or other entity that issued any Insurance Contract, and any respective predecessors and/or affiliates thereof.

“Intercompany Claim” means any Claim against any of the Debtors held by another Debtor or non-Debtor Affiliate, other than an Administrative Claim.

“Interim DIP Order” means that certain Interim Order (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Authorizing the Debtors to Use Cash Collateral, (III) Granting Liens and Providing Superpriority Administrative Expense Claims, (IV) Granting Adequate Protection to Prepetition ABL Secured Parties, (V) Modifying Automatic Stay, (VI) Scheduling a Final Hearing, and (VII) Granting Related Relief entered by the Bankruptcy Court on July 13, 2020 (Docket No. 98), as amended, supplemented or modified from time to time.

“IRC” means the Internal Revenue Code of 1986, as amended.

“IRS” means the Internal Revenue Service of the United States of America.

“Lien” means a “lien” as defined in section 101(37) of the Bankruptcy Code, and, with respect to any property or asset, includes, without limitation, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such property or asset.

“Liquidated Damages Payment” has the meaning set forth in the Backstop Purchase Agreement.

“Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the Southern District of Texas.

“New Board” means the initial five (5) member board of directors of Reorganized Parent, which shall comprise the chief executive officer of Reorganized Parent and other directors designated by the Backstop Parties prior to the Effective Date. The members of the New Board shall be Filed with the Plan Supplement.

“New Equity Interests” means the ownership interests in Reorganized Parent authorized to be issued pursuant to this Plan (and subject to the Restructuring Transactions) and the Amended/New Organizational Documents.

“New Equity Interests Pool” means 100% of the New Equity Interests issued and outstanding on the Effective Date to be distributed to the Holders of Allowed Prepetition Notes Claims and Allowed General Unsecured Claims in accordance with Article III of this Plan, subject to dilution by (a) the New Equity Interests issued upon conversion of the New Secured Convertible Notes and (b) the New Management Incentive Plan Equity.

“New Management Incentive Plan” means the management equity incentive plan to be adopted by the New Board as described in Article V.H hereof.

“New Management Incentive Plan Equity” means the New Equity Interests issued under or pursuant to the New Management Incentive Plan.

“New Registration Rights Agreement” means, if applicable, that certain registration rights agreement with respect to the New Equity Interests, in substantially the form Filed with the Plan Supplement, which agreement shall contain terms and conditions as are acceptable to the Debtors and the Required Consenting Noteholders in the manner set forth in the Restructuring Support Agreement.

“New Secured Convertible Noteholder” means a Holder of the New Secured Convertible Notes.

“New Secured Convertible Notes” means the new secured convertible notes to be issued by the Reorganized Debtors on the Effective Date, consisting of (a) the new secured convertible notes to be issued pursuant to the Rights Offering and (b) the Put Option Notes, which will each have the terms set forth in the New Secured Convertible Notes Indenture.

“New Secured Convertible Notes Documents” means the New Secured Convertible Notes Indenture and any other guarantee, security agreement, deed of trust, mortgage, and other documents (including UCC financing statements), contracts, and agreements entered into with respect to, or in connection with, the New Secured Convertible Notes Indenture.

“New Secured Convertible Notes Indenture” means the indenture governing the New Secured Convertible Notes, in substantially the form Filed with the Plan Supplement, which indenture shall contain terms and conditions consistent in all respects with those set forth on the Restructuring Term Sheet and shall be on terms and conditions as are acceptable to the Debtors and the Required Consenting Noteholders in the manner set forth in the Restructuring Support Agreement.

“New Secured Convertible Notes Indenture Trustee” means the indenture trustee under the New Secured Convertible Notes Indenture, to be selected by the Required Backstop Parties.

“New Stockholders Agreement” means that certain stockholders agreement of Reorganized Parent, in substantially the form Filed with the Plan Supplement, which agreement shall contain terms and conditions acceptable to the Debtors and the Required Consenting Noteholders in the manner set forth in the Restructuring Support Agreement.

“Non-Debtor Releasing Parties” means, collectively, the following:

(a)	the Prepetition Credit Agreement Agent;

(b)	the Prepetition Credit Agreement Lenders;

(c)	the Prepetition Notes Indenture Trustee;

(d)	the DIP Agents;

(e)	the DIP Lenders;

(f)	the Ad Hoc Noteholder Committee and the members thereof in their capacities as such;

(g)	the Releasing Prepetition Noteholders;

(h)	the Backstop Parties;

(i)	the Distribution Agents;

(j)	the Exit Facility Agent and the Exit Facility Lenders;

(k)	the New Secured Convertible Notes Indenture Trustee and the New Secured Convertible Noteholders;

(l)	those Holders of Claims deemed to accept this Plan that do not affirmatively opt out of the Third Party Release as provided on their respective Ballots/Opt-Out Forms;

(m)	those Holders of General Unsecured Claims that do not affirmatively opt out of the Third Party Release as provided on their respective Ballots/Opt-Out Forms;

(n)	all Holders of Claims that vote to accept this Plan; and

(o)	the Releasing Old Parent Interestholders.

“Non-Voting Classes” means, collectively, Classes 1-3 and 6-8.

“Notice” has the meaning set forth in Article XII.J of this Plan.

“Old Affiliate Interests” means, collectively, the Equity Interests in each Parent Subsidiary, in each case as in existence immediately prior to the Effective Date.

“Old Parent Interest” means the Equity Interests in Parent, as in existence immediately prior to the Effective Date.

“Ordinary Course Professionals Order” means that certain Order Authorizing Debtors to Retain and Compensate Professionals Used in the Ordinary Course of Business as may be entered by the Bankruptcy Court, as amended, supplemented or modified from time to time.

“Other Priority Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim, an Administrative Claim, or a DIP Facility Claim.

“Other Secured Claim” means any Secured Claim other than an Administrative Claim, Secured Tax Claim, DIP Facility Claim, or Prepetition Credit Agreement Claim.

“Parent” means Hi-Crush Inc. (formerly known as Hi-Crush Partners LP), a Delaware corporation, and a debtor-in-possession in these Chapter 11 Cases.

“Parent Subsidiary” means each direct and indirect, wholly-owned subsidiary of Parent.

“Person” means a “person” as defined in section 101(41) of the Bankruptcy Code and also includes any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other Entity, whether acting in an individual, fiduciary or other capacity.

“Petition Date” means July 12, 2020.

“Plan” means this Joint Plan of Reorganization for Hi-Crush Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code, dated July 27, 2020, including the Exhibits and all supplements, appendices, and schedules thereto (including any appendices, exhibits, schedules, and supplements to this Plan that are contained in the Plan Supplement), either in its present form or as the same may be amended, supplemented, or modified from time to time.

“Plan Objection Deadline” means the date and time by which objections to Confirmation and Consummation of this Plan must be Filed with the Bankruptcy Court and served in accordance with the Disclosure Statement Order, which date is September 18, 2020 as set forth in the Disclosure Statement Order.

“Plan Securities” has the meaning set forth in Article V.I of this Plan.

“Plan Securities and Documents” has the meaning set forth in Article V.I of this Plan.

“Plan Supplement” means, collectively, the compilation of documents and forms of documents, schedules, and exhibits to this Plan (as amended, supplemented, or modified from time to time in accordance with the terms hereof, the Bankruptcy Code, the Bankruptcy Rules, and the Restructuring Support Agreement), all of which are incorporated by reference into, and are an integral part of, this Plan, to be Filed by the Debtors no later than seven (7) days before the Plan Objection Deadline or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, and additional documents or amendments to previously Filed documents, Filed before the Effective Date as amendments to the Plan Supplement, including the following, as applicable: (a) the Exit Facility Credit Agreement; (b) the Amended/New Organizational Documents; (c) the Retained Causes of Action; (d) to the extent known, a disclosure of the members of the New Board; (e) the New Secured Convertible Notes Indenture; (f) the Schedule of Rejected Executory Contracts and Unexpired Leases; (g) the New Stockholders Agreement and (h) the New Registration Rights Agreement (if applicable). The Debtors shall have the right to amend the documents contained in, and exhibits to, the Plan Supplement through the Effective Date subject in all respects to the consent rights set forth herein and in the Restructuring Support Agreement.

“Prepetition Credit Agreement” means that certain Credit Agreement, dated as August 1, 2018 (as the same may be amended, modified or supplemented from time to time) among Parent, as borrower, the guarantors party thereto from time to time, the Prepetition Credit Agreement Agent, the Prepetition Credit Agreement Lenders, and the other agents and parties party thereto.

“Prepetition Credit Agreement Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent under the Prepetition Credit Agreement.

“Prepetition Credit Agreement Agent and Lender Fees and Expenses” means all unpaid fees and reasonable and documented out-of-pocket costs and expenses (regardless of whether such fees, costs, and expenses were incurred before or after the Petition Date) of the Prepetition Credit Agreement Agent and the Prepetition Credit Agreement Lenders, including, without limitation, the reasonable fees, costs, and expenses of attorneys, advisors, consultants, or other professionals retained by the Prepetition Credit Agreement Agent, that are payable in accordance with the terms of the Prepetition Credit Agreement or the DIP Orders.

“Prepetition Credit Agreement Claims” means all claims and obligations arising under or in connection with the Prepetition Credit Agreement or any other Prepetition Loan Document.

“Prepetition Credit Agreement Lenders” means the lenders party from time to time to the Prepetition Credit Agreement.

“Prepetition Credit Agreement Liens” means the Liens securing the payment of the Prepetition Credit Agreement Claims.

“Prepetition Debt Claims” means, collectively, the Prepetition Credit Agreement Claims and the Prepetition Notes Claims.

“Prepetition Debt Documents” means, collectively, the Prepetition Credit Agreement, the Prepetition Loan Documents, the Prepetition Notes, and the Prepetition Notes Indenture.

“Prepetition Loan Documents” means the “Loan Documents” as defined in the Prepetition Credit Agreement, in each case as amended, supplemented, or modified from time to time prior to the Petition Date.

“Prepetition Noteholder” means a Holder of the Prepetition Notes.

“Prepetition Notes” means those certain 9.500% senior unsecured notes due 2026 issued by Parent pursuant to the Prepetition Notes Indenture.

“Prepetition Notes Claims” means any and all Claims arising from, under, or in connection with the Prepetition Notes, the Prepetition Notes Indenture or any other related document or agreement.

“Prepetition Notes Indenture” means that certain indenture, dated as of August 1, 2018 among Parent, the guarantors named therein or party thereto, and the Prepetition Notes Indenture Trustee, as may be amended modified or supplemented from time to time.

“Prepetition Notes Indenture Trustee” means U.S. Bank National Association, solely in its capacity as indenture trustee under the Prepetition Notes Indenture.

“Prepetition Notes Indenture Trustee Charging Lien” means any Lien or other priority in payment arising prior to the Effective Date to which the Prepetition Notes Indenture Trustee is entitled, pursuant to the Prepetition Notes Indenture, against distributions to be made to Holders of Allowed Prepetition Notes Claims for payment of any Prepetition Notes Indenture Trustee Fees and Expenses.

“Prepetition Notes Indenture Trustee Fees and Expenses” means the reasonable and documented compensation, fees, expenses, disbursements and indemnity claims incurred by the Prepetition Notes Indenture Trustee, including without limitation, attorneys’ and agents’ fees, expenses and disbursements, incurred by the Prepetition Notes Indenture Trustee, whether prior to or after the Petition Date and whether prior to or after consummation of this Plan, in each case to the extent payable or reimbursable under the Prepetition Notes Indenture.

“Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

“Pro Rata” means the proportion that (a) the Face Amount of a Claim in a particular Class or Classes (or portions thereof, as applicable) bears to (b) the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class or Classes (or portions thereof, as applicable), unless this Plan provides otherwise.

“Professional” means any Person or Entity retained by the Debtors or the Committee in the Chapter 11 Cases pursuant to section 327, 328, 363, and/or 1103 of the Bankruptcy Code (other than an ordinary course professional).

“Professional Fee Claim” means all Claims for accrued, contingent, and/or unpaid fees, costs, and expenses earned, accrued or incurred by a Professional in the Chapter 11 Cases on or after the Petition Date and through and including the Effective Date.

“Professional Fees Bar Date” means the Business Day that is forty-five (45) days after the Effective Date or such other date as approved by Final Order of the Bankruptcy Court.

“Proof of Claim” means a proof of Claim Filed against any Debtor in the Chapter 11 Cases.

“Put Option Notes” has the meaning set forth in the Backstop Purchase Agreement.

“Questionnaire Deadline” means September 4, 2020, as set forth in the Rights Offering Procedures.

“Related Persons” means, with respect to any Person or Entity, such Person’s or Entity’s respective predecessors, successors, assigns and present and former Affiliates (whether by operation of law or otherwise) and subsidiaries, and each of their respective current and former officers, directors, principals, employees, shareholders, members (including ex officio members and managing members), managers, managed accounts or funds, management companies, fund advisors, advisory or subcommittee board members, partners, agents, financial advisors, attorneys, accountants, investment bankers, investment advisors, consultants, representatives, and other professionals, in each case acting in such capacity at any time on or after the Petition Date, and any Person or Entity claiming by or through any of them, including such Related Persons’ respective heirs, executors, estates, servants, and nominees; provided, however, that no insurer of any Debtor shall constitute a Related Person.

“Release” means the release given by the Releasing Parties to the Released Parties as set forth in Article X.B hereof.

“Released Party” means, collectively, the following:

(a)	the Debtors;

(b)	the Reorganized Debtors;

(c)	the Prepetition Credit Agreement Agent;

(d)	the Prepetition Credit Agreement Lenders;

(e)	the Prepetition Notes Indenture Trustee;

(f)	the DIP Agents;

(g)	the DIP Lenders;

(h)	the Ad Hoc Noteholder Committee and the members thereof in their capacities as such;

(i)	the Releasing Prepetition Noteholders;

(j)	the Backstop Parties;

(k)	the Distribution Agents;

(l)	the Exit Facility Agent and the Exit Facility Lenders;

(m)	the New Secured Convertible Notes Indenture Trustee and the New Secured Convertible Noteholders;

(n)	the Releasing Old Parent Interestholders; and

(o)

with respect to each of the foregoing Persons or Entities in clauses (a) through (n), the Related Persons of each such Person or Entity, in each case solely in their capacity as such; provided, that the Designated Persons shall not be Released Parties under this Plan.

“Releasing Old Parent Interestholder” means a Holder of an Old Parent Interest that does not affirmatively opt out of the Third Party Release as provided on its respective Ballot/Opt-Out Form.

“Releasing Prepetition Noteholder” means, collectively, (a) each Consenting Noteholder and (b) any other Prepetition Noteholder that does not affirmatively opt out of the Third Party Release as provided on its respective Ballot/Opt-Out Form.

“Releasing Party” has the meaning set forth in Article X.B hereof.

“Reorganized Debtors” means, subject to the Restructuring Transactions, the Debtors as reorganized pursuant to this Plan on or after the Effective Date, and their respective successors.

“Reorganized Parent” means, subject to the Restructuring Transactions, Hi-Crush Inc., a Delaware corporation, as reorganized pursuant to this Plan on or after the Effective Date, and its successors.

“Required Backstop Parties” has the meaning set forth in the Backstop Purchase Agreement.

“Required Consenting Noteholders” has the meaning set forth in the Restructuring Support Agreement.

“Reserved New Equity Interests” has the meaning set forth in Article V.I of this Plan

“Restricted Holders” has the meaning set forth in Article V.I of this Plan.

“Restructuring Documents” means, collectively, the documents and agreements (and the exhibits, schedules, annexes and supplements thereto) necessary to implement, or entered into in connection with, this Plan, including, without limitation, the Plan Supplement, the Exhibits, and the Plan Securities and Documents.

“Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of July 12, 2020, by and between the Debtors and the Consenting Noteholders (as amended, supplemented or modified from time to time), a copy of which is attached hereto as Exhibit D.

“Restructuring Term Sheet” means the term sheet attached as Exhibit A to the Restructuring Support Agreement.

“Restructuring Transaction” has the meaning ascribed thereto in Article V.A of this Plan.

“Retained Causes of Action” means all claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that any Debtor or any Estate may hold against any Person or Entity, including, without limitation, the Causes of Action of the Debtors or their Estates, in each case solely to the extent of the Debtors’ or their Estates’ interest therein. A non-exclusive list of the Retained Causes of Action held by the Debtors as of the Effective Date shall be Filed with the Plan Supplement, which shall be deemed to include any derivative actions filed against any Debtor as of the Effective Date.

“Rights Offering” means that certain rights offering pursuant to which each Rights Offering Participant is entitled to receive Subscription Rights to acquire New Secured Convertible Notes on a Pro Rata basis in accordance with the Rights Offering Procedures and which will be fully backstopped by the Backstop Parties pursuant to the Backstop Purchase Agreement.

“Rights Offering Participant” means a Holder of an Allowed Prepetition Notes Claim or an Eligible General Unsecured Claim as of the Rights Offering Record Date who is an Accredited Investor and has completed an AI Questionnaire in accordance with the Rights Offering Procedures.

“Rights Offering Procedures” means the procedures for the implementation of the Rights Offering as approved in the Disclosure Statement Order, a copy of which is attached hereto as Exhibit E.

“Rights Offering Record Date” means September 4, 2020, the record date specified in the Disclosure Statement Order.

“Rights Offering Termination Time” means 5:00 p.m. (Prevailing Central Time) on September 29, 2020, as set forth in the Rights Offering Procedures.

“Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule of Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to this Plan and Filed as part of the Plan Supplement, as such schedule may be amended, modified, or supplemented by the Debtors from time to time prior to the Confirmation Date, which Schedule of Rejected Executory Contracts and Unexpired Leases shall be subject to the consent of the Required Consenting Noteholders.

“Scheduled” means with respect to any Claim, the status and amount, if any, of such Claim as set forth in the Schedules.

“Schedules” means the schedules of assets and liabilities, schedules of Executory Contracts, and statement of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and the applicable Bankruptcy Rules, as such Schedules may be amended, modified, or supplemented from time to time.

“Secured Claim” means a Claim that is secured by a Lien on property in which any of the Debtors’ Estates have an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.

“Secured Tax Claim” means any Secured Claim which, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77c-77aa, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

“Specified Employee Plans” has the meaning set forth in Article VI.G of this Plan.

“Stamp or Similar Tax” means any stamp tax, recording tax, conveyance fee, intangible or similar tax, mortgage tax, personal or real property tax, real estate transfer tax, sales tax, use tax, transaction privilege tax (including, without limitation, such taxes on prime contracting and owner-builder sales), privilege taxes (including, without limitation, privilege taxes on construction contracting with regard to speculative builders and owner builders), and other similar taxes or fees imposed or assessed by any Governmental Unit.

“Subscription Rights” means the right to participate in the Rights Offering as set forth in the Rights Offering Procedures.

“Subsequent Distribution” means any distribution of property under this Plan to Holders of Allowed Claims other than the initial distribution given to such Holders on the Initial Distribution Date.

“Subsequent Distribution Date” means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within thirty (30) days of the end of a calendar quarter, then the first Subsequent Distribution Date will be the last Business Day of the month following the end of the first (1st) calendar quarter after the calendar quarter in which the Effective Date falls.

“Third Party Release” has the meaning set forth in Article X.B hereof.

“Unexercised Equity Interests” means any and all unexercised options, performance, stock units, restricted stock units, restricted stock awards, warrants, calls, rights, puts, awards, commitments, or any other agreements, arrangements, or commitments of any character, kind, or nature to acquire, exchange for, or convert into an Old Parent Interest, as in existence immediately prior to the Effective Date.

“Unexpired Lease” means a lease to which any Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Unimpaired” means, with respect to a Class of Claims or Equity Interests, a Claim or an Equity Interest that is “unimpaired” within the meaning of section 1124 of the Bankruptcy Code.

“Unsubscribed Notes” means the New Secured Convertible Notes offered for sale in the Rights Offering that are not subscribed for by the Rights Offering Participants by the Rights Offering Termination Time in accordance with the terms of the Rights Offering Procedures.

“Unused Carve-Out Reserve Amount” means the remaining Cash, if any, in the Carve-Out Reserve after all obligations and liabilities for which such reserve was established are paid, satisfied, and discharged in full in Cash or are Disallowed by Final Order in accordance with this Plan.

“Voting and Claims Agent” means Kurtzman Carson Consultants LLC, in its capacity as solicitation, notice, claims and balloting agent for the Debtors.

“Voting Classes” means Classes 4 and 5.

“Voting Deadline” means the date and time by which all Ballots/Opt-Out Forms must be received by the Voting and Claims Agent in accordance with the Disclosure Statement, as set forth in the Disclosure Statement Order.

“Voting Record Date” means August 14, 2020, as approved by the Bankruptcy Court in the Disclosure Statement Order, and is the date for determining which Holders of Claims in the Voting Classes are entitled, as applicable, to receive the Disclosure Statement and to vote to accept or reject this Plan.

ARTICLE II.

ADMINISTRATIVE, DIP FACILITY, AND PRIORITY TAX CLAIMS

A.	Administrative Claims

Subject to sub-paragraph 1 below, on the later of the Effective Date or the date on which an Administrative Claim becomes an Allowed Administrative Claim, or, in each such case, as soon as reasonably practicable thereafter, each Holder of an Allowed Administrative Claim (other than an Allowed Professional Fee Claim) will receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim either (i) Cash equal to the amount of such Allowed Administrative Claim; or (ii) such other less favorable treatment as to which the Debtors (with the consent of the Required Consenting Noteholders) or Reorganized Debtors, as applicable, and the Holder of such Allowed Administrative Claim shall have agreed upon in writing; provided, however, that Administrative Claims incurred by any Debtor in the ordinary course of business may be paid in the ordinary course of business by such applicable Debtor or Reorganized Debtor in accordance with such applicable terms and conditions relating thereto without further notice to or order of the Bankruptcy Court.

1.	Bar Date for Administrative Claims

Except as otherwise provided in this Plan, unless previously Filed or paid, requests for payment of Administrative Claims must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order or the occurrence of the Effective Date (as applicable) no later than the Administrative Claims Bar Date; provided that the foregoing shall not apply to either the Holders of Claims arising under section 503(b)(1)(D) of the Bankruptcy Code or the Bankruptcy Court or United States Trustee as the Holders of Administrative Claims. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims that do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors and their respective Estates and property and such Administrative Claims shall be deemed discharged as of the Effective Date. All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article X.G hereof. Nothing in this Article II.A shall limit, alter, or impair the terms and conditions of the Claims Bar Date Order with respect to the Claims Bar Date for filing administrative expense claims arising under Section 503(b)(9) of the Bankruptcy Code.

Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) 120 days after the Effective Date and (b) 60 days after the Filing of the applicable request for payment of Administrative Claims, if applicable, as the same may be modified or extended from time to time by Final Order of the Bankruptcy Court.

2.	Professional Fee Claims

Professionals or other Entities asserting a Professional Fee Claim for services rendered before the Effective Date must File and serve on the Reorganized Debtors and such other Entities who are designated in the Confirmation Order an application for final allowance of such Professional Fee Claim no later than the Professional Fees Bar Date; provided that the Reorganized Debtors shall pay the reasonable fees, costs, and out-of-pocket expenses of the Debtors’ Professionals in the ordinary course of business for any work performed after the Effective Date, including those reasonable and documented fees, costs, and expenses incurred by such Professionals in connection with the implementation and consummation of this Plan, in each case without further application or notice to or order of the Bankruptcy Court; provided, further, that any Debtor Professional who may receive compensation or reimbursement of expenses pursuant to the

Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses from the Debtors and Reorganized Debtors for services rendered before the Effective Date pursuant to the Ordinary Course Professionals Order, in each case without further application or notice to or order of the Bankruptcy Court.

Objections to any Professional Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party by no later than thirty (30) days after the Filing of the applicable final request for payment of the Professional Fee Claim. Each Holder of an Allowed Professional Fee Claim shall be paid in full in Cash by the Reorganized Debtors, including from the Carve-Out Reserve, within five (5) Business Days after entry of the order approving such Allowed Professional Fee Claim. The Reorganized Debtors shall not commingle any funds contained in the Carve-Out Reserve and shall use such funds to pay only the Professional Fee Claims, as and when allowed by order of the Bankruptcy Court. Notwithstanding anything to the contrary contained in this Plan, the failure of the Carve-Out Reserve to satisfy in full the Professional Fee Claims shall not, in any way, operate or be construed as a cap or limitation on the amount of Professional Fee Claims due and payable by the Reorganized Debtors.

B.	DIP Facility Claims

Upon entry of the Final DIP Order, and pursuant to the Final DIP Order, the Prepetition Credit Agreement Claims were deemed outstanding under the DIP ABL Facility and constitute DIP ABL Facility Claims. On the Effective Date, the Allowed DIP ABL Facility Claims will, in full satisfaction, settlement, discharge and release of, and in exchange for such DIP ABL Facility Claims, be indefeasibly paid in full in Cash from the proceeds of the Exit Facility, and any unused commitments under the DIP ABL Loan Documents and the outstanding letters of credit thereunder shall be deemed outstanding under the Exit ABL Facility or, if necessary, be cash collateralized at 105% of such outstanding amount as of the Effective Date and remain outstanding.

On the Effective Date, the Allowed DIP Term Loan Facility Claims will, in full satisfaction, settlement, discharge and release of, and in exchange for such DIP Term Loan Facility Claims, be indefeasibly paid in full in Cash from the proceeds of the Rights Offering and Backstop Purchase Agreement, and the DIP Term Loan Facility Liens will be deemed discharged, released, and terminated for all purposes without further action of or by any Person or Entity.

C.	Priority Tax Claims

Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Priority Tax Claim, at the election of the Debtors or Reorganized Debtors, as applicable: (A) Cash equal to the amount of such Allowed Priority Tax Claim; (B) such other less favorable treatment as to which the Debtors (with the consent of the Required Consenting Noteholders) or Reorganized Debtors, as applicable, and the Holder of such Allowed Priority Tax Claim shall have agreed upon in writing; (C) such other treatment such that it will not be Impaired pursuant to section 1124 of the Bankruptcy Code or (D) pursuant to and in accordance with sections 1129(a)(9)(C) and 1129(a)(9)(D) of the Bankruptcy Code, Cash in an aggregate amount of such Allowed Priority Tax Claim payable in regular installment payments over a period ending not more than five (5) years after the Petition Date, plus simple interest at the rate required by applicable non-bankruptcy law on any outstanding balance from the Effective Date, or such lesser rate as is agreed to in writing by a particular taxing authority and the Debtors or Reorganized Debtors, as applicable, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code; provided, however, that Priority Tax Claims incurred by any Debtor in the ordinary course of business may be paid in the ordinary course of business by such applicable Debtor or Reorganized Debtor in accordance with such applicable terms and conditions relating thereto without further notice to or order of the Bankruptcy Court. Any installment payments to be made under clause (C) or (D) above shall be made in equal quarterly Cash payments beginning on the first applicable Subsequent Distribution Date, and continuing on each Subsequent Distribution Date thereafter until payment in full of the applicable Allowed Priority Tax Claim.

ARTICLE III.

CLASSIFICATION AND TREATMENT

OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.	Summary

This Plan constitutes a separate plan of reorganization for each Debtor. All Claims and Equity Interests, except Administrative Claims, DIP Facility Claims, and Priority Tax Claims, are placed in the Classes set forth below. For all purposes under this Plan, each Class will contain sub-Classes for each of the Debtors (i.e., there will be eight (8) Classes for each Debtor); provided, that any Class that is vacant as to a particular Debtor will be treated in accordance with Article III.D below.

The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including, without limitation, for voting, confirmation and distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. This Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remaining portion of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid, released, Disallowed or otherwise settled prior to the Effective Date.

Summary of Classification and Treatment of Classified Claims and Equity Interests

Class	Claim/Equity Interest	Status	Voting Rights
1.	Other Priority Claims	Unimpaired	Deemed to Accept

2.	Other Secured Claims	Unimpaired	Deemed to Accept

3.	Secured Tax Claims	Unimpaired	Deemed to Accept

4.	Prepetition Notes Claims	Impaired	Entitled to Vote

5.	General Unsecured Claims	Impaired	Entitled to Vote

6.	Intercompany Claims	Impaired	Deemed to Accept

7.	Old Affiliate Interests in any Parent Subsidiary	Unimpaired	Deemed to Accept

8.	Old Parent Interests	Impaired	Deemed to Reject

B.	Classification and Treatment of Claims and Equity Interests

1.	Class 1 - Other Priority Claims

(a)	Classification: Class 1 consists of the Other Priority Claims.

(b)

Treatment: Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such Class 1 Claim is an Allowed Class 1 Claim as of the Effective Date or (ii) the date on which such Class 1 Claim becomes an Allowed Class 1 Claim, each Holder of an Allowed Class 1 Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 1 Claim, at the election of the Debtors or Reorganized Debtors, as applicable (with the consent of the Required Consenting Noteholders): (A) Cash equal to the amount of such Allowed Class 1 Claim; (B) such other less favorable treatment as to which the Debtors or Reorganized Debtors, as applicable, and the Holder of such Allowed Class 1 Claim shall have agreed upon in writing; or (C) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code; provided, however, that Class 1 Claims incurred by any Debtor in the ordinary course of business may be paid in the ordinary course of business by such applicable Debtor or Reorganized Debtor in accordance with the terms and conditions of any agreements relating thereto without further notice to or order of the Bankruptcy Court.

(c)

Voting: Class 1 is an Unimpaired Class, and the Holders of Claims in Class 1 are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1 are not entitled to vote to accept or reject this Plan. Notwithstanding the foregoing, the Holders of Claims in Class 1 will be provided a Ballot/Opt-Out Form solely for purposes of affirmatively opting out of the Third Party Release.

2.	Class 2 - Other Secured Claims

(a)	Classification: Class 2 consists of the Other Secured Claims. Class 2 consists of separate subclasses for each Other Secured Claim.

(b)

Treatment: Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such Class 2 Claim is an Allowed Class 2 Claim as of the Effective Date or (ii) the date on which such Class 2 Claim becomes an Allowed Class 2 Claim, each Holder of an Allowed Class 2 Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 2 Claim, at the election of the Debtors or Reorganized Debtors, as applicable (with the consent of the Required Consenting Noteholders): (A) Cash equal to the amount of such Allowed Class 2 Claim; (B) such other less favorable treatment as to which the Debtors or Reorganized Debtors, as applicable, and the Holder of such Allowed Class 2 Claim shall have agreed upon in writing; (C) the Collateral securing such Allowed Class 2 Claim; (D) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code; or (E) such other treatment necessary to satisfy section 1129 of the Bankruptcy Code; provided, however, that Class 2 Claims incurred by any Debtor in the ordinary course of business may be paid in the ordinary course of business by such applicable Debtor or Reorganized Debtor in accordance with the terms and conditions of any agreements relating thereto without further notice to or order of the Bankruptcy Court.

(c)

Voting: Class 2 is an Unimpaired Class, and the Holders of Claims in Class 2 are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject this Plan. Notwithstanding the foregoing, the Holders of Claims in Class 2 will be provided a Ballot/Opt-Out Form solely for purposes of affirmatively opting out of the Third Party Release.

3.	Class 3 - Secured Tax Claims

(a)	Classification: Class 3 consists of the Secured Tax Claims.

(b)

Treatment: Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such Class 3 Claim is an Allowed Class 3 Claim as of the Effective Date or (ii) the date on which such Class 3 Claim becomes an Allowed Class 3 Claim, each Holder of an Allowed Class 3 Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 3 Claim, at the election of the Debtors or Reorganized Debtors, as applicable (with the consent of the Required Consenting Noteholders): (A) Cash equal to the amount of such Allowed Class 3 Claim; (B) such other less favorable treatment as to which the Debtors or Reorganized Debtors, as applicable, and the Holder of such Allowed Class 3 Claim shall have agreed upon in writing; (C) the Collateral securing such Allowed Class 3 Claim; (D) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code; or (E) pursuant to and in accordance with sections 1129(a)(9)(C) and 1129(a)(9)(D) of the Bankruptcy Code, Cash in an aggregate amount of such Allowed Class 3 Claim payable in regular installment payments over a period ending not more than five (5) years after the Petition Date, plus simple interest at the rate required by applicable non-bankruptcy law on any outstanding balance from the Effective Date, or such lesser rate as is agreed to in writing by a particular taxing authority and the Debtors or Reorganized Debtors, as applicable, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code; provided, however, that Class 3 Claims incurred by any Debtor in the ordinary course of business may be paid in the ordinary course of business by such applicable Debtor or Reorganized Debtor in accordance with such applicable terms and conditions relating thereto without further notice to or order of the Bankruptcy Court. Any installment payments to be made under clause (D) or (E) above shall be made in equal quarterly Cash payments beginning on the first applicable Subsequent Distribution Date, and continuing on each Subsequent Distribution Date thereafter until payment in full of the applicable Allowed Class 3 Claim.

(c)

Voting: Class 3 is an Unimpaired Class, and the Holders of Claims in Class 3 shall be conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Claims in Class 3 are not entitled to vote to accept or reject this Plan. Notwithstanding the foregoing, the Holders of Claims in Class 3 will be provided a Ballot/Opt-Out Form solely for purposes of affirmatively opting out of the Third Party Release.

4.	Class 4 – Prepetition Notes Claims

(a)	Classification: Class 4 consists of Prepetition Notes Claims.

(b)	Allowance: The Prepetition Notes Claims are Allowed in full as set forth in the DIP Orders, therein defined collectively as the “Prepetition Senior Notes Obligations”.

(c)

Treatment: On the Effective Date, or as soon thereafter as reasonably practicable, each Holder of an Allowed Class 4 Claim shall receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 4 Claim its Pro Rata share of the following or such other less favorable treatment as to which the Debtors or Reorganized Debtors, as applicable, and the Holder of such Allowed Class 4 Claim shall have agreed upon in writing:

(i)

The Subscription Rights (which shall be attached to each Allowed Prepetition Notes Claim and transferable with such Allowed Prepetition Notes Claim as set forth in the Rights Offering Procedures, but such Subscription Rights may only be exercised to the extent such Holder is an Accredited Investor) in accordance with the Disclosure Statement Order and the Rights Offering Procedures. Each Holder of an Allowed Prepetition Notes Claim that will receive the Subscription Rights shall receive its Pro Rata share of the Subscription Rights, as shared with the aggregate amount of (A) all Eligible General Unsecured Claims as of the Rights Offering Record Date held by each Person or Entity that has certified that it is an Accredited Investor (as demonstrated by an AI Questionnaire that has been properly completed, duly executed, and timely delivered by such Holder to the subscription agent for the Rights Offering on or before the Questionnaire Deadline in accordance with the Rights Offering Procedures) plus (B) all Allowed Prepetition Notes Claims as of the Rights Offering Record Date held by each Person or Entity that has certified that it is an Accredited Investor (as demonstrated by an AI Questionnaire that has been properly completed, duly executed, and timely delivered by such Holder to the subscription agent for the Rights Offering on or before the Questionnaire Deadline in accordance with the Rights Offering Procedures).

(ii)

100% of the New Equity Interests Pool, shared Pro Rata with the Holders of Allowed General Unsecured Claims (subject to dilution by (A) the New Equity Interests issued upon conversion of the New Secured Convertible Notes and (B) the New Management Incentive Plan Equity). For the avoidance of doubt, the New Equity Interests in the New Equity Interests Pool shall be distributed on a Pro Rata basis to (A) Holders of Allowed Prepetition Notes Claims and (B) Holders of Allowed General Unsecured Claims, in accordance with the terms of this Plan.

(d)	Voting: Class 4 is Impaired, and Holders of Claims in Class 4 are entitled to vote to accept or reject this Plan.

5.	Class 5 – General Unsecured Claims

(a)	Classification: Class 5 consists of General Unsecured Claims.

(b)

Treatment: Subject to Article VIII hereof, on the Effective Date, or as soon thereafter as reasonably practicable, each Holder of an Allowed Class 5 Claim shall receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 5 Claim its Pro Rata share of the following or such other less favorable treatment as to which the Debtors or Reorganized Debtors, as applicable, and the Holder of such Allowed Class 5 Claim shall have agreed upon in writing:

(i)

The Subscription Rights (which shall be attached to each Allowed General Unsecured Claim and transferable with such Allowed General Unsecured Claim as set forth in the Rights Offering Procedures, but such Subscription Rights may only be exercised to the extent such Holder is an Accredited Investor) in accordance with the Disclosure Statement Order and the Rights Offering Procedures. Each Holder of an Eligible General Unsecured Claim that will receive the Subscription Rights as a certified Accredited Investor (as demonstrated by an AI Questionnaire that has been properly completed, duly executed, and timely delivered by such Holder to the subscription agent for the Rights Offering on or before the Questionnaire Deadline, in accordance with the Rights Offering Procedures) shall receive its Pro Rata share of the Subscription Rights, as shared with the aggregate amount of (A) all Eligible General Unsecured Claims as of the Rights Offering Record Date held by each Person or Entity that has certified that it is an Accredited Investor (as demonstrated by an AI Questionnaire that has been properly completed, duly executed, and timely delivered by such Holder to the subscription agent for the Rights Offering on or before the Questionnaire Deadline in accordance with the Rights Offering Procedures) plus (B) all Allowed Prepetition Notes Claims as of the Rights Offering Record Date held by each Person or Entity that has certified that it is an Accredited Investor (as demonstrated by an AI Questionnaire that has been properly completed, duly executed, and timely delivered by such Holder to the subscription agent for the Rights Offering on or before the Questionnaire Deadline in accordance with the Rights Offering Procedures).

(ii)

100% of the New Equity Interests Pool, shared Pro Rata with the Holders of Allowed Prepetition Notes Claims (subject to dilution by (A) the New Equity Interests issued upon conversion of the New Secured Convertible Notes and (B) the New Management Incentive Plan Equity). For the avoidance of doubt, the New Equity Interests in the New Equity Interests Pool shall be distributed on a Pro Rata basis to (A) Holders of Allowed Prepetition Notes Claims and (B) Holders of Allowed General Unsecured Claims, in accordance with the terms of this Plan.

(c)	Voting: Class 5 is Impaired, and Holders of Claims in Class 5 are entitled to vote to accept or reject this Plan.

6.	Class 6 – Intercompany Claims

(a)	Classification: Class 6 consists of the Intercompany Claims.

(b)

Treatment: Subject to the Restructuring Transactions, the Intercompany Claims shall be reinstated, compromised, or cancelled, at the option of the relevant Holder of such Intercompany Claims with the consent of the Required Consenting Noteholders.

(c)

Voting: Class 6 is an Impaired Class. However, because the Holders of such Claims are Affiliates of the Debtors, the Holders of Claims in Class 6 shall be conclusively deemed to have accepted this Plan. Therefore, Holders of Claims in Class 6 are not entitled to vote to accept or reject this Plan

7.	Class 7 - Old Affiliate Interests in any Parent Subsidiary

(a)	Classification: Class 7 consists of the Old Affiliate Interests in any Parent Subsidiary.

(b)

Treatment: Subject to the Restructuring Transactions, the Old Affiliate Interests shall remain effective and outstanding on the Effective Date and shall be owned and held by the same applicable Person or Entity that held and/or owned such Old Affiliate Interests immediately prior to the Effective Date.

(c)

Voting: Class 7 is an Unimpaired Class, and the Holders of the Old Affiliate Interests in Class 7 are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of the Old Affiliate Interests in Class 7 are not entitled to vote to accept or reject this Plan.

8.	Class 8 - Old Parent Interests

(a)	Classification: Class 8 consists of the Old Parent Interests.

(b)

Treatment: On the Effective Date, the Old Parent Interests will be cancelled without further notice to, approval of or action by any Person or Entity, and each Holder of an Old Parent Interest shall not receive any distribution or retain any property on account of such Old Parent Interest.

(c)

Voting: Class 8 is an Impaired Class, and the Holders of Old Parent Interests in Class 8 will be conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Old Parent Interests in Class 8 will not be entitled to vote to accept or reject this Plan. Notwithstanding the foregoing, the Holders of Old Parent Interests in Class 8 will be provided a Ballot/Opt-Out Form solely for purposes of affirmatively opting out of the Third Party Release.

C.	Special Provision Governing Unimpaired Claims

Except as otherwise provided herein, nothing under this Plan shall affect or limit the Debtors’ or the Reorganized Debtors’ rights and defenses (whether legal or equitable) in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

D.	Elimination of Vacant Classes

Any Class of Claims that is not occupied as of the commencement of the Confirmation Hearing by an Allowed Claim or a claim temporarily allowed under Bankruptcy Rule 3018, or as to which no vote is cast, shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

ARTICLE IV.

ACCEPTANCE OR REJECTION OF THE PLAN

A.	Presumed Acceptance of Plan

Classes 1-3 and 7 are Unimpaired under this Plan. Therefore, the Holders of Claims or Equity Interests in such Classes are deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan. Class 6 is Impaired under this Plan; however, because the Holders of such Claims are Affiliates of the Debtors, the Holders of Claims in Class 6 are conclusively deemed to have accepted this Plan.

B.	Presumed Rejection of Plan

Class 8 is Impaired and Holders of Old Parent Interests in such Class shall receive no distribution under this Plan on account of such Old Parent Interests. Therefore, the Holders of Old Parent Interests in such Class are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan. Such Holders will, however, receive a Ballot/Opt-Out Form to allow such Holders to affirmatively opt-out of the Third Party Release.

C.	Voting Classes

Classes 4 and 5 are Impaired under this Plan. The Holders of Claims in such Classes as of the Voting Record Date are entitled to vote to accept or reject this Plan.

D.	Acceptance by Impaired Class of Claims

Pursuant to section 1126(c) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted this Plan if the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims in such Class actually voting have voted to accept this Plan.

E.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of this Plan by either Class 4 or Class 5. The Debtors request confirmation of this Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept this Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to modify this Plan or any Exhibit or the Plan Supplement in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

F.	Votes Solicited in Good Faith

The Debtors have, and upon the Confirmation Date shall be deemed to have, solicited votes on this Plan from the Voting Classes in good faith and in compliance with the Disclosure Statement Order and the applicable provisions of the Bankruptcy Code, including, without limitation, sections 1125 and 1126 of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with the solicitation. Accordingly, the Debtors, the Reorganized Debtors, and each of their respective Related Persons shall be entitled to, and upon the Confirmation Date are hereby granted, the protections of section 1125(e) of the Bankruptcy Code.

ARTICLE V.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Restructuring Transactions

Without limiting any rights and remedies of the Debtors or Reorganized Debtors under this Plan or applicable law, but in all cases subject to the terms and conditions of the Restructuring Documents and any consents or approvals required thereunder, the entry of the Confirmation Order shall constitute authorization for the Reorganized Debtors to take, or to cause to be taken, all actions necessary or appropriate to consummate and implement the provisions of this Plan prior to, on and after the Effective Date, including such actions as may be necessary or appropriate to effectuate a corporate restructuring of their respective businesses, to otherwise simplify the overall corporate structure of the Reorganized Debtors, or to reincorporate or reorganize certain of the Affiliate Debtors under the laws of jurisdictions other than the laws of which the applicable Affiliate Debtors are presently incorporated. Such restructuring may include one or more mergers, consolidations, restructures, dispositions, liquidations or dissolutions, as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate, but in all cases subject to the terms and conditions of this Plan and the Restructuring Documents and any consents or approvals required thereunder (collectively, the “Restructuring Transactions”).

All such Restructuring Transactions taken, or caused to be taken, shall be deemed to have been authorized and approved by the Bankruptcy Court upon the entry of the Confirmation Order. The actions to effectuate the Restructuring Transactions may include: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, or dissolution containing terms that are consistent with the terms of this Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of this Plan and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions, but in all cases subject to the terms and conditions of this Plan and the Restructuring Documents and any consents or approvals required thereunder.

B.	Continued Corporate Existence

Subject to the Restructuring Transactions permitted by Article V.A of this Plan, after the Effective Date, the Reorganized Debtors shall continue to exist as separate legal entities in accordance with the applicable law in the respective jurisdiction in which they are incorporated or formed and pursuant to their respective certificates or articles of incorporation and by-laws, or other applicable organizational documents, in effect immediately prior to the Effective Date, except to the extent such certificates or articles of incorporation and by-laws, or other applicable organizational documents, are amended, restated or otherwise modified under this Plan. Notwithstanding anything to the contrary herein, the Claims against a particular Debtor or Reorganized Debtor shall remain the obligations solely of such Debtor or Reorganized Debtor and shall not become obligations of any other Debtor or Reorganized Debtor solely by virtue of this Plan or the Chapter 11 Cases.

C.	Vesting of Assets in the Reorganized Debtors Free and Clear of Liens and Claims

Except as otherwise expressly provided in this Plan, the Confirmation Order, or any Restructuring Document, pursuant to sections 1123(a)(5), 1123(b)(3), 1141(b) and (c) and other applicable provisions of the Bankruptcy Code, on and after the Effective Date, all property and assets of the Estates of the Debtors, including all claims, rights, and Retained Causes of Action of the Debtors, and any other assets or property acquired by the Debtors or the Reorganized Debtors during the Chapter 11 Cases or under or in connection with this Plan (other than the Claims or Causes of Action subject to the Debtor Release, any rejected Executory Contracts and/or Unexpired Leases and the Carve-Out Reserve (subject to the Reorganized Debtors’ reversionary interest in the Unused Carve-Out Reserve Amount as set forth in Article V.R)), shall vest in the Reorganized Debtors free and clear of all Claims, Liens, charges, and other encumbrances, subject to the Restructuring Transactions and Liens which survive the occurrence of the Effective Date as described in Article III of this Plan (including, without limitation, Liens that secure the Exit Facility Loans and the New Secured Convertible Notes and all other obligations of the Reorganized Debtors under the Exit Facility Loan Documents and the New Secured Convertible Notes Documents). On and after the Effective Date, the Reorganized Debtors may (i) operate their respective businesses, (ii) use, acquire, and dispose of their respective property and (iii) compromise or settle any Claims, in each case without notice to, supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than restrictions expressly imposed by this Plan or the Confirmation Order.

D.	Exit Facility Loan Documents; New Secured Convertible Notes Documents

On the Effective Date, the Debtors and the Reorganized Debtors, as applicable, shall be authorized to execute and deliver, and to consummate the transactions contemplated by, the Exit Facility Loan Documents and the New Secured Convertible Notes Documents, in each case in form and substance acceptable to the Required Consenting Noteholders and without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity (other than as expressly required by the Exit Facility Loan Documents and the New Secured Convertible Notes Documents). On the Effective Date, the Exit Facility Loan Documents and the New Secured Convertible Notes Documents shall constitute legal, valid, binding and authorized indebtedness and obligations of the Reorganized Debtors, enforceable in accordance with their respective terms and such indebtedness and obligations shall not be, and shall not be deemed to be, enjoined or subject to discharge, impairment, release or avoidance under this Plan, the Confirmation Order or on account of the Confirmation or Consummation of this Plan.

E.	Rights Offering

The Debtors shall conduct and consummate the Rights Offering on the terms and subject to the conditions set forth in the Rights Offering Procedures, the Backstop Purchase Agreement, the Backstop Order, and the Disclosure Statement Order. The proceeds received by the Debtors under the Rights Offering from the Rights Offering Participants and the Backstop Parties pursuant to the Backstop Purchase Agreement will be utilized to, among other things, (i) satisfy the Allowed DIP Term Loan Facility claims, (ii) satisfy out-of-pocket costs and expenses incurred by the Debtors in connection with the Chapter 11

Cases, (iii) if necessary, to cash collateralize letter of credit obligations that become outstanding under the Exit Facility Loan Documents, and (iv) for working capital and other general corporate purposes of the Reorganized Debtors after the Effective Date.

F.	New Equity Interests

On the Effective Date, subject to the terms and conditions of the Restructuring Transactions, Reorganized Parent shall issue the New Equity Interests pursuant to this Plan and the Amended/New Organizational Documents. Except as otherwise expressly provided in the Restructuring Documents, the Reorganized Parent shall not be obligated to register the New Equity Interests under the Securities Act or to list the New Equity Interests for public trading on any securities exchange.

Distributions of the New Equity Interests may be made by delivery or book-entry transfer thereof by the applicable Distribution Agent in accordance with this Plan and the Amended/New Organizational Documents. Upon the Effective Date, after giving effect to the transactions contemplated hereby, the authorized capital stock or other equity securities of Reorganized Parent shall be that number of shares of New Equity Interests as may be designated in the Amended/New Organizational Documents.

G.	New Stockholders Agreement; New Registration Rights Agreement

Subject to the Restructuring Transactions permitted by Article V.A of this Plan, on the Effective Date, Reorganized Parent shall enter into the New Stockholders Agreement and, if applicable, the New Registration Rights Agreement, each of which shall become effective and binding in accordance with its terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity (other than as expressly required by the New Stockholders Agreement and the New Registration Rights Agreement, as applicable).

On and as of the Effective Date, all of the Holders of New Equity Interests shall be deemed to be parties to the New Stockholders Agreement, without the need for execution by such Holder. The New Stockholders Agreement shall be binding on all Persons or Entities receiving, and all Holders of, the New Equity Interests (and their respective successors and assigns), whether such New Equity Interest is received or to be received on or after the Effective Date and regardless of whether such Person or Entity executes or delivers a signature page to the New Stockholders Agreement.

To the extent applicable, on and as of the Effective Date, all Backstop Parties will be deemed to be parties to the New Registration Rights Agreement, without the need for execution by any such Persons or Entities. The New Registration Rights Agreement will be binding on all such Persons or Entities (and their respective successors and assigns) regardless of whether such applicable Person or Entity executes or delivers a signature page to the New Registration Rights Agreement; provided, that to the extent the Required Backstop Parties elect not to enter into the New Registration Rights Agreement, the New Registration Rights Agreement shall not be included in the Plan Supplement, and the provisions herein related to the New Registration Rights Agreement shall be null and void.

H.	New Management Incentive Plan

After the Effective Date, the New Board shall adopt the New Management Incentive Plan pursuant to which New Equity Interests (or restricted stock units, options, or other instruments (including “profits interests” in the Reorganized Parent), or some combination of the foregoing) representing up to ten percent (10%) of the New Equity Interests issued as of the Effective Date on a fully diluted basis may be reserved for grants to be made from time to time to the directors, officers, and other management of the Reorganized

Parent, subject to the terms and conditions set forth in the New Management Incentive Plan. The details and allocation of the New Management Incentive Plan and the underlying awards thereunder shall be determined by the New Board. For the avoidance of doubt, the New Management Incentive Plan Equity shall dilute all of the New Equity Interests equally, including the New Equity Interests issued upon conversion of the New Secured Convertible Notes after the Effective Date.

I.	Plan Securities and Related Documentation; Exemption from Securities Laws

On and after the Effective Date, the Debtors and the Reorganized Debtors, as applicable, are authorized to and shall provide or issue, as applicable, the New Equity Interests, the New Secured Convertible Notes, and any and all other securities to be distributed or issued under this Plan (collectively, the “Plan Securities”) and any and all other notes, stock, instruments, certificates, and other documents or agreements required to be distributed, issued, executed or delivered pursuant to or in connection with this Plan (collectively, the “Plan Securities and Documents”), in each case in form and substance acceptable to the Required Consenting Noteholders, and without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity.

The offer, distribution, and issuance, as applicable, of the Plan Securities and Documents under this Plan shall be exempt from registration and prospectus delivery requirements under applicable securities laws (including Section 5 of the Securities Act or any similar state or local law requiring the registration and/or delivery of a prospectus for offer or sale of a security or registration or licensing of an issuer of a security) pursuant to section 1145(a) of the Bankruptcy Code, Section 4(a)(2) of the Securities Act and/or other applicable exemptions. An offering of Plan Securities provided in reliance on the exemption from registration under the Securities Act pursuant to section 1145(a) of the Bankruptcy Code may be sold without registration to the extent permitted under section 1145 of the Bankruptcy Code and is deemed to be a public offering, and such Plan Securities may be resold without registration to the extent permitted under section 1145 of the Bankruptcy Code. Any Plan Securities and Documents provided in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) of such act will be provided in a private placement.

All Plan Securities issued to Holders of Allowed Claims on account of their respective Claims will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance on Section 1145(a) of the Bankruptcy Code. All Plan Securities issued (a) to Holders of Allowed Claims as Rights Offering Participants in the Rights Offering upon exercise of their respective Subscription Rights or upon subsequent conversion of their New Secured Convertible Notes into New Equity Interests, or (b) to the Backstop Parties pursuant to the Backstop Purchase Agreement (i) in satisfaction of their obligations to purchase any Unsubscribed Notes or (ii) in connection with the Put Option Notes, in each case, including upon any subsequent conversion of such New Secured Convertible Notes into New Equity Interests, will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.

Resales by Persons or Entities who receive any Plan Securities that are offered pursuant to an exemption under section 1145(a) of the Bankruptcy Code, who are deemed to be “underwriters” (as such term is defined in the Bankruptcy Code) (such Persons or Entities, the “Restricted Holders”) would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act. Restricted Holders would, however, be permitted to resell the Plan Securities that are offered pursuant to an exemption under section 1145(a) of the Bankruptcy Code, as applicable, without registration if they are able to comply with the provisions of Rule 144 under the Securities Act, or if such securities are registered with the Commission pursuant to a registration statement or otherwise.

Persons or Entities who receive Plan Securities pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder will hold “restricted securities” as defined under Rule 144 under the Securities Act. Resales of such restricted securities would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Holders of restricted securities would, however, be permitted to resell Plan Securities without registration if they are able to comply with the applicable provisions of Rule 144 or Rule 144A under the Securities Act or any other applicable registration exemption under the Securities Act, or if such securities are registered with the Commission.

In the event that the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the Plan Securities through the facilities of DTC, the Reorganized Debtors need not provide any further evidence other than this Plan or the Confirmation Order with respect to the treatment of such securities under applicable securities laws. DTC shall accept and be entitled to conclusively rely upon this Plan or the Confirmation Order in lieu of a legal opinion regarding whether such securities are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

J.	Release of Liens and Claims

To the fullest extent provided under section 1141(c) and other applicable provisions of the Bankruptcy Code, except as otherwise provided herein (including, without limitation, Article V.D of this Plan) or in any contract, instrument, release or other agreement or document entered into or delivered in connection with this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VII hereof, all Liens, Claims, mortgages, deeds of trust, or other security interests against the assets or property of the Debtors or the Estates shall be fully released, canceled, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity. The filing of the Confirmation Order with any federal, state, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens, Claims and other interests to the extent provided in the immediately preceding sentence. Any Person or Entity holding such Liens, Claims or interests shall, pursuant to section 1142 of the Bankruptcy Code, promptly execute and deliver to the Reorganized Debtors such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtors.

K.	Organizational Documents of the Reorganized Debtors

The respective organizational documents of each of the Debtors shall be amended and restated or replaced (as applicable) in form and substance satisfactory to the Debtors and the Required Consenting Noteholders and as necessary to satisfy the provisions of this Plan and the Bankruptcy Code. Such organizational documents shall: (i) to the extent required by section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting equity securities; (ii) authorize the issuance of New Equity Interests in an amount not less than the amount necessary to permit the distributions thereof required or contemplated by this Plan; (iii) to the extent necessary or appropriate, include restrictions on the transfer of New Equity Interests; and (iv) to the extent necessary or appropriate, include such provisions as may be needed to effectuate and consummate this Plan and the transactions contemplated herein. After the Effective Date, the Reorganized Debtors may, subject to the terms and conditions of the Restructuring Documents, amend and restate their respective organizational documents as permitted by applicable law.

L.	Directors and Officers of the Reorganized Debtors

The New Board shall be identified in the Plan Supplement. The initial new board of directors or other governing body of each Parent Subsidiary shall consist of one or more of the directors or officers of Reorganized Parent.

Consistent with the requirements of section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, at or prior to the Confirmation Hearing, the identity and affiliations of any Person proposed to serve on the initial board of directors or be an officer of each of the Reorganized Debtors, and, to the extent such Person is an insider other than by virtue of being a director or an officer, the nature of any compensation for such Person. Each such director and officer shall serve from and after the Effective Date pursuant to applicable law and the terms of the Amended/New Organizational Documents and the other constituent and organizational documents of the applicable Reorganized Debtors. The existing boards of directors and other governing bodies of the Debtors will be deemed to have resigned on and as of the Effective Date, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity.

M.	Corporate Action

Each of the Debtors and the Reorganized Debtors may take any and all actions to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of this Plan, including, without limitation, the issuance and the distribution of the securities to be issued pursuant hereto, in each case in form and substance acceptable to the Required Consenting Noteholders, and without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of the Debtors or the Reorganized Debtors or by any other Person or Entity (except for those expressly required pursuant hereto or by the Restructuring Documents).

Prior to, on or after the Effective Date (as appropriate), all matters provided for pursuant to this Plan that would otherwise require approval of the stockholders, directors, officers, managers, members or partners of the Debtors (as of prior to the Effective Date) shall be deemed to have been so approved and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the stockholders, directors, officers, managers, members or partners of the Debtors or the Reorganized Debtors, or the need for any approvals, authorizations, actions or consents of any Person or Entity.

As of the Effective Date, all matters provided for in this Plan involving the legal or corporate structure of the Debtors or the Reorganized Debtors (including, without limitation, the adoption of the Amended/New Organization Documents and similar constituent and organizational documents, and the selection of directors and officers for, each of the Reorganized Debtors), and any legal or corporate action required by the Debtors or the Reorganized Debtors in connection with this Plan, shall be deemed to have occurred and shall be in full force and effect in all respects, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the stockholders, directors, officers, managers, members or partners of the Debtors or the Reorganized Debtors or by any other Person or Entity.

On and after the Effective Date, the appropriate officers of the Debtors and the Reorganized Debtors are authorized to issue, execute, deliver, consummate, and take all such actions as may be necessary or appropriate to effectuate and implement, the transactions contemplated by, the contracts, agreements, documents, guarantees, pledges, consents, securities, certificates, resolutions and instruments contemplated by or described in this Plan in the name of and on behalf of the Debtors and the Reorganized Debtors, in each case in form and substance acceptable to the Required Consenting Noteholders, and without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person or Entity. The secretary and any assistant secretary of the Debtors and the Reorganized Debtors shall be authorized to certify or attest to any of the foregoing actions.

N.	Cancellation of Notes, Certificates and Instruments

On the Effective Date, except to the extent otherwise provided in this Plan and the Restructuring Documents, all notes, stock, indentures, instruments, certificates, agreements and other documents evidencing or relating to Claims or Equity Interests (other than Old Affiliate Interests) shall be canceled, and the obligations of the Debtors thereunder or in any way related thereto shall be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person or Entity; provided that the Prepetition Notes and the Prepetition Notes Indenture shall continue in effect for the limited purpose of (i) allowing Holders of Claims thereunder to receive, and allowing and preserving the rights of the Prepetition Notes Indenture Trustee to make, distributions under this Plan and (ii) permitting the Prepetition Notes Indenture Trustee to exercise its Prepetition Notes Indenture Trustee Charging Lien against such distributions for payment of any unpaid portion of the Prepetition Notes Indenture Trustee Fees and Expenses. Except to the extent otherwise provided in this Plan and the Restructuring Documents, upon completion of all such distributions, the Prepetition Notes Indenture and any and all notes, securities and instruments issued in connection therewith shall terminate completely without further notice or action and be deemed surrendered.

O.	Old Affiliate Interests

On the Effective Date, the Old Affiliate Interests shall remain effective and outstanding, and shall be owned and held by the same applicable Person or Entity that held and/or owned such Old Affiliate Interests immediately prior to the Effective Date. Each Parent Subsidiary shall continue to be governed by the terms and conditions of its applicable organizational documents as in effect immediately prior to the Effective Date, except as amended or modified by this Plan.

P.	Sources of Cash for Plan Distributions

Except as otherwise provided in this Plan or the Confirmation Order, all Cash necessary for the Debtors or the Reorganized Debtors, as applicable, to make payments required pursuant to this Plan will be obtained from their respective Cash balances, including Cash from operations, the Exit Facility, and the Rights Offering. The Debtors and the Reorganized Debtors, as applicable, may also make such payments using Cash received from their subsidiaries through their respective consolidated cash management systems and the incurrence of intercompany transactions, but in all cases subject to the terms and conditions of the Restructuring Documents.

Q.	Continuing Effectiveness of Final Orders

Payment authorization granted to the Debtors under any prior Final Order entered by the Bankruptcy Court shall continue in effect after the Effective Date. Accordingly, the Debtors or the Reorganized Debtors may pay or otherwise satisfy any Claim to the extent permitted by, and subject to, the applicable Final Order without regard to the treatment that would otherwise be applicable to such Claim under this Plan.

R.	Funding and Use of Carve-Out Reserve

On the Effective Date, the Debtors shall fund the Carve-Out Reserve in the amount equal to the Carve-Out Reserve Amount. The Carve-Out Reserve Amount shall be determined by the Debtors, with the consent of the Required Consenting Noteholders or as determined by order of the Bankruptcy Court, as necessary in order to be able to pay in full in Cash the obligations and liabilities for which the Carve-Out Reserve was established.

The Cash contained in the Carve-Out Reserve shall be used solely to pay the Allowed Professional Fee Claims, with the Unused Carve-Out Reserve Amount (if any) being returned to the Reorganized Debtors. The Debtors and the Reorganized Debtors, as applicable, shall maintain detailed records of all payments made from the Carve-Out Reserve, such that all payments and transactions shall be adequately and promptly documented in, and readily ascertainable from, their respective books and records. After the Effective Date, neither the Debtors nor the Reorganized Debtors shall deposit any other funds or property into the Carve-Out Reserve absent further order of the Bankruptcy Court, or otherwise commingle funds in the Carve-Out Reserve.

The Carve-Out Reserve shall be maintained in trust for the Professionals and shall not be considered property of the Debtors’ Estates; provided that the Reorganized Debtors shall have a reversionary interest in the Unused Carve-Out Reserve Amount. To the extent that funds held in the Carve-Out Reserve do not or are unable to satisfy the full amount of the Allowed Professional Fee Claims, such Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in full in Cash in accordance with Article II.A of this Plan.

S.	Put Option Notes

As consideration for the Debtors’ right to call on the Backstop Parties’ Backstop Commitments and consistent with the Backstop Order, on the Effective Date, the Reorganized Debtors shall issue the Put Option Notes to the Backstop Parties under and as set forth in the Backstop Purchase Agreement.

T.	Payment of Fees and Expenses of Certain Creditors

The Debtors shall, on and after the Effective Date and to the extent invoiced, pay (i) the Prepetition Credit Agreement Agent and Lender Fees and Expenses, (ii) the Ad Hoc Noteholders Committee Fees and Expenses and (iii) the Backstop Expenses (in each case whether accrued prepetition or postpetition and to the extent not otherwise paid during the Chapter 11 Cases), without application by any such parties to the Bankruptcy Court, and without notice and a hearing pursuant to section 1129(a)(4) of the Bankruptcy Code or otherwise; provided, however, if the Debtors or Reorganized Debtors and any such Person or Entity cannot agree with respect to the reasonableness of the fees and expenses (incurred prior to the Effective Date) to be paid to such party, the reasonableness of any such fees and expenses shall be determined by the Bankruptcy Court (with any undisputed amounts to be paid by the Debtors on or after the Effective Date (as applicable) and any disputed amounts to be escrowed by the Reorganized Debtors). Notwithstanding anything to the contrary in this Plan, the fees and expenses described in this paragraph shall not be subject to the Administrative Claims Bar Date.

U.	Payment of Fees and Expenses of Indenture Trustee

The Debtors shall, on and after the Effective Date, and upon the presentment of invoices in customary form (which may be redacted to preserve any confidential or privileged information), pay the Prepetition Notes Indenture Trustee Fees and Expenses (in each case whether accrued prepetition or postpetition and to the extent not otherwise paid during the Chapter 11 Cases), without application by any party to the Bankruptcy Court, and without notice and a hearing pursuant to section 1129(a)(4) of the Bankruptcy Code or otherwise; provided, however, if the Debtors or Reorganized Debtors and the Prepetition Notes Indenture Trustee cannot agree with respect to the reasonableness of any Prepetition Notes Indenture Trustee Fees and Expenses (incurred prior to the Effective Date), the reasonableness of any such Prepetition Notes Indenture Trustee Fees and Expenses shall be determined by the Bankruptcy Court (with any undisputed amounts to be paid by the Debtors on or after the Effective Date (as applicable) and any disputed amounts to be escrowed by the Reorganized Debtors). Nothing herein shall be deemed to impair, waive, or discharge the Prepetition Notes Indenture Trustee Charging Lien for any amounts not paid pursuant to this Plan and otherwise claimed by the Prepetition Notes Indenture Trustee pursuant to and in accordance with the Prepetition Notes Indenture. From and after the Effective Date, the Reorganized Debtors shall pay any Prepetition Notes Indenture Trustee Fees and Expenses in full in Cash without further court approval. Notwithstanding anything to the contrary in this Plan, the fees and expenses described in this paragraph shall not be subject to the Administrative Claims Bar Date.

ARTICLE VI.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption of Executory Contracts and Unexpired Leases

On the Effective Date, with the consent of the Required Consenting Noteholders, all Executory Contracts and Unexpired Leases of the Debtors will be assumed by the Debtors in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except for those Executory Contracts and Unexpired Leases that:

(i)    have been assumed or rejected by the Debtors by prior order of the Bankruptcy Court;

(ii)    are the subject of a motion to reject filed by the Debtors that is pending on the Effective Date;

(iii)    are identified in the Schedule of Rejected Executory Contracts and Unexpired Leases, which may be amended by the Debtors to add or remove Executory Contracts and Unexpired Leases by filing with the Bankruptcy Court an amended Schedule of Rejected Executory Contracts and Unexpired Leases and serving it on the affected non-Debtor contract parties prior to the Effective Date; or

(iv)    are rejected by the Debtors or terminated pursuant to the terms of this Plan.

Without amending or altering any prior order of the Bankruptcy Court approving the assumption or rejection of any Executory Contract or Unexpired Lease, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

To the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned (as applicable) pursuant to this Plan or any prior order of the Bankruptcy Court (including, without limitation, any “change in control” provision, “change of control” provision, or provision with words of similar import) prohibits, restricts or conditions, or purports to prohibit, restrict or condition, or is modified, breached or terminated, or deemed modified, breached or terminated by, (i) the commencement of these Chapter 11 Cases or the insolvency or financial condition of any Debtor at any time before the closing of its respective Chapter 11 Case, (ii) any Debtor’s or any Reorganized Debtor’s assumption or assumption and assignment (as applicable) of such Executory Contract or Unexpired Lease or (iii) the Confirmation or Consummation of this Plan, then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-debtor party thereto to modify or terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights or remedies with respect thereto, and any required consent under any such contract or lease shall be deemed satisfied by the Confirmation of this Plan.

Each Executory Contract and Unexpired Lease assumed and/or assigned pursuant to this Plan shall revest in and be fully enforceable by the applicable Reorganized Debtor or the applicable assignee in accordance with its terms and conditions, except as modified by the provisions of this Plan, any order of the Bankruptcy Court approving its assumption and/or assignment, or applicable law.

The inclusion or exclusion of a contract or lease on any schedule or exhibit shall not constitute an admission by any Debtor that such contract or lease is an Executory Contract or Unexpired Lease or that any Debtor has any liability thereunder.

B.	Cure of Defaults; Assignment of Executory Contracts and Unexpired Leases

Any defaults under each Executory Contract and Unexpired Lease to be assumed, or assumed and assigned, pursuant to this Plan shall be satisfied, pursuant to and to the extent required by section 365(b)(1) of the Bankruptcy Code, by payment of the applicable default amount in Cash on or in connection with the Effective Date or on such other terms as the Bankruptcy Court may order or the parties to such Executory Contracts or Unexpired Leases may otherwise agree in writing (the “Cure Claim Amount”).

In the event of an assumption, or an assumption and assignment, of an Executory Contract or Unexpired Lease under this Plan, at least fourteen (14) days prior to the Plan Objection Deadline, the Debtors shall File and serve upon counterparties to such Executory Contracts and Unexpired Leases, a notice of the proposed assumption, or proposed assumption and assignment, which will: (a) list the applicable Cure Claim Amount, if any; (b) if applicable, identify the party to which the Executory Contract or Unexpired Lease will be assigned; (c) describe the procedures for filing objections thereto; and (d) explain the process by which related disputes will be resolved by the Bankruptcy Court.

Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption, or proposed assumption and assignment under this Plan, or any related cure amount, must be Filed, served and actually received by the Debtors prior to the Plan Objection Deadline (notwithstanding anything in the Schedules or a Proof of Claim to the contrary). Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption, or proposed assumption and assignment, or cure amount will be deemed to have consented to such matters and will be deemed to have forever released and waived any objection to such proposed assumption, proposed assumption and assignment, and cure amount. The Confirmation Order shall constitute an order of the Bankruptcy Court approving each proposed assumption, or proposed assumption and assignment, of Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

In the event of a dispute regarding (a) the amount of any cure payment, (b) the ability of any Debtor or assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or assumed and assigned or (c) any other matter pertaining to assumption or assignment, the applicable cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving such assumption, or assumption and assignment. If such objection is sustained by Final Order of the Bankruptcy Court, the Debtors or the Reorganized Debtors, as applicable, may elect to reject such Executory Contract or Unexpired Lease in lieu of assuming or assigning it. The Debtors or the Reorganized Debtors, as applicable, shall be authorized to effect such rejection by filing a written notice of rejection with the Bankruptcy Court and serving such notice on the applicable counterparty within ten (10) days of the entry of such Final Order.

Subject to any cure claims Filed with respect thereto, assumption or assumption and assignment of any Executory Contract or Unexpired Lease pursuant to this Plan shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption or assumption and assignment, in each case as provided in section 365 of the Bankruptcy Code. Any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned by Final Order shall be deemed disallowed and expunged (subject to any cure claims Filed with respect thereto), without further notice to or action, order, or approval of the Bankruptcy Court.

With respect to any Executory Contract or Unexpired Lease assumed and assigned pursuant to this Plan, upon and as of the Effective Date, the applicable assignee shall be deemed to be substituted as a party thereto for the applicable Debtor party to such assigned Executory Contract or Unexpired Lease and, accordingly, the Debtors and the Reorganized Debtors shall be relieved, pursuant to and to the extent set forth in section 365(k) of the Bankruptcy Code, from any further liability under such assigned Executory Contract or Unexpired Lease.

C.	Rejection of Executory Contracts and Unexpired Leases

The Debtors reserve the right, subject to the consent of the Required Consenting Noteholders, at any time prior to the Effective Date, except as otherwise specifically provided herein, to seek to reject any Executory Contract or Unexpired Lease and to file a motion requesting authorization for the rejection of any such contract or lease. All Executory Contracts and Unexpired Leases listed on the Schedule of Rejected Executory Contracts and Unexpired Leases shall be deemed rejected as of the Effective Date. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejections described in this Article VI pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Rejection of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise shall not constitute a termination of any preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases.

D.	Claims on Account of the Rejection of Executory Contracts or Unexpired Leases

All Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to this Plan or the Confirmation Order, if any, must be filed with the Bankruptcy Court within thirty (30) days after service of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection.

Any Person or Entity that is required to file a Proof of Claim arising from the rejection of an Executory Contract or an Unexpired Lease that fails to timely do so shall be forever barred, estopped and enjoined from asserting such Claim, and such Claim shall not be enforceable, against the Debtors, the Reorganized Debtors or the Estates, and the Debtors, the Reorganized Debtors and their Estates and their respective assets and property shall be forever discharged from any and all indebtedness and liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein. All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article X.G hereof.

E.	D&O Liability Insurance Policies

On the Effective Date, each D&O Liability Insurance Policy shall be deemed and treated as an Executory Contract that is and shall be assumed by the Debtors (and assigned to the applicable Reorganized Debtors, if necessary) pursuant to section 365(a) and section 1123 of the Bankruptcy Code as to which no Proof of Claim, request for administrative expense, or cure claim need be Filed, and all Claims arising from the D&O Liability Insurance Policies shall survive the Effective Date and be Unimpaired. Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ assumption of each of the D&O Liability Insurance Policies.

In furtherance of the foregoing, the Reorganized Debtors shall maintain and continue in full force and effect such D&O Liability Insurance Policies for the benefit of the insured Persons at levels (including with respect to coverage and amount) no less favorable than those existing as of the date of entry of the Confirmation Order for a period of no less than six (6) years following the Effective Date; provided, however, that, after assumption of the D&O Liability Insurance Policies, nothing in this Plan otherwise alters the terms and conditions of the D&O Liability Insurance Policies. Confirmation and Consummation of this Plan shall not impair or otherwise modify any available defenses of the Reorganized Debtors under the D&O Liability Insurance Policies. For the avoidance of doubt, the D&O Liability Insurance Policies shall continue to apply with respect to actions, or failures to act, that occurred on or prior to the Effective Date, subject to the terms and conditions of the D&O Liability Insurance Policies.

The Debtors are further authorized to take such actions, and to execute and deliver such documents, as may be reasonably necessary or appropriate to implement, maintain, cause the binding of, satisfy any terms or conditions of, or otherwise secure for the insureds the benefits of the D&O Tail Policy, without further notice to or order of the Bankruptcy Court or approval or consent of any Person or Entity.

F.	Indemnification Provisions

On the Effective Date, and, if applicable, subject to the assumption or assumption and assignment of the Specified Employee Plans in accordance Article VI.G hereof, all Indemnification Provisions shall be deemed and treated as Executory Contracts that are and shall be assumed by the Debtors (and assigned to the applicable Reorganized Debtors, if necessary) pursuant to section 365(a) and section 1123 of the Bankruptcy Code as to which no Proof of Claim, request for administrative expense, or cure claim need be Filed, and all Claims arising from the Indemnification Provisions shall survive the Effective Date and be Unimpaired; provided, that the Reorganized Debtors shall not be deemed to have assumed under this Plan, and shall have no obligation whatsoever with respect to, any obligations under any Indemnification Provision related to any Designated Person (the “Designated Person Indemnity Carve-Out”). Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ assumption of each of the Indemnification Provisions, except with respect to the Designated Person Indemnity Carve-Out. Confirmation and Consummation of this Plan shall not impair or otherwise modify any available defenses of the Reorganized Debtors or other applicable parties under the Indemnification Provisions. For the avoidance of doubt, the Indemnification Provisions shall continue to apply with respect to actions, or failures to act, that occurred on or prior to the Effective Date, subject to the terms and conditions of the Indemnification Provisions and the Designated Person Indemnity Carve-Out.

G.	Employee Compensation and Benefit Programs

On the Effective Date, all employment agreements and severance policies, including all employment, compensation, and benefit plans, policies, and programs of the Debtors applicable to any of their respective employees or retirees, and any of the employees or retirees of their respective subsidiaries, including, without limitation, all workers’ compensation programs, savings plans, retirement plans, healthcare plans, disability plans, life, and accidental death and dismemberment insurance plans, health and welfare plans, and 401(k) plans (in each case, as applicable) (collectively, the “Specified Employee Plans”) shall be deemed and treated as Executory Contracts that are and shall be assumed by the Debtors (and assigned to the applicable Reorganized Debtors, if necessary) pursuant to section 365(a) and section 1123 of the Bankruptcy Code as to which no Proof of Claim, request for administrative expense, or cure claim need be Filed. All Claims arising from the Specified Employee Plans shall survive the Effective Date and be Unimpaired; provided that, in each case, with respect to any provision of a Specified Employee Plan that relates to a “change in control”, “change of control” or words of similar import, that the Debtors, and, if applicable, the individual participants in the applicable Specified Employee Plan, agree that Confirmation and Consummation of this Plan and the related transactions hereunder do not constitute such an event for purposes of such Specified Employee Plan. Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ assumption of each of the Specified Employee Plans; provided further that any employment agreements or offer letters relating to senior management personnel and officers of the Debtors shall not be assumed under this Plan without the advanced written consent of the Required Backstop Parties. Confirmation and Consummation of this Plan shall not impair or otherwise modify any available defenses of the Reorganized Debtors or other applicable parties under the Specified Employee Plans.

H.	Insurance Contracts

On the Effective Date, and without limiting the terms or provisions of Paragraph E of this Article VI, each Insurance Contract shall be deemed and treated as an Executory Contract that is and shall be assumed by the Debtors pursuant to section 365(a) and section 1123 of the Bankruptcy Code as to which no Proof of Claim, request for administrative expense, or cure claim need be Filed. Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ assumption of each of the Insurance Contracts. Confirmation and Consummation of this Plan shall not impair or otherwise modify any available defenses of the Reorganized Debtors under the Insurance Contracts.

I.	Extension of Time to Assume or Reject

Notwithstanding anything to the contrary set forth in Article VI of this Plan, in the event of a dispute as to whether a contract is executory or a lease is unexpired, the right of the Reorganized Debtors to move to assume or reject such contract or lease shall be extended until the date that is ten (10) days after entry of a Final Order by the Bankruptcy Court determining that the contract is executory or the lease is unexpired. The deemed assumption provided for in Article VI.A of this Plan shall not apply to any such contract or lease, and any such contract or lease shall be assumed or rejected only upon motion of the Reorganized Debtors following the Bankruptcy Court’s determination that the contract is executory or the lease is unexpired.

J.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in this Plan, each Executory Contract or Unexpired Lease that is assumed by the Debtors or the Reorganized Debtors shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing has been previously rejected or repudiated or is rejected or repudiated hereunder. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

ARTICLE VII.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions for Claims Allowed as of the Effective Date

Except as otherwise provided in the “Treatment” sections in Article III hereof or as ordered by the Bankruptcy Court, initial distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Initial Distribution Date or as soon thereafter as is practicable. Any payment or distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Distributions on account of Disputed Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Article VIII hereof.

B.	No Postpetition Interest on Claims

Unless otherwise specifically provided for in this Plan, the Confirmation Order or Final Order of the Bankruptcy Court, or required by applicable bankruptcy law (including, without limitation, as required pursuant to section 506(b) or section 511 of the Bankruptcy Code), postpetition interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

C.	Distributions by the Reorganized Debtors or Other Applicable Distribution Agent

Other than as specifically set forth below, the Reorganized Debtors or other applicable Distribution Agent shall make all distributions required to be distributed under this Plan. Distributions on account of the Allowed DIP Facility Claims and the Allowed Prepetition Notes Claims shall be made to the DIP Facility Agents and the Prepetition Notes Indenture Trustee, respectively, and such agent and trustee will be, and shall act as, the Distribution Agent with respect to its respective Class of Claims in accordance with the terms and conditions of this Plan. All such distributions shall be deemed completed when made by the Reorganized Debtors to the applicable Distribution Agent. The Reorganized Debtors may employ or contract with other entities to assist in or make the distributions required by this Plan and may pay the reasonable fees and expenses of such entities and the Distribution Agents in the ordinary course of business. No Distribution Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

The distributions of New Equity Interests to be made under this Plan to Holders of Allowed Prepetition Notes Claims shall be made to the Prepetition Notes Indenture Trustee, which, subject to the right of the Prepetition Notes Indenture Trustee to assert its Prepetition Notes Indenture Trustee Charging Lien against such distributions, shall transmit such distributions to Holders of Allowed Prepetition Notes Claims in accordance with the Prepetition Notes Indenture. Notwithstanding anything to the contrary in this Plan, the Prepetition Notes Indenture Trustee may transfer or direct the transfer of such distributions through the facilities of DTC and, in such event, will be entitled to recognize and transact with for all purposes under this Plan with Holders of Allowed Prepetition Notes Claims to the extent consistent with the customary practices of DTC. The Debtors or Reorganized Debtors (as applicable) shall use their best efforts to make the New Equity Interests to be distributed to Holders of Allowed Prepetition Notes Claims eligible for distribution through the facilities of DTC. The distributions of Subscription Rights under this Plan to Holders of Allowed Prepetition Notes Claims and Eligible General Unsecured Claims shall be made by the Voting and Claims Agent as provided in the Rights Offering Procedures.

D.	Delivery and Distributions; Undeliverable or Unclaimed Distributions

1.    Record Date for Distributions

On the Distribution Record Date, the Claims Register shall be closed. Accordingly, the Debtors, the Reorganized Debtors or other applicable Distribution Agent will have no obligation to recognize the assignment, transfer or other disposition of, or the sale of any participation in, any Allowed Claim (other than Prepetition Debt Claims) that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute securities, property, notices and other documents only to those Holders of Allowed Claims (other than Prepetition Debt Claims) who are Holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date. The Reorganized Debtors or other applicable Distribution Agent shall be entitled to recognize and deal for all purposes under this Plan with only those record holders stated on the Claims Register, or their books and records, as of the close of business on the Distribution Record Date; provided, however, that the Distribution Record Date shall not apply to the Prepetition Debt Claims and the DIP Facility Claims.

2.    Delivery of Distributions in General

Except as otherwise provided herein, the Debtors, the Reorganized Debtors or other applicable Distribution Agent, as applicable, shall make distributions to Holders of Allowed Claims, or in care of their authorized agents, as appropriate, at the address for each such Holder or agent as indicated on the Debtors’ or other applicable Distribution Agent’s books and records as of the date of any such distribution; provided, however, that the manner of such distributions shall be determined in the discretion of the applicable Distribution Agent (subject to the terms and conditions of the relevant Prepetition Debt Documents, if applicable); provided further, that the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in the latest Proof of Claim Filed by such Holder pursuant to Bankruptcy Rule 3001 as of the Distribution Record Date.

3.    Minimum Distributions

Notwithstanding anything herein to the contrary, no Distribution Agent shall be required to make distributions or payments of less than $50.00 (whether in Cash or otherwise) or to make partial distributions or payments of fractions of dollars or New Equity Interests, in each case with respect to Impaired Claims. With respect to Impaired Claims, whenever any payment or distribution of a fraction of a dollar or share of New Equity Interest under this Plan would otherwise be called for, the actual payment or distribution will reflect a rounding of such fraction to the nearest whole dollar or share of New Equity Interest (up or down), with half dollars and half shares of New Equity Interest or more being rounded up to the next higher whole number and with less than half dollars and half shares of New Equity Interest being rounded down to the next lower whole number (and no Cash shall be distributed in lieu of such fractional New Equity Interest).

No Distribution Agent shall have any obligation to make a distribution on account of an Allowed Claim that is Impaired under this Plan if: (a) the aggregate amount of all distributions authorized to be made on the Subsequent Distribution Date in question is or has an economic value less than $25,000, unless such distribution is a final distribution; or (b) the amount to be distributed to the specific Holder of an Allowed Claim on such Subsequent Distribution Date does not constitute a final distribution to such Holder and is or has an economic value less than $50.00, which shall be treated as an undeliverable distribution under Article VII.D.4 below.

4.    Undeliverable Distributions

(a)	Holding of Certain Undeliverable Distributions

If the distribution to any Holder of an Allowed Claim is returned to the Distribution Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Distribution Agent is notified in writing of such Holder’s then current address, at which time all currently due but missed distributions shall be made to such Holder on the next Subsequent Distribution Date (or such earlier date as determined by the applicable Distribution Agent). Undeliverable distributions shall remain in the possession of the Reorganized Debtors or in the applicable reserve, subject to Article VII.D.4(b) hereof, until such time as any such distributions become deliverable. Undeliverable distributions shall not be entitled to any additional interest, dividends or other accruals of any kind on account of their distribution being undeliverable.

(b)	Failure to Claim Undeliverable Distributions

Any Holder of an Allowed Claim (or any successor or assignee or other Person or Entity claiming by, through, or on behalf of, such Holder) that does not assert a right pursuant to this Plan for an undeliverable or unclaimed distribution within one (1) year after the later of the Effective Date or the date such distribution is due shall be deemed to have forfeited its rights for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such rights for an undeliverable or unclaimed distribution against the Debtors or their Estates, the Reorganized Debtors or their respective assets or property, or any Distribution Agent. In such case, (i) for Claims other than Classes 4 and 5, any Cash, Plan Securities, or other property reserved for distribution on account of such Claim shall become the property of the Estates free and clear of any Claims of such Holder with respect thereto and notwithstanding any federal or state escheat laws to the contrary, and (ii) for Claims in Classes 4 and 5, any Plan Securities and Documents, and/or other property, as applicable, held for distribution on account of such Claim shall be allocated Pro Rata by the applicable Distribution Agent for distribution among the other Holders of Claims in such Class. Nothing contained in this Plan shall require the Debtors, the Reorganized Debtors, or any Distribution Agent to attempt to locate any Holder of an Allowed Claim.

(c)	Failure to Present Checks

Checks issued by the Distribution Agent on account of Allowed Claims shall be null and void if not negotiated within 180 days after the issuance of such check. In an effort to ensure that all Holders of Allowed Claims receive their allocated distributions, no later than 90 days after the issuance of such checks, the Reorganized Debtors shall File with the Bankruptcy Court a list of the Holders of any un-negotiated checks. This list shall be maintained and updated periodically in the sole discretion of the Reorganized Debtors for as long as the Chapter 11 Cases stay open. Requests for reissuance of any check shall be made directly to the Distribution Agent by the Holder of the relevant Allowed Claim with respect to which such check originally was issued. Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within 365 days after the date of mailing or other delivery of such check shall have its Claim for such un-negotiated check discharged and be forever barred, estopped and enjoined from asserting any such Claim against the Debtors or their Estates, the Reorganized Debtors or their respective assets or property. In such case, any Cash held for payment on account of such Claims shall be distributed to the applicable Distribution Agent for distribution or allocation in accordance with this Plan, free and clear of any Claims of such Holder with respect thereto and notwithstanding any federal or state escheat laws to the contrary.

E.	Compliance with Tax Requirements

In connection with this Plan and all distributions hereunder, the Reorganized Debtors or other applicable Distribution Agent shall comply with all applicable withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such applicable withholding and reporting requirements. The Reorganized Debtors or other applicable Distribution Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such applicable withholding and reporting requirements. All Persons holding Claims shall be required to provide any information necessary to effect information reporting and the withholding of such taxes. Notwithstanding any other provision of this Plan to the contrary, each Holder of an Allowed Claim shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding, and other tax obligations, on account of such distribution.

F.	Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under this Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for income tax purposes to the principal amount of the Claim first and then, to the extent that the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

G.	Means of Cash Payment

Payments of Cash made pursuant to this Plan shall be in U.S. dollars and shall be made, at the option of the Debtors or the Reorganized Debtors (as applicable), by checks drawn on, or wire transfer from, a domestic bank selected by the Debtors or the Reorganized Debtors. Cash payments to foreign creditors may be made, at the option of the Debtors or the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

H.	Timing and Calculation of Amounts to Be Distributed

Except as otherwise provided in the “Treatment” sections in Article III hereof or as ordered by the Bankruptcy Court, on the Initial Distribution Date (or if a Claim is not an Allowed Claim on the Effective Date, on the Subsequent Distribution Date occurring after such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim shall receive the full amount of the distributions that this Plan provides for Allowed Claims in the applicable Class. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in the applicable class treatment or in Article VIII hereof. Except as otherwise provided herein, Holders of Claims shall not be entitled to interest, dividends or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

I.	Setoffs

Without altering or limiting any of the rights and remedies of the Debtors and the Reorganized Debtors under section 502(d) of the Bankruptcy Code, all of which rights and remedies are hereby reserved, the Debtors and the Reorganized Debtors may, but shall not be required to, withhold (but not setoff except as set forth below) from the distributions called for hereunder on account of any Allowed Claim an amount equal to any claims, Causes of Action and Retained Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of any such Allowed Claim; provided that, at least ten

(10) days prior to effectuating such withholding, the Debtors or the Reorganized Debtors, as applicable, shall provide written notice thereof to the applicable Holder of such Claim, and all objections and defenses of such Holder to such withholding are preserved. In the event that any such claims, Causes of Action or Retained Causes of Action are adjudicated by Final Order or otherwise resolved against the applicable Holder, the Debtors and the Reorganized Debtors may, pursuant to sections 553 or 558 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant hereto on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), the amount of such adjudicated or resolved claims, Causes of Action or Retained Causes of Action. Neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claims, Causes of Action or Retained Causes of Action, all of which are reserved unless expressly released or compromised pursuant to this Plan or the Confirmation Order.

ARTICLE VIII.

PROCEDURES FOR RESOLVING CONTINGENT,

UNLIQUIDATED AND DISPUTED CLAIMS

A.	Resolution of Disputed Claims

1.    Allowance of Claims

After the Effective Date, and except as otherwise provided in this Plan, the Reorganized Debtors shall have and shall retain any and all available rights and defenses that the Debtors had with respect to any Claim, including, without limitation, the right to assert any objection to Claims based on the limitations imposed by section 502 of the Bankruptcy Code. The Debtors and the Reorganized Debtors may contest the amount and validity of any Disputed Claim or contingent or unliquidated Claim in the ordinary course of business in the manner and venue in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced.

2.    Prosecution of Objections to Claims

After the Confirmation Date but before the Effective Date, the Debtors, and after the Effective Date, the Reorganized Debtors shall have the authority to File objections to Claims (other than Claims that are Allowed under this Plan) and settle, compromise, withdraw or litigate to judgment objections to any and all such Claims, regardless of whether such Claims are in an Unimpaired Class or otherwise; provided, however, this provision shall not apply to Professional Fee Claims, which may be objected to by any party-in-interest in these Chapter 11 Cases. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without any further notice to or action, order or approval of the Bankruptcy Court. The Reorganized Debtors shall have the sole authority to administer and adjust the Claims Register and their respective books and records to reflect any such settlements or compromises without any further notice to or action, order or approval of the Bankruptcy Court.

3.    Claims Estimation

After the Confirmation Date but before the Effective Date, the Debtors, and after the Effective Date, the Reorganized Debtors may at any time request that the Bankruptcy Court estimate any Disputed Claim or contingent or unliquidated Claim pursuant to applicable law, including, without limitation, section 502(c) of the Bankruptcy Code, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any such Claim, whether for allowance or to determine the maximum amount of such Claim, including during the litigation concerning any objection to any Claim or during the pendency of any appeal relating to any such objection. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court. The rights and objections of all parties are reserved in connection with any such estimation. Notwithstanding any provision otherwise in this Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under this Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.

4.    Deadline to File Objections to Claims

Any objections to Claims shall be Filed by no later than the Claims Objection Deadline; provided that nothing contained herein shall limit the Reorganized Debtors’ right to object to Claims, if any, Filed or amended after the Claims Objection Deadline. Moreover, notwithstanding the expiration of the Claims Objection Deadline, the Debtors or the Reorganized Debtors shall continue to have the right to amend any claims objections and to file and prosecute supplemental objections and counterclaims to a Disputed Claim until such Disputed Claim is Allowed. Moreover, notwithstanding the expiration of the Claims Objection Deadline, the Reorganized Debtors shall continue to have the right to amend any claims or other objections and to File and prosecute supplemental objections and counterclaims to a Disputed Claim until such Disputed Claim is or becomes Allowed by Final Order of the Bankruptcy Court.

B.	No Distributions Pending Allowance

Notwithstanding any other provision of this Plan to the contrary, no payments or distributions of any kind or nature shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim has become an Allowed Claim pursuant to a Final Order.

C.	Distributions on Account of Disputed Claims Once They Are Allowed and Additional Distributions on Account of Previously Allowed Claims

On each Subsequent Distribution Date (or such earlier date as determined by the Reorganized Debtors in their sole discretion), the Reorganized Debtors or other applicable Distribution Agent will make distributions (a) on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter, and (b) on account of previously Allowed Claims of property that would have been distributed to the Holders of such Claims on the dates distributions previously were made to Holders of Allowed Claims in such Class had the Disputed Claims that have become Allowed Claims or Disallowed Claims by Final Order of the Bankruptcy Court been Allowed or disallowed, as applicable, on such dates. Such distributions will be made pursuant to the applicable provisions of Article VII of this Plan. For the avoidance of doubt, but without limiting the terms or conditions of Article VII.B or Paragraph B of this Article VIII, any dividends or other distributions arising from property distributed to holders of Allowed Claims in a Class and paid to such Holders under this Plan shall also be paid, in the applicable amounts, to any Holder of a Disputed Claim in such Class that becomes an Allowed Claim after the date or dates that such dividends or other distributions were earlier paid to holders of Allowed Claims in such Class.

D.	Reserve for Disputed Claims

The Debtors, the Reorganized Debtors, and the Distribution Agent may, in their respective sole discretion, establish such appropriate reserves for Disputed Claims in the applicable Class(es) as it determines necessary and appropriate, in each case with the consent of the Required Consenting Noteholders or as otherwise approved by the Bankruptcy Court. Without limiting the foregoing, reserves (if any) for Disputed Claims shall equal, as applicable, an amount equal to 100% of distributions or property to which Holders of Disputed Claims in each applicable Class would otherwise be entitled to receive under this Plan as of such date if such Disputed Claims were Allowed Claims in their respective Face Amount (or based on the Debtors’ books and records if the applicable Holder has not yet Filed a Proof of Claim and the Claims Bar Date has not yet expired); provided, however, that the Debtors and the Reorganized Debtors, as applicable, shall have the right to file a motion seeking to estimate any Disputed Claims.

On the Effective Date, the Reorganized Debtors shall make a distribution of the New Equity Interests to the Holders of Allowed Prepetition Notes Claims consistent with Error! Reference source not found. hereof; provided, that the Reorganized Debtors shall reserve the amount of New Equity Interests necessary to make distributions to all Holders of General Unsecured Claims in the Face Amount of such Holders’ General Unsecured Claims as if all such General Unsecured Claims were determined to be Allowed Claims (the “Reserved New Equity Interests”). The Reserved New Equity Interests shall be distributed to Holders of General Unsecured Claims, as such Claims become Allowed, in accordance with the terms of this Plan.

ARTICLE IX.

CONDITIONS PRECEDENT TO CONFIRMATION

AND CONSUMMATION OF THE PLAN

A.	Conditions Precedent to Confirmation

It shall be a condition to Confirmation of this Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.C hereof:

1.    This Plan and the Restructuring Documents shall be in form and substance consistent in all material respects with the Restructuring Support Agreement and otherwise acceptable to the Debtors and the Required Consenting Noteholders;

2.    The Disclosure Statement Order and the Backstop Order shall have been entered by the Bankruptcy Court and such orders shall have become a Final Order that has not been stayed, modified, or vacated on appeal; and

3.    The Confirmation Order shall have been entered by the Bankruptcy Court.

B.	Conditions Precedent to Consummation

It shall be a condition to Consummation of this Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.C hereof;

1.    The Confirmation Order shall have become a Final Order and such order shall not have been amended, modified, vacated, stayed, or reversed;

2.    The Confirmation Date shall have occurred;

3.    The Bankruptcy Court shall have entered one or more Final Orders (which may include the Confirmation Order), in form and substance acceptable to the Debtors and the Required Consenting Noteholders, authorizing the assumption, assumption and assignment and rejection of the Executory Contracts and Unexpired Leases by the Debtors as contemplated in this Plan and the Plan Supplement;

4.    This Plan and the Restructuring Documents shall not have been amended or modified other than in a manner in form and substance consistent in all material respects with the Restructuring Term Sheet and otherwise acceptable to the Debtors and the Required Consenting Noteholders;

5.    The Restructuring Documents shall have been filed, tendered for delivery, and been effectuated or executed by all Entities party thereto (as appropriate), and in each case in full force and effect. All conditions precedent to the effectiveness of such Restructuring Documents, including, without limitation, the Exit Facility Credit Agreement, the New Secured Convertible Notes Indenture, and the Backstop Purchase Agreement, shall have been satisfied or waived pursuant to the terms of such applicable Restructuring Documents (or shall be satisfied concurrently with the occurrence of the Effective Date);

6.    All consents, actions, documents, certificates and agreements necessary to implement this Plan and the transactions contemplated by this Plan shall have been, as applicable, obtained and not otherwise subject to unfulfilled conditions, effected or executed and delivered to the required parties and, to the extent required, filed with the applicable Governmental Units in accordance with applicable laws, and in each case in full force and effect;

7.    All governmental approvals and consents, including Bankruptcy Court approval, that are applicable and legally required for the consummation of this Plan shall have been obtained, not be subject to unfulfilled conditions and be in full force and effect, and all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired;

8.    The Debtors shall have received, or concurrently with the occurrence of the Effective Date will receive, at least $43.3 million as contemplated in connection with the Backstop Purchase Agreement and the Rights Offering;

9.    The New Board shall have been selected in accordance with the terms of this Plan and the Restructuring Support Agreement;

10.    The Exit Facility Credit Agreement and the New Secured Convertible Notes Indenture shall each have closed or will close simultaneously with the effectiveness of this Plan;

11.    The Restructuring Support Agreement shall be in full force and effect and shall not have been terminated in accordance with its terms;

12.    The Backstop Purchase Agreement shall not have been terminated, and all conditions precedent (including the entry of the Backstop Order by the Bankruptcy Court and the Backstop Order becoming a Final Order, but excluding any conditions related to the occurrence of the Effective Date) to the obligations of the Backstop Parties under the Backstop Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof, and the closing of the Backstop Purchase Agreement shall occur concurrently with the occurrence of the Effective Date;

13.    The Debtors shall not be in default under either of the DIP Facilities or the Final DIP Order (or, to the extent that the Debtors are in default on the proposed Effective Date, such default shall have been waived by the applicable DIP Lenders or cured by the Debtors in a manner consistent with the DIP Facilities and the DIP Orders) and both of the DIP Credit Agreements shall be in full force and effect and shall not have been terminated in accordance with their terms;

14.    The Carve-Out Reserve shall have been funded in full in Cash by the Debtors in accordance with the terms and conditions of this Plan;

15.    To the extent invoiced, all (i) Ad Hoc Noteholders Committee Fees and Expenses, (ii) Prepetition Credit Agreement Agent and Lender Fees and Expenses, (iii) Prepetition Notes Indenture Trustee Fees and Expenses, and (iv) Backstop Expenses shall have been paid in full in Cash or reserved in a manner acceptable to the applicable Required Consenting Noteholders (or approved by order of the Bankruptcy Court) to the extent of any disputes related thereto;

16.    There shall be no ruling, judgment, or order issued by any Governmental Unit making illegal, enjoining, or otherwise preventing or prohibiting the consummation of the Restructuring Transactions, unless such ruling, judgment, or order has been stayed, reversed, or vacated within three (3) Business Days after such issuance;

17.    There shall be no material litigation or investigation by any Governmental Unit involving the Debtors as of the Effective Date that has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Reorganized Debtors, taken as a whole; and

18.    To the extent required under applicable non-bankruptcy law, the Amended/New Organizational Documents shall have been duly filed with the applicable authorities in the relevant jurisdictions.

C.	Waiver of Conditions

Subject to section 1127 of the Bankruptcy Code, the conditions to Confirmation and Consummation of this Plan set forth in this Article IX may be waived by the Debtors, with the consent of the Required Consenting Noteholders, without notice, leave or order of the Bankruptcy Court or any formal action other than proceeding to confirm or consummate this Plan. The failure of the Debtors or Reorganized Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each right shall be deemed an ongoing right that may be asserted at any time.

D.	Effect of Non-Occurrence of Conditions to Confirmation or Consummation

If the Confirmation or the Consummation of this Plan does not occur with respect to one or more of the Debtors, then this Plan shall, with respect to such applicable Debtor or Debtors, be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any claims by or Claims against or Equity Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors, any Holders or any other Person or Entity; (3) constitute an Allowance of any Claim or Equity Interest; or (4) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any Holders or any other Person or Entity in any respect.

ARTICLE X.

RELEASE, DISCHARGE, INJUNCTION AND RELATED PROVISIONS

A.	General

Notwithstanding anything contained herein to the contrary, the allowance, classification and treatment of all Allowed Claims and Equity Interests and their respective distributions (if any) and treatments hereunder, takes into account the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise. As of the Effective Date, any and all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise, relating to the allowance, classification and treatment of all Allowed Claims and Equity Interests and their respective distributions (if any) and treatments hereunder, are settled, compromised, terminated and released pursuant hereto; provided, however, that nothing contained herein shall preclude any Person or Entity from exercising their rights pursuant to and consistent with the terms of this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan.

B.	Release of Claims and Causes of Action

1.    Release by the Debtors and their Estates. Pursuant to section 1123(b) and any other applicable provisions of the Bankruptcy Code, and except as otherwise expressly provided in this Plan, effective as of the Effective Date, for good and valuable consideration provided by each of the Released Parties, the adequacy and sufficiency of which is hereby confirmed, the Debtors and the Reorganized Debtors, in their respective individual capacities and as debtors-in-possession, and on behalf of themselves and their respective Estates, including, without limitation, any successor to the Debtors or any Estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code (collectively, the “Debtor Releasing Parties”), shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full discharge, waiver and release to each of the Released Parties (and each such Released Party so released shall be deemed forever released, waived and discharged by the Debtor Releasing Parties) and their respective assets and properties (the “Debtor Release”) from any and all Claims, Causes of Action, and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, whether directly or derivatively held, existing as of the Effective Date or thereafter arising, in law, at equity or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way in whole or in part to any of the Debtors or their Affiliates, including, without limitation, (i) the Chapter 11 Cases, the Disclosure Statement, this Plan, the Restructuring Support Agreement, the Backstop Purchase Agreement, the Rights Offering, the Restructuring Documents, the Prepetition Debt Documents, and the DIP Loan Documents, (ii) the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in this Plan, (iii) the business or contractual arrangements between any Debtor and any Released Parties, (iv) the negotiation, formulation or preparation of the Restructuring Support Agreement, the Backstop Purchase Agreement, the Rights Offering, this Plan, the Disclosure Statement, the Plan Supplement, the Restructuring Documents, the Prepetition Debt Documents, the DIP Loan Documents, or related agreements, instruments or other documents, (v) the restructuring of Claims or Equity Interests prior to or during the Chapter 11 Cases, (vi) the purchase, sale, or rescission of the purchase or sale of any Equity Interest or Plan Securities of the Debtors or the

Reorganized Debtors, and/or (vii) the Confirmation or Consummation of this Plan or the solicitation of votes on this Plan, that such Debtor Releasing Party would have been legally entitled to assert (whether individually or collectively) or that any Holder of a Claim or Equity Interest or other Person or Entity would have been legally entitled to assert for, or on behalf or in the name of, any Debtor, its respective Estate or any Reorganized Debtor (whether directly or derivatively) against any of the Released Parties; provided, however, that the foregoing provisions of this Debtor Release shall not operate to waive or release (A) the rights of such Debtor Releasing Party to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan (including, without limitation, the Exit Facility Loan Documents and the New Secured Convertible Notes Documents) or assumed or assumed and assigned, as applicable, pursuant to this Plan or pursuant to a Final Order of the Bankruptcy Court and (B) claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes a criminal act, fraud, willful misconduct, or gross negligence, in each case as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction. The foregoing release shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity and the Confirmation Order shall permanently enjoin the commencement or prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, or liabilities released pursuant to this Debtor Release. Notwithstanding the foregoing, nothing in this Article X.B. shall or shall be deemed to (i) prohibit the Debtors or the Reorganized Debtors from asserting and enforcing any claims, obligations, suits, judgments, demands, debts, rights, Causes of Action or liabilities they may have against any Person or Entity that is based upon an alleged breach of a confidentiality or non-compete obligation owed to the Debtors or the Reorganized Debtors and/or (ii) operate as a release or waiver of any Intercompany Claims, in each case unless otherwise expressly provided for in this Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good faith settlement and compromise of the Claims released by the Debtor Release; (iii) in the best interest of the Debtors and their Estates; (iv) fair, equitable and reasonable; (v) given and made after due notice and opportunity for hearing; and (vi) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any claim or Cause of Action released pursuant to the Debtor Release.

2.    Release By Third Parties. Except as otherwise expressly provided in this Plan, effective as of the Effective Date, to the fullest extent permitted by applicable law, for good and valuable consideration provided by each of the Released Parties, the adequacy and sufficiency of which is hereby confirmed, and without limiting or otherwise modifying the scope of the Debtor Release provided by the Debtor Releasing Parties above, each Non-Debtor Releasing Party (together with the Debtor Releasing Parties, the “Releasing Parties”) shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full discharge, waiver, and release to each of the Released Parties (and each such Released Party so released shall be deemed forever released, waived, and discharged by the Non-Debtor Releasing Parties) and their respective assets and properties (the “Third Party Release”) from any and all Claims, Causes of Action, and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, whether directly or derivatively held, existing as of the Effective Date or thereafter arising, in law, at equity or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way in whole or in part to any of the Debtors or their Affiliates, including, without limitation, (i) the Chapter 11 Cases, the Disclosure Statement, this Plan, the Restructuring Support Agreement, the Backstop Purchase Agreement, the Rights Offering, the Restructuring Documents, the Prepetition Debt Documents, and the DIP Loan Documents, (ii) the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in this Plan, (iii) the business or contractual arrangements between any Debtor and any Released Parties, (iv) the negotiation, formulation or preparation of the Restructuring Support Agreement, the Backstop Purchase Agreement, the Rights Offering, this Plan, the Disclosure Statement, the Plan Supplement, the Restructuring Documents, the Prepetition Debt Documents, the DIP Loan Documents, or related agreements, instruments or other documents, (v) the restructuring of Claims or Equity Interests prior to or during the Chapter 11 Cases, (vi) the purchase, sale or rescission of the purchase or sale of any Equity Interest or Plan Securities of the Debtors or the Reorganized Debtors, and/or (vii) the Confirmation or Consummation of this Plan or the solicitation of votes on this Plan that such Non-Debtor Releasing Party would have been legally entitled to assert (whether individually or collectively) against any of the Released Parties; provided, however, that the foregoing provisions of this Third Party Release shall not operate to waive or release (A) the rights of such Non-Debtor Releasing Party to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan (including, without limitation, the Exit Facility Loan Documents and the New Secured Convertible Notes Documents) or assumed or assumed and assigned, as applicable, pursuant to this Plan or pursuant to a Final Order of the Bankruptcy Court and (B) claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes a criminal act, fraud, willful misconduct, or gross negligence, in each case as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction. The foregoing release shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity and the Confirmation Order shall permanently enjoin the commencement or prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, or liabilities released pursuant to this Third Party Release.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third Party Release, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that the Third Party Release is: (i) consensual; (ii) essential to the confirmation of this Plan; (iii) in exchange for the good and valuable consideration provided by the Released Parties; (iv) a good faith settlement and compromise of the Claims released by the Third Party Release; (v) in the best interest of the Debtors and all Holders of Claims and Equity Interests; (vi) fair, equitable and reasonable; (vii) given and made after due notice and opportunity for hearing; and (viii) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third Party Release.

C.	Waiver of Statutory Limitations on Releases

Each of the Releasing Parties in each of the releases contained above expressly acknowledges that although ordinarily a general release may not extend to Claims which the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, they have carefully considered and taken into account in determining to enter into the above releases the possible existence of such unknown losses or claims. Without limiting the generality of the foregoing, each Releasing Party expressly waives any and all rights conferred upon it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of providing the release, which if known by it may have materially affected its settlement with the released party. Except as otherwise provided in this Plan, the releases contained in this Plan are effective regardless of whether those released matters are presently known, unknown, suspected or unsuspected, foreseen or unforeseen.

D.	Discharge of Claims and Equity Interests

To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by this Plan (including, without limitation, Article V.D of this Plan) or the Confirmation Order, effective as of the Effective Date, all consideration distributed under this Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims, Equity Interests and Causes of Action of any kind or nature whatsoever against the Debtors or any of their respective assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, Equity Interests or Causes of Action.

Except as otherwise expressly provided by this Plan (including, without limitation, Article V.D of this Plan) or the Confirmation Order, upon the Effective Date, the Debtors and their Estates shall be deemed discharged and released under and to the fullest extent provided under sections 524 and 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code. Such discharge shall void any judgment obtained against the Debtors or the Reorganized Debtors at any time, to the extent that such judgment relates to a discharged Claim.

Except as otherwise expressly provided by this Plan (including, without limitation, Article V.D of this Plan) or the Confirmation Order, upon the Effective Date: (i) the rights afforded herein and the treatment of all Claims and Equity Interests shall be in exchange for and in complete satisfaction, settlement, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their respective assets, property, or Estates; (ii) all Claims and Equity Interests shall be satisfied, discharged, and released in full, and each of the Debtor’s liability with respect thereto shall be extinguished completely without further notice or action; and (iii) all Persons and Entities shall be precluded from asserting against the Debtors, the Estates, the Reorganized Debtors, each of their respective successors and assigns, and each of their respective assets and properties, any such Claims or Equity Interests, whether based upon any documents, instruments or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date or otherwise.

E.	Exculpation

Effective as of the Effective Date, to the fullest extent permitted by law, the Exculpated Parties shall neither have nor incur any liability to any Person or Entity for any claims or Causes of Action arising prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to, formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Confirmation or Consummation of this Plan, the Disclosure Statement, the Restructuring Documents, the Rights Offering, the Prepetition Debt Documents, the DIP Loan Documents, or any contract, instrument, release or other agreement or document created or entered into in connection with this Plan, including the Restructuring Support Agreement and the Backstop Purchase Agreement, or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors, the approval of the

Disclosure Statement or Confirmation or Consummation of this Plan; provided, however, that the foregoing provisions of this exculpation shall not operate to waive or release: (i) any Causes of Action arising from willful misconduct, actual fraud, or gross negligence of such applicable Exculpated Party as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction; and/or (ii) the rights of any Person or Entity to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements and documents delivered under or in connection with this Plan or assumed pursuant to this Plan or Final Order of the Bankruptcy Court; provided, further, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning its respective duties pursuant to, or in connection with, the above referenced documents, actions or inactions. The foregoing exculpation shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity. Notwithstanding the foregoing, nothing in this Article X.E shall or shall be deemed to prohibit the Debtors or the Reorganized Debtors from asserting and enforcing any claims, obligations, suits, judgments, demands, debts, rights, Causes of Action or liabilities they may have against any Person or Entity that is based upon an alleged breach of a confidentiality or non-compete obligation owed to the Debtors or the Reorganized Debtors, in each case unless otherwise expressly provided for in this Plan.

F.	Preservation of Causes of Action

1.    Maintenance of Retained Causes of Action

Except as otherwise provided in this Article X (including, without limitation, and for the avoidance of doubt, the Releases contained in Article X.B and Exculpation contained in Article X.E hereof) or elsewhere in this Plan or the Confirmation Order, after the Effective Date, the Reorganized Debtors shall retain all rights to commence, prosecute, pursue, litigate or settle, as appropriate, any and all Retained Causes of Action (including those not identified in the Plan Supplement), whether existing as of the Petition Date or thereafter arising, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in the Chapter 11 Cases, and all such Retained Causes of Action shall vest in the Reorganized Debtors in accordance with this Plan. The Reorganized Debtors, as the successors-in-interest to the Debtors and the Estates, may, and shall have the exclusive right to, enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all of such Retained Causes of Action without notice to or approval from the Bankruptcy Court.

2.    Preservation of All Causes of Action Not Expressly Settled or Released

The Debtors expressly reserve all Causes of Action and Retained Causes of Action for later adjudication by the Debtors or the Reorganized Debtors (including, without limitation, Causes of Action and Retained Causes of Action not specifically identified or of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action or Retained Causes of Action upon or after the Confirmation or Consummation of this Plan based on the Disclosure Statement, this Plan or the Confirmation Order, except in each case where such Causes of Action or Retained Causes of Action have been expressly waived, relinquished, released, compromised or settled in this Plan (including, without limitation, and for the avoidance of doubt, the Releases contained in Article X.B and Exculpation contained in Article X.E hereof) or any other Final Order (including, without limitation, the Confirmation Order). In addition, the Debtors and the Reorganized Debtors expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which any of the Debtors are a plaintiff, defendant or an interested party, against any Person or Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

No Person or Entity may rely on the absence of a specific reference in this Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action or Retained Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action or Retained Causes of Action against them. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action and Retained Causes of Action against any Person or Entity, except as otherwise expressly provided in this Plan or the Confirmation Order.

G.	Injunction

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS PLAN OR THE CONFIRMATION ORDER, FROM AND AFTER THE EFFECTIVE DATE, ALL PERSONS AND ENTITIES ARE, TO THE FULLEST EXTENT PROVIDED UNDER SECTION 524 AND OTHER APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE, PERMANENTLY ENJOINED FROM (I) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY SUIT, ACTION OR OTHER PROCEEDING; (II) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE, OR ORDER; (III) CREATING, PERFECTING, OR ENFORCING ANY LIEN OR ENCUMBRANCE; (IV) ASSERTING A SETOFF OR RIGHT OF SUBROGATION OF ANY KIND; OR (V) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND, IN EACH CASE ON ACCOUNT OF OR WITH RESPECT TO ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, EQUITY INTEREST, OR REMEDY RELEASED OR TO BE RELEASED, EXCULPATED OR TO BE EXCULPATED, SETTLED OR TO BE SETTLED, OR DISCHARGED OR TO BE DISCHARGED, PURSUANT TO THIS PLAN OR THE CONFIRMATION ORDER AGAINST ANY PERSON OR ENTITY SO RELEASED, DISCHARGED, OR EXCULPATED (OR THE PROPERTY OR ESTATE OF ANY PERSON OR ENTITY SO RELEASED, DISCHARGED, OR EXCULPATED). ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASES UNDER SECTION 105 OR SECTION 362 OF THE BANKRUPTCY CODE, OR OTHERWISE, AND IN EXISTENCE ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE EFFECTIVE DATE.

H.	Binding Nature Of Plan

ON THE EFFECTIVE DATE, AND EFFECTIVE AS OF THE EFFECTIVE DATE, THIS PLAN SHALL BIND, AND SHALL BE DEEMED BINDING UPON, THE DEBTORS, THE REORGANIZED DEBTORS, ANY AND ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS, ALL PERSONS AND ENTITIES THAT ARE PARTIES TO OR ARE SUBJECT TO THE SETTLEMENTS, COMPROMISES, RELEASES, EXCULPATIONS, DISCHARGES, AND INJUNCTIONS DESCRIBED IN THIS PLAN, EACH PERSON AND ENTITY ACQUIRING PROPERTY UNDER THIS PLAN, ANY AND ALL NON-DEBTOR PARTIES TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES WITH THE DEBTORS AND THE RESPECTIVE SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND NOTWITHSTANDING WHETHER OR NOT SUCH PERSON OR ENTITY (I) WILL RECEIVE OR RETAIN ANY PROPERTY, OR INTEREST IN PROPERTY, UNDER THIS PLAN, (II) HAS FILED A PROOF OF CLAIM OR INTEREST IN THE CHAPTER 11 CASES OR (III) FAILED TO VOTE TO ACCEPT OR REJECT THIS PLAN, AFFIRMATIVELY VOTED TO REJECT THIS PLAN OR IS CONCLUSIVELY PRESUMED TO REJECT THIS PLAN.

I.	Protection Against Discriminatory Treatment

To the extent provided by section 525 of the Bankruptcy Code and the Supremacy Clause of the United States Constitution, all Persons and Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend or refuse to renew a license, permit, charter, franchise or other similar grant to, condition such a grant to, discriminate with respect to such a grant, against the Reorganized Debtors, or another Person or Entity with whom the Reorganized Debtors have been associated, solely because any Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge) or has not paid a debt that is dischargeable in the Chapter 11 Cases.

J.	Integral Part of Plan

Each of the provisions set forth in this Plan with respect to the settlement, release, discharge, exculpation, injunction, indemnification and insurance of, for or with respect to Claims and/or Causes of Action are an integral part of this Plan and essential to its implementation. Accordingly, each Person or Entity that is a beneficiary of such provision shall have the right to independently seek to enforce such provision and such provision may not be amended, modified, or waived after the Effective Date without the prior written consent of such beneficiary.

ARTICLE XI.

RETENTION OF JURISDICTION

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, on and after the Effective Date, retain exclusive jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and this Plan as legally permissible, including, without limitation, jurisdiction to:

1.    allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of any such Claim or Equity Interest;

2.    grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan, for periods ending on or before the Effective Date; provided, however, that, from and after the Effective Date, the Reorganized Debtors shall pay Professionals in the ordinary course of business for any work performed after the Effective Date and such payment shall not be subject to the approval of the Bankruptcy Court;

3.    resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease and to adjudicate and, if necessary, liquidate, any Claims arising therefrom, including, without limitation, those matters related to any amendment to this Plan after the Effective Date to add Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected (as applicable);

4.    resolve any issues related to any matters adjudicated in the Chapter 11 Cases;

5.    ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan;

6.    decide or resolve any motions, adversary proceedings, contested or litigated matters and any other Causes of Action that are pending as of the Effective Date or that may be commenced in the future, and grant or deny any applications involving the Debtors that may be pending on the Effective Date or instituted by the Reorganized Debtors after the Effective Date, provided, however that the Reorganized Debtors shall reserve the right to commence actions in all appropriate forums and jurisdictions;

7.    enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with this Plan, the Plan Supplement or the Disclosure Statement;

8.    resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of this Plan or any Person’s or Entity’s obligations incurred in connection with this Plan;

9.    hear and determine all Causes of Action that are pending as of the Effective Date or that may be commenced in the future;

10.    issue injunctions and enforce them, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of this Plan;

11.    enforce the terms and conditions of this Plan, the Confirmation Order, and the Restructuring Documents;

12.    resolve any cases, controversies, suits or disputes with respect to the Release, the Exculpation, the Indemnification and other provisions contained in Article X hereof and enter such orders or take such others actions as may be necessary or appropriate to implement or enforce all such provisions;

13.    hear and determine all Retained Causes of Action;

14.    enter and implement such orders or take such other actions as may be necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;

15.    resolve any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any release, exculpation, discharge, or injunction adopted in connection with this Plan; and

16.    enter an order concluding or closing the Chapter 11 Cases.

Notwithstanding the foregoing, (i) any dispute arising under or in connection with the Exit Facility Loan Documents, the New Secured Convertible Notes Documents, or the New Stockholders Agreement shall be dealt with in accordance with the provisions of the applicable document and the jurisdictional provisions contained therein and (ii) if the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in this Article of this Plan, the provisions of this Article XI shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.	Substantial Consummation

“Substantial Consummation” of this Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

B.	Payment of Statutory Fees; Post-Effective Date Fees and Expenses

All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the United States Trustee. Each Debtor shall remain obligated to pay quarterly fees to the Office of the United States Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code.

The Reorganized Debtors shall pay the liabilities and charges that they incur on or after the Effective Date for Professionals’ fees, disbursements, expenses, or related support services (including reasonable fees, costs and expenses incurred by Professionals relating to the preparation of interim and final fee applications and obtaining Bankruptcy Court approval thereof) in the ordinary course of business and without application or notice to, or order of, the Bankruptcy Court, including, without limitation, the reasonable fees, expenses, and disbursements of the Distribution Agents and the Prepetition Notes Indenture Trustee and the fees, costs and expenses incurred by Professionals in connection with the implementation, enforcement and Consummation of this Plan and the Restructuring Documents.

C.	Conflicts

In the event that a provision of the Restructuring Documents or the Disclosure Statement (including any and all exhibits and attachments thereto) conflicts with a provision of this Plan or the Confirmation Order, the provision of this Plan and the Confirmation Order (as applicable) shall govern and control to the extent of such conflict. In the event that a provision of this Plan conflicts with a provision of the Confirmation Order, the provision of the Confirmation Order shall govern and control to the extent of such conflict.

D.	Modification of Plan

Effective as of the date hereof and subject to the limitations and rights contained in this Plan: (a) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Plan prior to the entry of the Confirmation Order in a way that is in form and substance consistent in all material respects with the Restructuring Term Sheet and otherwise acceptable to the Required Consenting Noteholders, in accordance with section 1127(a) of the Bankruptcy Code; and (b) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, may, upon order of the Bankruptcy Court, amend or modify this Plan in a way that is in form and substance consistent in all material respects with the Restructuring Term Sheet and otherwise acceptable to the Required Consenting Noteholders, in accordance with section 1127(b) of the Bankruptcy Code or to remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan. A Holder of a Claim that has accepted this Plan shall be deemed to have accepted this Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder.

E.	Revocation or Withdrawal of Plan

The Debtors reserve the right to revoke or withdraw this Plan prior to the Effective Date and/or to File subsequent chapter 11 plans, with respect to one or more of the Debtors. If the Debtors revoke or withdraw this Plan, or if Confirmation or Consummation of this Plan does not occur with respect to one or more of the Debtors, then with respect to the applicable Debtor or Debtors for which this Plan was revoked or withdrawn or for which Confirmation or Consummation of this Plan did not occur: (1) this Plan shall be null and void in all respects; (2) any settlement or compromise embodied in this Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan and any document or agreement executed pursuant hereto shall be deemed null and void except as may be set forth in a separate order entered by the Bankruptcy Court; and (3) nothing contained in this Plan shall: (a) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the applicable Debtors or any other Person or Entity; (b) prejudice in any manner the rights of the applicable Debtors or any other Person or Entity; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by the applicable Debtors or any other Person or Entity.

F.	Successors and Assigns

This Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former Holders of Claims and Equity Interests, other parties-in-interest, and their respective heirs, executors, administrators, successors, and assigns. The rights, benefits, and obligations of any Person or Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such Person or Entity.

G.	Reservation of Rights

Except as expressly set forth herein, this Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order and this Plan is Consummated. Neither the filing of this Plan, any statement or provision contained herein, nor the taking of any action by the Debtors or any other Person or Entity with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of: (1) the Debtors with respect to the Holders of Claims or Equity Interests or other Person or Entity; or (2) any Holder of a Claim or an Equity Interest or other Person or Entity prior to the Effective Date.

H.	Further Assurances

The Debtors or the Reorganized Debtors, as applicable, all Holders of Claims receiving distributions hereunder and all other Persons or Entities shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Confirmation Order.

I.	Severability

If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

J.	Service of Documents

Any notice, direction or other communication given regarding the matters contemplated by this Plan (each, a “Notice”) must be in writing, sent by personal delivery, electronic mail, courier or facsimile and addressed as follows:

If to the Debtors:

Hi-Crush Inc.

1330 Post Oak Blvd., Suite 600

Houston, Texas 77056

Attn: Mark C. Skolos

Tel: (713) 980-6200

Email: mskolos@hicrush.com

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attn: Keith A. Simon

Tel: (212) 906-1372

Fax: (212) 751-4864

Email: keith.simon@lw.com

If to the Ad Hoc Noteholders Committee:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attn:	Brian S. Hermann
Elizabeth McColm
John T. Weber
Tel:	(212) 373-3000
Fax:	(212) 757-3990
Email:	bhermann@paulweiss.com
emccolm@paulweiss.com
jweber@paulweiss.com

If to the Prepetition Credit Agreement Agent:

JPMorgan Chase Bank, N.A.

2200 Ross Avenue, 9th Floor

Dallas, TX 75201

Attn: Andrew G. Ray

Tel: (214) 965-2592

Email: andrew.g.ray@jpmorgan.com

A Notice is deemed to be given and received (a) if sent by personal delivery or courier, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, or (b) if sent by facsimile, on the Business Day following the date of confirmation of transmission by the originating facsimile, or (c) if sent by electronic mail, when the sender receives an email from the recipient acknowledging receipt, provided that an automatic “read receipt” does not constitute acknowledgment of an email for purposes of this Article XII.J. Any party may change its address for service from time to time by providing a Notice in accordance with the foregoing. Any element of a party’s address that is not specifically changed in a Notice will be assumed not to be changed. Sending a copy of a Notice to a party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the Notice to that party. The failure to send a copy of a Notice to legal counsel does not invalidate delivery of that Notice to a party.

K.	Exemption from Transfer Taxes Pursuant to Section 1146(a) of the Bankruptcy Code

Pursuant to and to the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer of property, pursuant to or in connection with this Plan or the Restructuring Documents shall not be subject to any Stamp or Similar Tax or governmental assessment in the United States or by any other Governmental Unit, and the Confirmation Order shall direct the appropriate federal, state or local (domestic or foreign) governmental officials or agents to forgo the collection of any such Stamp or Similar Tax or governmental assessment and to accept for filing and recordation instruments or other documents evidencing such action or event without the payment of any such Stamp or Similar Tax or governmental assessment. Such exemption specifically applies, without limitation, to (i) all actions, agreements and documents necessary to evidence and implement the provisions of, transactions contemplated by and the distributions to be made under this Plan or the Restructuring Documents, (ii) the issuance and distribution of the New Equity Interests or Plan Securities and Documents, and (iii) the maintenance or creation of security interests or any Lien as contemplated by this Plan or the Restructuring Documents.

L.	Governing Law

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that a Restructuring Document or an exhibit, schedule, or supplement to this Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of Delaware, without giving effect to the principles of conflicts of law of such jurisdiction.

M.	Tax Reporting and Compliance

The Reorganized Debtors are hereby authorized, on behalf of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through and including the Effective Date.

N.	Exhibits, Schedules, and Supplements

All exhibits, schedules, and supplements to this Plan, including the Exhibits and the Plan Supplement, are incorporated herein and are a part of this Plan as if set forth in full herein.

O.	No Strict Construction

This Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors, the Prepetition Credit Agreement Agent, the Prepetition Notes Indenture Trustee, the Consenting Noteholders, and their respective professionals. Each of the foregoing was represented by counsel of its choice who either participated in the formulation and documentation of, or was afforded the opportunity to review and provide comments on, this Plan, the Disclosure Statement, the Exhibits and the Plan Supplement, and the agreements and documents ancillary or related thereto. Accordingly, unless explicitly indicated otherwise, the general rule of contract construction known as “contra proferentem” or other rule of strict construction shall not apply to the construction or interpretation of any provision of this Plan, the Disclosure Statement, the Exhibits or the Plan Supplement, or the documents ancillary and related thereto.

P.	Entire Agreement

Except as otherwise provided herein or therein, this Plan and the Restructuring Documents supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan and the Restructuring Documents.

Q.	Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

R.	Statutory Committees

On the Effective Date, the current and former members of the Committee, and their respective officers, employees, counsel, advisors and agents, will be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Cases and the Committee will dissolve; provided, however, that following the Effective Date, the Committee will continue in existence and have standing and a right to be heard for the following limited purposes: (i) pursuing claims and final fee applications filed pursuant to sections 330 and 331 of the Bankruptcy Code in accordance with Article II.A; and (ii) any appeals of the Confirmation Order or other appeal to which the Committee is a party. Following the completion of the Committee’s remaining duties set forth above, the Committee will be dissolved, and the retention or employment of the Committee’s respective attorneys, accountants and other agents will terminate without further notice to, or action by, any Person or Entity.

S.	2002 Notice Parties

After the Effective Date, the Debtors and the Reorganized Debtors, as applicable, are authorized to limit the list of Persons and Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Persons and Entities who have Filed a renewed request after the Confirmation Hearing to receive documents pursuant to Bankruptcy Rule 2002.

Dated: August 14, 2020

Respectfully submitted,

HI-CRUSH INC. AND ITS AFFILIATE DEBTORS

/s/ J. Philip McCormick, Jr.
By:	J. Philip McCormick, Jr.
Title:	Chief Financial Officer

Exhibit A

Backstop Order

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

x

In re:	:	Chapter 11
:
HI-CRUSH INC., et al., [1]	:	Case No. 20-33495 (DRJ)
:
Debtors.	:	(Jointly Administered)
:
x

ORDER (I) AUTHORIZING DEBTORS TO (A) ENTER INTO BACKSTOP

PURCHASE AGREEMENT, (B) PAY CERTAIN AMOUNTS AND RELATED

EXPENSES, AND (C) HONOR INDEMNIFICATION OBLIGATIONS TO

CERTAIN PARTIES, AND (II) GRANTING RELATED RELIEF

[Relates to Motion at Docket No. _177_]

Upon the motion (the “Motion”)2 of the above-captioned debtors and debtors-in-possession (collectively, the “Debtors”) for an order (this “Order”) (i) authorizing the Debtors to (a) enter into and perform under that certain Backstop Purchase Agreement (the “Backstop Purchase Agreement”), by and among Hi-Crush Inc., certain of its direct and indirect Debtor subsidiaries, and the Backstop Parties, attached hereto as Exhibit 1, (b) pay a Put Option Premium, a Liquidated Damages Payment, and an Expense Reimbursement, in each case to the extent provided for in the Backstop Purchase Agreement, and (c) enter into Indemnification Obligations for certain parties in accordance with the Backstop Purchase Agreement, and (ii) granting related

[1]

The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number (where available), are: Hi-Crush Inc. (0530), OnCore Processing LLC (9403), Hi-Crush Augusta LLC (0668), Hi-Crush Whitehall LLC (5562), PDQ Properties LLC (9169), Hi-Crush Wyeville Operating LLC (5797), D & I Silica, LLC (9957), Hi-Crush Blair LLC (7094), Hi-Crush LMS LLC, Hi-Crush Investments Inc. (6547), Hi-Crush Permian Sand LLC, Hi-Crush Proppants LLC (0770), Hi-Crush PODS LLC, Hi-Crush Canada Inc. (9195), Hi-Crush Holdings LLC , Hi-Crush Services LLC (6206), BulkTracer Holdings LLC (4085), Pronghorn Logistics Holdings, LLC (5223), FB Industries USA Inc. (8208), PropDispatch LLC, Pronghorn Logistics, LLC (4547), and FB Logistics, LLC (8641). The Debtors’ address is 1330 Post Oak Blvd, Suite 600, Houston, Texas 77056.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Motion.

relief, all as more fully set forth in the Motion; and the Court having reviewed the Motion and the First Day Declaration; and the Court having jurisdiction to consider the Motion and the relief requested therein in accordance with 28 U.S.C. §1334; and the Court having found that this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2) and that the Court may enter a final order consistent with Article III of the United States Constitution; and the Court having found that venue of this proceeding and the Motion in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and the Court having found that the Debtors’ notice of the Motion and opportunity for a hearing on the Motion were appropriate under the circumstances and that no other notice need be provided; and upon the record of, and representations made at, the hearing held by the Court on the Motion on August 14, 2020 (the “Hearing”); and upon the record of these Chapter 11 Cases; and the Court having determined, after due deliberation, that the relief requested in the Motion is in the best interests of the Debtors’ estates, their creditors, and other parties in interest and a proper exercise of the Debtors’ business judgment; and the legal and factual bases set forth in the Motion and at the Hearing having established just cause for the relief granted herein; and upon all of the proceedings had before the Court,

IT IS HEREBY FOUND AND DETERMINED THAT:

A.    The terms and conditions of the Backstop Purchase Agreement are incorporated as if fully set forth herein in the first instance. The terms and conditions under the Backstop Purchase Agreement are fair, reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, are based on good, sufficient, and sound business purposes and justifications, and are supported by reasonably equivalent value and consideration. The Backstop Purchase Agreement was negotiated in good faith and at arms’ length among the Debtors, the Backstop Parties, and their respective professional advisors.

2

B.    Each of the Put Option Premium, the Liquidated Damages Payment, the Expense Reimbursement, and the Indemnification Obligations constitutes an actual and necessary cost and expense to preserve the Debtors’ estates and is reasonable and warranted on the terms and conditions set forth in the Backstop Purchase Agreement in light of, among other things, (i) the significant benefit to the Debtors’ estates of having a definitive and binding commitment to fund the Debtors’ restructuring, (ii) the absence of any other parties prepared to make a comparable commitment at any time before entry of this Order, (iii) the substantial time, effort, and costs incurred by the Backstop Parties in negotiating and documenting the Backstop Purchase Agreement, the RSA, and all documentation related thereto, and (iv) the risk to the Backstop Parties that the Debtors may ultimately enter into an Alternative Transaction in accordance with the terms of the Backstop Purchase Agreement.

C.    The amount and terms and conditions of each of the Put Option Premium, the Liquidated Damages Payment, the Expense Reimbursement, and the Indemnification Obligations are reasonable and customary for this type of transaction and constitute actual and necessary costs and expenses to preserve the Debtors’ estates. The Put Option Premium, the Liquidated Damages Payment, the Expense Reimbursement, and the Indemnification Obligations are bargained-for and integral parts of the transactions specified in the Backstop Purchase Agreement and, without such inducements, the Backstop Parties would not have agreed to the terms and conditions of the Backstop Purchase Agreement. Accordingly, the foregoing transactions are reasonable and enhance the value of the Debtors’ estates.

3

.	BASED ON THE FOREGOING, IT IS HEREBY ORDERED THAT:

1.    All objections to the Motion or the relief requested therein, if any, that have not been withdrawn, waived, resolved, or settled, and all reservations of rights included therein, are overruled with prejudice.

2.    The Backstop Purchase Agreement and the terms and provisions included therein are approved in their entirety pursuant to sections 105 and 363(b) of the Bankruptcy Code, and the Debtors are authorized to (a) enter into, execute, deliver, and implement the Backstop Purchase Agreement and any and all instruments, documents, and papers contemplated thereunder, and (b) take any and all actions necessary and proper to implement the terms of the Backstop Purchase Agreement and to fully perform all obligations thereunder on the conditions set forth therein.

3.    The failure to describe specifically or include any particular provision of the Backstop Purchase Agreement in the Motion or this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Backstop Purchase Agreement be entered into by the Debtors in its entirety and be binding and enforceable against the Debtors and the other signatories thereto in its entirety, and that the Debtors fully perform their obligations thereunder.

4.    The specified premiums, payments, obligations, and expenses contemplated to be paid by the Debtors pursuant to the Backstop Purchase Agreement (including the Put Option Premium, the Liquidated Damages Payment, the Expense Reimbursement, and the Indemnification Obligations) are hereby approved as reasonable and shall not be subject to any avoidance, reduction, setoff, recoupment, offset, recharacterization, subordination (whether contractual, equitable, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, disgorgement or any other challenges under any theory at law or in equity by any person or entity.

4

5.    The specified premiums, payments, obligations, and expenses contemplated to be paid by the Debtors pursuant to the Backstop Purchase Agreement (including the Put Option Premium, the Liquidated Damages Payment, the Expense Reimbursement, and the Indemnification Obligations) are actual and necessary costs of preserving the Debtors’ estates and as such shall be treated as allowed administrative expenses of the Debtors pursuant to sections 503(b)(1) and 507(a)(2) of the Bankruptcy Code, payable as provided in the Backstop Purchase Agreement.

6.    The Indemnification Obligations set forth in the Backstop Purchase Agreement shall constitute legal, valid, and binding obligations of the Debtors and all such obligations are enforceable against the Debtors in accordance with their respective terms, without notice, hearing, or further order of the Court, provided, that the Court retains jurisdiction over any dispute regarding the terms and enforcement of the Backstop Purchase Agreement.

7.    The Debtors are authorized to offer, sell, distribute, pay, provide, perform under, and/or reimburse, as applicable, the Put Option Premium, the Liquidated Damages Payment, the Expense Reimbursement, and Indemnification Obligations under the Backstop Purchase Agreement, each in full and in accordance with and as and to the extent payable pursuant to the terms thereof, without further application to or order of the Court; provided, that upon entry of this Order, the Debtors shall promptly pay any amounts then owing on account of the Expense Reimbursement in accordance with the terms of the Backstop Purchase Agreement; provided, further, that the Liquidated Damages Payment shall be payable only upon consummation of an Alternative Transaction as set forth in the Backstop Purchase Agreement.

8.    The Put Option Premium, the Liquidated Damages Payment, the Expense Reimbursement, and the Indemnification Obligations shall not be discharged, modified, or otherwise affected by any chapter 11 plan of the Debtors, dismissal of these Chapter 11 Cases, or conversion of these Chapter 11 Cases to chapter 7 cases.

5

9.    The Debtors are authorized, but not directed, to enter into any non-material amendment, waiver, consent, supplement, or modification, to the Backstop Purchase Agreement from time to time, subject to the terms and conditions set forth in the Backstop Purchase Agreement, without further order of the Court.

10.    To the extent the automatic stay provisions of section 362 of the Bankruptcy Code would otherwise apply, such provisions are vacated and modified to effectuate all of the terms and provisions of the Backstop Purchase Agreement and this Order, including, without limitation, permitting the Backstop Parties to exercise all rights and remedies under the Backstop Purchase Agreement in accordance with its terms, terminate the Backstop Purchase Agreement in accordance with its terms, and deliver any notice contemplated thereunder, in each case, without further order of the Court.

11.    The Backstop Purchase Agreement and the provisions of this Order, including all findings herein, shall be effective and binding upon all parties in interest in these Chapter 11 Cases, including, without limitation, all creditors of any of the Debtors, any committee appointed in these Chapter 11 Cases, and the Debtors, and their respective successors and assigns (including any chapter 7 or chapter 11 trustee hereinafter appointed or elected for any of the Debtors, any examiner appointed pursuant to section 1104 of the Bankruptcy Code, a responsible person, officer, or any other party appointed as a legal representative or designee of any of the Debtors or with respect to the property of the estate of any of the Debtors) whether in these Chapter 11 Cases, in any successor chapter 11 or chapter 7 cases (the “Successor Cases”), or upon any dismissal of any chapter 11 case or Successor Case, and shall inure to the benefit of the Backstop Parties and the Debtors and their respective successors and assigns.

6

12.    The failure of any Backstop Party to seek relief or otherwise exercise its rights and remedies under this Order, the Backstop Purchase Agreement, or applicable law, as the case may be, shall not constitute a waiver of any of the rights hereunder, thereunder, or otherwise of any of the Backstop Parties, except to the extent specifically provided in the Backstop Purchase Agreement.

13.    The provisions of this Order and any actions taken pursuant hereto shall survive entry of any order that may be entered (a) confirming any chapter 11 plan in any of these Chapter 11 Cases, (b) converting any of these Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (c) dismissing any of these Chapter 11 Cases or Successor Cases, or (d) pursuant to which the Court abstains from hearing any of these Chapter 11 Cases or Successor Cases. The terms and conditions of this Order, and all of the terms and conditions of the Backstop Purchase Agreement, notwithstanding the entry of any order referenced in the immediately prior sentence, shall continue in full force and effect in accordance with the terms hereunder and thereunder in these Chapter 11 Cases, in any Successor Cases, or following dismissal of these Chapter 11 Cases or any Successor Cases.

14.    For the avoidance of doubt, the Put Option Premium, the Liquidated Damages Payment, the Expense Reimbursement, and the Indemnification Obligations shall survive any termination of the Backstop Purchase Agreement, in accordance with the terms specified therein.

15.    The Backstop Purchase Agreement shall be solely for the benefit of the parties thereto and no other person or entity shall be a third-party beneficiary thereof. No entity, other than the parties to the Backstop Purchase Agreement, shall have any right to seek or enforce specific performance of the Backstop Purchase Agreement.

7

16.    Notice of the Motion as provided therein is deemed good and sufficient notice of such Motion and the requirements of Bankruptcy Rule 6004(a) are satisfied by such notice.

17.    To the extent that Bankruptcy Rule 6004(h) would apply to this Order, the 14-day stay thereunder is waived, for cause, and the terms and conditions of this Order are immediately effective and enforceable upon its entry.

18.    The Debtors are authorized to take all actions necessary to effectuate the relief granted in this Order in accordance with the Motion.

19.    The Court retains exclusive jurisdiction with respect to all matters arising from or related to the implementation, interpretation, and enforcement of this Order.

Signed:      August 14, 2020

/s/ David R. Jones
THE HONORABLE DAVID R. JONES
UNITED STATES BANKRUPTCY JUDGE

8

Exhibit 1

Backstop Purchase Agreement

Exhibit B

Backstop Purchase Agreement

[Form of Backstop Purchase Agreement Attached to Backstop Order at Exhibit A to this Plan]

Exhibit C

Exit Facility Term Sheet

Exhibit D

Restructuring Support Agreement

Exhibit E

Rights Offering Procedures

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

x

In re:	:	Chapter 11
:
HI-CRUSH INC., et al.,	:	Case No. 20-33495 (DRJ)
:
Debtors.[1]	:	(Jointly Administered)
:
x

RIGHTS OFFERING PROCEDURES

1.	Introduction

Hi-Crush Inc. (“Hi-Crush”) and its affiliated debtors and debtors-in-possession (collectively, the “Debtors”) are pursuing a proposed restructuring (the “Restructuring”) of their existing debt and other obligations to be effectuated pursuant to the Joint Plan of Reorganization for Hi-Crush Inc. and Its Affiliated Debtors under Chapter 11 of the Bankruptcy Code, dated as of August 15, 2020 (the “Plan”) in connection with voluntary, prearranged cases under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 – 1532 (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), in accordance with the terms and conditions set forth in that certain Restructuring Support Agreement, dated as of July 12, 2020 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “RSA”),2 by and among the Debtors and the Consenting Noteholders (as defined in the RSA) party thereto.

In connection with the Plan, and with the approval of these rights offering procedures (these “Rights Offering Procedures”) in the Disclosure Statement Order and in accordance with the terms of the Backstop Purchase Agreement, the Debtors shall launch a rights

[1]

The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: Hi-Crush Inc. (0530), OnCore Processing LLC (9403), Hi-Crush Augusta LLC (0668), Hi-Crush Whitehall LLC (5562), PDQ Properties LLC (9169), Hi-Crush Wyeville Operating LLC (5797), D & I Silica, LLC (9957), Hi-Crush Blair LLC (7094), Hi-Crush LMS LLC, Hi-Crush Investments Inc. (6547), Hi-Crush Permian Sand LLC, Hi-Crush Proppants LLC (0770), Hi-Crush PODS LLC, Hi-Crush Canada Inc. (9195), Hi-Crush Holdings LLC, Hi-Crush Services LLC (6206), BulkTracer Holdings LLC (4085), Pronghorn Logistics Holdings, LLC (5223), FB Industries USA Inc. (8208), PropDispatch LLC, Pronghorn Logistics, LLC (4547), and FB Logistics, LLC (8641). The Debtors’ address is 1330 Post Oak Blvd, Suite 600, Houston, Texas 77056.

[2]

All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the RSA or, if any such term is not defined in the RSA, such term shall have the meaning given to it in (i) the Plan, or (ii) that certain Backstop Purchase Agreement, executed on or about August 17, 2020 (together with all exhibits, schedules and attachments thereto, as amended, supplemented, amended and restated or otherwise modified from time to time, the “Backstop Purchase Agreement”), by and among Hi-Crush Inc. and certain of its direct and indirect subsidiaries, and the entities party thereto defined therein as “Backstop Parties,” as applicable.

offering (the “Rights Offering”) pursuant to which each holder of an Eligible Claim (as defined below) as of the Rights Offering Record Date (as defined below) that is an Accredited Investor (as set forth in a properly completed and duly executed AI Questionnaire (as defined below) that is delivered by such holder to the Subscription Agent (as defined below) on or prior to the Questionnaire Deadline (as defined below) in accordance with these Rights Offering Procedures) (each such holder, a “Rights Offering Participant” and, collectively, the “Rights Offering Participants”) will be entitled to receive non-certificated rights that are attached to such Eligible Claim (the “Rights”), to purchase (without any obligation to so purchase) such Rights Offering Participant’s pro rata share (based on the proportion that such Rights Offering Participant’s Eligible Claim as of the Rights Offering Record Date bears to the aggregate amount of (i) all Eligible General Unsecured Claims (as defined below) as of the Rights Offering Record Date held by each Person that has certified it is an Accredited Investor (as demonstrated by such Person’s properly completed, duly executed and timely delivered AI Questionnaire) on or prior to the Questionnaire Deadline plus (ii) all Allowed Prepetition Notes Claims held by each Person that has certified it is an Accredited Investor (as demonstrated by such Person’s properly completed, duly executed and timely delivered AI Questionnaire) on or prior to the Questionnaire Deadline as of the Rights Offering Record Date) of New Secured Notes (the “Rights Offering Notes”) in an aggregate original principal amount of $43,300,000 (the “Rights Offering Amount”). Rights Offering Participants will be issued Rights at no charge. Each Rights Offering Participant may exercise all or any portion of such Rights Offering Participant’s Rights.

“Allowed” means, solely for purposes of these Rights Offering Procedures, with respect to any Claims (or any portion thereof), as of any date of determination, (a) a Claim that is evidenced by a Proof of Claim filed by the applicable Claims Bar Date in accordance with the Claims Bar Date Order; (b) a Claim that is listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim has been timely filed; or (c) a Claim that is allowed pursuant to the Plan or a Final Order of the Bankruptcy Court as of such date; provided, that with respect to a Claim described in clauses (a) and (b) above (except any Claim previously allowed pursuant to the DIP Orders), such Claim shall be considered “Allowed” as of such date of determination only to the extent that, with respect to such Claim, no objection to allowance or priority or request for estimation thereof has been interposed on or prior to such date, or such an objection is so interposed and the Claim has been allowed by Final Order of the Bankruptcy Court as of such date; provided further that, solely for purposes of these Rights Offering Procedures, any objection to allowance or priority or request for estimation of a Claim must be filed by no later than the Rights Offering Record Date.

“Disallowed” shall have the meaning given to such term in the Plan.

“Disputed” means, solely for purposes of these Rights Offering Procedures, with respect to any Claim (or any portion thereof), as of any date of determination, a Claim that is neither Allowed nor Disallowed as of such date.

“Eligible Claim” means any Allowed Prepetition Notes Claim or Eligible General Unsecured Claim.

2

“Eligible General Unsecured Claim” means any General Unsecured Claim that is either Allowed or Disputed. For the avoidance of doubt, “General Unsecured Claims” shall not include “Prepetition Notes Claims.”

Prior to receipt of the Rights Exercise Form (as defined below) and the other documents and materials related to the Rights Offering, each holder of an Eligible Claim as of the date of entry of the Disclosure Statement Order (the “Questionnaire Record Date”) will receive an accredited investor questionnaire (the “AI Questionnaire”), which must be completed and delivered (if a Rights Offering Participant’s Prepetition Notes are held in “street name,” by way of such Rights Offering Participant’s bank, brokerage house, or other financial institution (each, a “Nominee”)) to KCC LLC, the subscription agent for the Rights Offering (in such capacity, the “Subscription Agent”), by each such holder that wants to participate in the Rights Offering by no later than September 4, 2020 (the “Questionnaire Deadline”). Any holder of an Eligible Claim as of the Questionnaire Record Date that does not properly complete, duly execute and deliver to the Subscription Agent an AI Questionnaire so that such AI Questionnaire is actually received by the Subscription Agent on or prior to the Questionnaire Deadline will not be eligible to participate in the Rights Offering unless otherwise agreed to by the Debtors with the written consent of the Required Backstop Parties. Anything herein to the contrary notwithstanding, the Backstop Parties and their Affiliates (as defined in the Backstop Purchase Agreement), in their capacities as holders of Eligible Claims as of the Questionnaire Record Date, shall not be required to complete, execute and deliver an AI Questionnaire and shall be deemed Rights Offering Participants. Each holder of an Allowed Prepetition Notes Claim as of the Questionnaire Record Date is entitled to receive sufficient copies of the AI Questionnaire for distribution to the beneficial owners of the Prepetition Notes for whom such Rights Offering Participant holds such Prepetition Notes. Transferees of Eligible Claims received after the Questionnaire Record Date but before the Questionnaire Deadline are entitled to request an AI Questionnaire from the Subscription Agent, and the Subscription Agent will, to the extent reasonably practicable, facilitate the submission of such AI Questionnaire and Proof of Holding forms from such transferees.

The Rights Offering will be conducted in accordance with the following dates and deadlines:

Event	Date or Time
Questionnaire Record Date	August 14, 2020

Questionnaire Deadline	September 4, 2020

Rights Offering Record Date	September 4, 2020

Rights Offering Commencement Date	September 9, 2020

Rights Offering Termination Date & Time	September 29, 2020, at 5:00 p.m. (Prevailing Central Time)

3

Rights Offering Notes shall be issued in minimum denominations of 1,000 and integral multiples of $1,000 thereof. Fractional Rights Offering Notes shall not be issued upon exercise of the Rights and Rights Offering Participants that otherwise would have received fractional Rights Offering Notes shall not be paid any compensation in respect of such fractional Rights Offering Notes. Each Rights Offering Participant’s maximum amount of Rights Offering Notes that such Rights Offering Participant is permitted to subscribe for pursuant to the exercise of its Rights shall be rounded down to the nearest whole Rights Offering Note.

THE DISCLOSURE STATEMENT DISTRIBUTED IN CONNECTION WITH THE DEBTORS’ SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN WILL SET FORTH IMPORTANT INFORMATION THAT SHOULD BE CAREFULLY READ AND CONSIDERED BY EACH RIGHTS OFFERING PARTICIPANT PRIOR TO MAKING A DECISION TO PARTICIPATE IN THE RIGHTS OFFERING, INCLUDING ARTICLE VI OF THE DISCLOSURE STATEMENT REGARDING CERTAIN RISK FACTORS TO BE CONSIDERED BEFORE EXERCISING ANY RIGHTS.

2.	Backstop Purchase Agreement

Any Rights Offering Notes that are not subscribed for and purchased in the Rights Offering by a Rights Offering Participant (including (i) any Rights Offering Notes that holders of Eligible Claims as of the Rights Offering Record Date who are not Accredited Investors (or holders of Eligible Claims as of the Rights Offering Record Date that did not properly complete, duly execute and deliver to the Subscription Agent by the Questionnaire Deadline an AI Questionnaire in accordance with these Rights Offering Procedures) could have purchased if such holders had received Rights if they were Accredited Investors (or had properly completed, duly executed and delivered to the Subscription Agent by the Questionnaire Deadline an AI Questionnaire in accordance with these Rights Offering Procedures) and exercised such Rights in the Rights Offering, (ii) any Rights Offering Notes that are not subscribed for and purchased in the Rights Offering on account of any rounding down of fractional Rights Offering Notes, (iii) any Rights Offering Notes that are not subscribed for and purchased in the Rights Offering on account of any Rights Offering Participant failing to satisfy any of the Rights Offering Conditions (as defined below) or Additional Conditions (as defined below), or (iv) any Rights Offering Notes that are not subscribed for and purchased in the Rights Offering on account of any Eligible General Unsecured Claim as of the Rights Offering Record Date (or any portion thereof) failing to be an Allowed Claim on the date that is one (1) Business Day after the Confirmation Hearing) (such Rights Offering Notes, the “Unsubscribed Notes”) shall be put to and purchased by the Backstop Parties (subject to their respective Backstop Commitment Amounts) in accordance with the terms and conditions of the Backstop Purchase Agreement.

There will be no over-subscription privilege provided in connection with the Rights Offering, such that any Unsubscribed Notes will not be offered to other Rights Offering Participants, but rather will be purchased by the Backstop Parties (subject to their respective Backstop Commitment Amounts) in accordance with the terms and conditions of the Backstop Purchase Agreement.

4

In consideration for the Debtors’ right to call the Backstop Commitments (as defined in the Backstop Purchase Agreement) of the Backstop Parties to purchase the Unsubscribed Notes pursuant to the terms of the Backstop Purchase Agreement, Hi-Crush shall be required to issue to the Backstop Parties (or their designees) additional New Secured Notes in an original aggregate principal amount of $4,800,000 (the “Put Option Notes”) on a pro rata basis based upon their respective Backstop Commitment Percentages. The Put Option Notes will be issued only to the Backstop Parties that do not default on their respective Backstop Commitments.

3.	Commencement and Expiration of the Rights Offering; Rights Offering Record Date

The Rights Offering shall commence on September 9, 2020 (the “Rights Offering Commencement Date”). On the Rights Offering Commencement Date, the Rights Exercise Form and the other documents and materials related to the Rights Offering shall be mailed by or on behalf of the Debtors to the Rights Offering Participants. The “Rights Offering Record Date” shall mean September 4, 2020.

The Rights Offering shall expire at 5:00 p.m. (Prevailing Central Time) on September 29 (such date, the “Rights Offering Termination Date” and such time on the Rights Offering Termination Date, the “Rights Offering Termination Time”). If the Rights Offering Termination Date and/or the Rights Offering Termination Time is/are extended in accordance with the terms of these Rights Offering Procedures, the Debtors shall promptly notify the Rights Offering Participants, before 9:00 a.m. (Prevailing Central Time) on the Business Day before the then-effective Rights Offering Termination Date, in writing, of such extension and the date of the new Rights Offering Termination Date and/or the time of the new Rights Offering Termination Time. Each Rights Offering Participant intending to participate in the Rights Offering must affirmatively make an election to exercise its Rights at or prior to the Rights Offering Termination Time in accordance with the provisions of Section 4 below.

4.	Exercise of Rights

Each Rights Offering Participant that elects to participate in the Rights Offering must have timely satisfied each of the Rights Offering Conditions (as defined below). Any Rights Offering Participant that has timely satisfied each of the Rights Offering Conditions shall be deemed to have made a binding, irrevocable election to exercise its Rights to the extent set forth in the Rights Exercise Form delivered by such Rights Offering Participant (a “Binding Rights Election”); provided, however, that (A) a Rights Offering Participant’s right to participate in the Rights Offering shall remain subject to its compliance with the Additional Conditions, and (B) the right of a Rights Offering Participant that holds an Eligible General Unsecured Claim as of the Rights Offering Record Date to participate in the Rights Offering is subject to termination as set forth in the “Rights Forfeiture Events” section of these Rights Offering Procedures.

5

(a)	The Binding Rights Election Cannot Be Withdrawn

Each Rights Offering Participant is entitled to participate in the Rights Offering solely to the extent provided in these Rights Offering Procedures. Furthermore, each Rights Offering Participant may exercise all or any portion of such Rights Offering Participant’s Rights.

(b)	Exercise by Rights Offering Participants

To exercise its Rights, each Rights Offering Participant must satisfy each of the following conditions (collectively, the “Rights Offering Conditions”):

(i) deliver a duly executed and properly completed AI Questionnaire (by way of such Rights Offering Participant’s Nominee, if applicable) to the Subscription Agent so that such AI Questionnaire is actually received by the Subscription Agent at or before the Questionnaire Deadline;

(ii) deliver a duly executed and properly completed Rights Offering subscription exercise form (the “Rights Exercise Form”) to the Subscription Agent so that such Rights Exercise Form is actually received by the Subscription Agent at or before the Rights Offering Termination Time; and

(iii) pay to the Subscription Agent, by wire transfer of immediately available funds in accordance with the Payment Instructions (as defined below), its Aggregate Exercise Price (as defined below), so that payment of the Aggregate Exercise Price is actually received by the Subscription Agent at or before the Rights Offering Termination Time.

In addition to the foregoing, to participate in the Rights Offering, a Rights Offering Participant must also:

(x) vote to accept the Plan with respect to all of the Claims and Equity Interests owned (or of which the right to vote to accept the Plan is controlled) by such Rights Offering Participant (to the extent any such Claims and Equity Interests are entitled to vote to accept or reject the Plan) and timely deliver a ballot voting to accept the Plan with respect to all of the Claims and Equity Interests owned or controlled by such Rights Offering Participant (to the extent any such Claims and Equity Interests are entitled to vote to accept or reject the Plan) in accordance with solicitation procedures approved by the Bankruptcy Court, and

(y) not opt out of any releases set forth in Article X.B of the Plan (clauses (x) and (y) of this sentence being the “Additional Conditions”).

Any Rights Offering Notes that could have been subscribed for and purchased pursuant to a valid exercise of Rights that satisfied the Rights Offering Conditions and the Additional Conditions, but did not satisfy one or more of the Rights Offering Conditions or Additional Conditions, shall be deemed not to have been subscribed for and purchased in the Rights Offering by such Rights Offering Participant and shall be Unsubscribed Notes.

6

If (i) a Rights Offering Participant shall not be permitted to participate in the Rights Offering because such Rights Offering Participant failed to satisfy all of the Rights Offering Conditions and all of the Additional Conditions, and (ii) such Rights Offering Participant shall have delivered to the Subscription Agent such Rights Offering Participant’s Aggregate Exercise Price (or any portion thereof), then such Aggregate Exercise Price (or any portion thereof) shall be refunded to such Rights Offering Participant, without interest, as soon as reasonably practicable (but in no event later than ten (10) Business Days) after the Effective Date (without offset, set-off, counterclaim or reduction of any kind by the Subscription Agent or any of the Debtors).

Anything herein to the contrary notwithstanding, if any Backstop Party that holds an Eligible Claim as of the Rights Offering Record Date or any Backstop Party’s Affiliate that holds an Eligible Claim as of the Rights Offering Record Date (in either case) participates in the Rights Offering in its capacity as a Rights Offering Participant, then such Backstop Party or such Affiliate shall not be required to pay its Aggregate Exercise Price at or before the Rights Offering Termination Time, but rather shall be permitted to deposit its Aggregate Exercise Price into the Deposit Account (as defined in the Backstop Purchase Agreement) at any time on or before the Deposit Deadline (as defined in the Backstop Purchase Agreement) in the same manner that a Backstop Party would be required to deposit its Aggregate Purchase Price into the Deposit Account pursuant to Section 1.2(b) of the Backstop Purchase Agreement.

To facilitate the exercise of the Rights, on the Rights Offering Commencement Date, the Debtors will cause the Subscription Agent to distribute to all Rights Offering Participants a Rights Exercise Form, together with instructions for the proper completion, due execution and timely delivery to the Subscription Agent of the Rights Exercise Form (by way of such Rights Offering Participant’s Nominee, if applicable).

When the Rights Exercise Form is distributed to Rights Offering Participants, the Debtors shall include in such distribution written instructions (the “Payment Instructions”) relating to the payment of the Aggregate Exercise Price for each Rights Offering Participant that exercises its Rights. The Payment Instructions shall include wire transfer instructions for the payment of the Aggregate Exercise Price for each Rights Offering Participant that exercises its Rights.

The purchase price for Rights Offering Notes shall be equal to the principal amount thereof. Any reference to a Rights Offering Participant’s “Aggregate Exercise Price” shall mean an aggregate amount equal to the portion of the Rights Offering Amount that such Rights Offering Participant validly elects to subscribe for and purchase (as set forth in the Rights Exercise Form that such Rights Offering Participant properly completes and duly executes and delivers to the Subscription Agent at or before the Rights Offering Termination Time). Each Rights Offering Participant electing to exercise its Rights in the Rights Offering shall pay its Aggregate Exercise Price by paying cash in an aggregate amount equal to the Aggregate Exercise Price for such Rights Offering Participant.

7

(c)	Failure to Exercise Rights

Unexercised Rights (including Rights that are not validly exercised) will be relinquished immediately following the Rights Offering Termination Time. If a Rights Offering Participant does not satisfy each of the Rights Offering Conditions and each of the Additional Conditions for any reason (including by failing to deliver a duly executed and properly completed Rights Exercise Form to the Subscription Agent so that such document is actually received by the Subscription Agent at or before the Rights Offering Termination Time), such Rights Offering Participant shall be deemed to have fully and irrevocably relinquished and waived its Rights. Rights issued to a Rights Offering Participant that holds an Eligible General Unsecured Claim as of the Rights Offering Record Date are also subject to termination, and the exercise thereof is subject to voidance, rescission and invalidation, pursuant to the terms set forth in the “Rights Forfeiture Events” section of these Rights Offering Procedures.

Any attempt to exercise Rights after the Rights Offering Termination Time shall be null and void and the Debtors shall not be obligated to honor any such purported exercise after the Rights Offering Termination Time, regardless of when the documents relating thereto were sent.

The method of delivery of the Rights Exercise Form, the AI Questionnaire, and any other documents is at the option and sole risk of the Person making such delivery, and delivery will be considered made only when actually received by the Subscription Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is encouraged and strongly recommended. In all cases, the Person delivering such documents should allow sufficient time to ensure timely delivery on or prior to the Questionnaire Deadline and the Rights Offering Termination Time (as applicable).

The risk of non-delivery of the AI Questionnaire, the Rights Exercise Form and any other documents sent to the Subscription Agent in connection with the Rights Offering and/or the exercise of the Rights lies solely with the Person making such delivery, and none of the Debtors, the Reorganized Debtors, the Backstop Parties, or any of their respective officers, directors, employees, agents or advisors, including the Subscription Agent, assumes the risk of non-delivery under any circumstance whatsoever.

(d)	Payment for Rights Offering Notes

If, on or prior to the Rights Offering Termination Time, the Subscription Agent for any reason does not receive from or on behalf of a Rights Offering Participant immediately available funds by wire transfer in an amount equal to the Aggregate Exercise Price for such Rights Offering Participant’s exercised Rights, such Rights Offering Participant shall be deemed to have fully and irrevocably relinquished and waived its Rights. Anything herein to the contrary notwithstanding, if any Backstop Party that holds an Eligible Claim as of the Rights Offering Record Date or any Backstop Party’s Affiliate that holds an Eligible Claim as of the Rights Offering Record Date (in either case) participates in the Rights Offering in its capacity as a Rights Offering Participant, then such Backstop Party or such Affiliate shall not be required to pay its Aggregate Exercise Price (if any) at or before the Rights Offering Termination Time, but rather shall be permitted to deposit its Aggregate Exercise Price into the Deposit Account at any

8

time on or before the Deposit Deadline in the same manner as such Backstop Party would be required to deposit its Purchase Price pursuant to Section 1.2(b) of the Backstop Purchase Agreement.

The aggregate amount of cash received by the Debtors from (i) Rights Offering Participants for Rights Offering Notes in the Rights Offering (other than cash that is to be refunded to Rights Offering Participants as expressly set forth in these Rights Offering Procedures) and (ii) the Backstop Parties for Unsubscribed Notes pursuant to the Backstop Purchase Agreement shall be used by the Reorganized Debtors solely for the purposes set forth in the Plan.

(e)	Deemed Representations and Acknowledgements

Any Rights Offering Participant exercising Rights and, except in the case of subclause (1) of this clause (d), any Affiliate of such Rights Offering Participant that is identified in such Rights Offering Participant’s Rights Exercise Form shall be deemed to have made the following representations and acknowledgements:

1.	such Person held an Eligible Claim as of the Rights Offering Record Date;

2.	such Person is an Accredited Investor;

3.

the exercise of the Rights is and shall be irrevocable; provided, that (A) nothing in these Rights Offering Procedures shall amend, modify or otherwise alter the right of the Required Backstop Parties to terminate the Backstop Purchase Agreement pursuant to the terms of the Backstop Purchase Agreement, and (B) the right of a Rights Offering Participant that holds an Eligible General Unsecured Claim as of the Rights Offering Record Date to participate in the Rights Offering is subject to termination as set forth in the “Rights Forfeiture Events” section of these Rights Offering Procedures;

4.

such Person has read and understands these Rights Offering Procedures, the Rights Exercise Form, the Plan, and the Disclosure Statement and understands the terms and conditions herein and therein and the risks associated with the Debtors and their business as described in the Disclosure Statement;

5.

such Person is not relying upon any information, representation or warranty other than as expressly set forth in these Rights Offering Procedures, the Rights Exercise Form, the Plan, or the Disclosure Statement; provided, however, that the Backstop Parties are relying on the representations and warranties of the Debtors made in the Backstop Purchase Agreement; and

6.

such Person has consulted, to the extent deemed appropriate, with its own advisors as to the financial, tax, legal and related matters concerning an investment in the Rights Offering Notes and on that basis believes that an investment in the Rights Offering Notes is suitable and appropriate for itself.

9

(f)	Disputes, Waivers, and Extensions

All determinations as to the proper completion, due execution, timeliness, or eligibility of any exercise of Rights arising in connection with the submission of a Rights Exercise Form or an AI Questionnaire, and other matters affecting the validity or effectiveness of any attempted exercise of any Rights, shall be reasonably made by the Debtors, in consultation with the Required Backstop Parties, which determinations shall be final and binding. A Rights Exercise Form or AI Questionnaire shall be deemed not properly completed, duly executed and/or duly delivered unless and until all defects and irregularities have been waived or cured within such time as the Debtors, with the prior written consent of the Required Backstop Parties, determine in their discretion. The Debtors reserve the right, but are under no obligation, to give notice to any Rights Offering Participant regarding any defect or irregularity in connection with any purported exercise of Rights by such Rights Offering Participant and the Debtors may, but are under no obligation to, permit such defect or irregularity to be cured within such time as they may, with the prior written consent of the Required Backstop Parties, determine in their discretion. None of the Debtors, the Subscription Agent, or the Backstop Parties shall incur any liability for failure to give such notification.

The Debtors, with the prior written consent of the Required Backstop Parties, may (i) extend the duration of the Rights Offering or adopt additional procedures to more efficiently administer the distribution and exercise of the Rights; and (ii) make such other changes to the Rights Offering, including changes that affect which Persons constitute Rights Offering Participants, that the Debtors, in the exercise of their reasonable judgment, determine are necessary.

(g)	Funds

All payments required to be made in connection with a Rights Offering Participant’s exercise of its Rights (the “Rights Offering Funds”) shall be deposited in accordance with the “Payment for Rights Offering Notes” section of these Rights Offering Procedures and held by the Subscription Agent in a segregated account or accounts pending the Effective Date, which segregated account or accounts will: (i) not constitute property of the Debtors’ estates until the Effective Date; (ii) be separate and apart from, and not commingled with, the Subscription Agent’s general operating funds and any other funds subject to any lien or any cash collateral arrangements; (iii) be maintained for the sole purpose of holding the money for administration of the Rights Offering until the Effective Date; and (iv) be invested only in cash, cash equivalents and short-term direct obligations of the United States government. Subject to any provisions to the contrary, as set forth in (x) the “Exercise of Rights – Exercise by Rights Offering Participants” section of these Rights Offering Procedures, (y) the second paragraph of the “Rights Offering Conditioned Upon Confirmation of the Plan: Reservation of Rights” section of these Rights Offering Procedures, and (z) the last paragraph in the “Rights Forfeiture Events” section of these Rights Offering Procedures, the Subscription Agent shall not use the Rights Offering Funds for any purpose other than to release the funds as directed by the Debtors on the Effective Date and shall not encumber, or permit the Rights Offering Funds to be encumbered, by any lien or similar encumbrance.

10

(h)	Plan Releases

See Article X.B of the Plan for important information regarding releases.

5.	Transferability; Revocation

Rights Offering Participants may transfer Eligible Claims, and the Rights attached to such Eligible Claims, at any time prior to the Rights Offering Record Date. If an Eligible Claim is transferred by a Rights Offering Participant prior to the Rights Offering Record Date, the transferee of such Eligible Claim shall be entitled to exercise the Rights arising out of the transferred Eligible Claim as a Rights Offering Participant, provided that the transferee is an Accredited Investor (as set forth in a properly completed and duly executed AI Questionnaire submitted so that it is actually received by the Questionnaire Deadline). After the Rights Offering Record Date, the Rights shall not be transferrable, even if the underlying Eligible Claim is transferred after the Rights Offering Record Date. Once the Rights Offering Participant has properly exercised its Rights by making a Binding Rights Election, such exercise will not be permitted to be revoked by such Rights Offering Participant.

6.	Rights Forfeiture Events

If a Rights Offering Participant’s Eligible General Unsecured Claim as of the Rights Offering Record Date (or any portion thereof) is not an Allowed General Unsecured Claim3 on the date that is one (1) Business Day after the Confirmation Hearing (a “Rights Forfeiture Event”), then (in any such case): (i) such Rights Offering Participant’s Rights that were issued to such Rights Offering Participant on account of such Eligible General Unsecured Claim (or such portion thereof) shall be deemed immediately and automatically terminated as of the date of the occurrence of such Rights Forfeiture Event (even if such Rights were exercised prior to such date), without a need for any further action on the part of (or notice provided to) any Person, except as otherwise provided in this Section 6, (ii) such Rights Offering Participant shall not be permitted to participate in the Rights Offering with respect to such Rights, and (iii) any exercise of such Rights by (or on behalf of) such Rights Offering Participant prior to the date of the occurrence of such Rights Forfeiture Event shall be deemed void, irrevocably rescinded and of no further force or effect, and the Rights Offering Notes that could have been subscribed for and purchased pursuant to a valid exercise of such Rights shall be deemed not to have been subscribed for and purchased in the Rights Offering.

If (a) a Rights Offering Participant exercised its Rights (on account of its Eligible General Unsecured Claim as of the Rights Offering Record Date (or any portion thereof)) on or before the Rights Offering Termination Time in accordance with the Rights Offering Procedures, and (b) a Rights Forfeiture Event shall occur with respect to such Eligible General Unsecured Claim (or such portion thereof), then such Rights Offering Participant shall be entitled to receive

[3]

For the avoidance of doubt, solely for purposes of these Rights Offering Procedures, any objection to allowance or priority or request for estimation of a Claim must be filed by no later than the Rights Offering Record Date.

11

from the Debtors a notice of such Rights Forfeiture Event as soon as reasonably practicable following the occurrence thereof; provided, however, that the failure of the Debtors to deliver any such notice shall not affect the occurrence of the Rights Forfeiture Event or the effects thereof on the Rights Offering Participant’s Rights (or the exercise thereof) or the ability of such Rights Offering Participant to participate in the Rights Offering, all as set forth in the immediately preceding paragraph. Furthermore, if (i) a Rights Forfeiture Event shall occur with respect to a Rights Offering Participant’s Eligible General Unsecured Claim (or any portion thereof) as of the Rights Offering Termination Time, and (ii) such Rights Offering Participant shall have delivered to the Subscription Agent the Aggregate Exercise Price (or any portion thereof) with respect to the exercise of any of the Rights received by such Rights Offering Participant on account of such Eligible General Unsecured Claim (or such portion thereof), then such Aggregate Exercise Price (or such portion thereof) shall be refunded to such Rights Offering Participant, without interest, as soon as reasonably practicable (but in no event later than ten (10) Business Days) after the Effective Date (without offset, set-off, counterclaim or reduction of any kind by the Subscription Agent or any of the Debtors).

7.	Inquiries and Transmittal Of Documents; Subscription Agent

The instructions contained in the Rights Exercise Form should be carefully read and strictly followed. All questions relating to these Rights Offering Procedures, other documents associated with the Rights Offering, or the requirements to participate in the Rights Offering should be directed to the Subscription Agent:

Hi-Crush Inc.

c/o KCC

222 North Pacific Coast Highway, Suite 300

El Segundo, California 90245-5614

+1 (877) 499-4509 (Domestic)

+1 (917) 281-4800 (International)

Via Email: HiCrushInfo@kccllc.com

8.	Rights Offering Conditioned Upon Confirmation of the Plan; Reservation of Rights

All exercises of Rights are subject to and conditioned upon the confirmation and effectiveness of the Plan. The Debtors will accept a Binding Rights Election only upon the confirmation (subject to termination for a Rights Forfeiture Event) and effectiveness of the Plan.

In the event that (i) the Rights Offering is terminated, (ii) the Debtors revoke or withdraw the Plan, or (iii) the Backstop Purchase Agreement is terminated in accordance with the terms thereof, the Subscription Agent shall return all amounts received from the Rights Offering Participants, without any interest, as soon as reasonably practicable (but in no event later than ten (10) Business Days) after the occurrence of any of the foregoing events (all without offset, set-off, counterclaim or reduction of any kind by the Subscription Agent or any of the Debtors), and, in the case of clauses (ii) and (iii) above, the Rights Offering shall automatically be terminated.

12

9.	Miscellaneous

(a)	Rights Offering Distribution Date

The Rights Offering Notes acquired in connection with the Rights Offering by Rights Offering Participants that have elected to participate in the Rights Offering and who have validly exercised their Rights shall be distributed in accordance with the distribution provisions contained in the Plan.

(b)	No Public Market or Listing

There is not and there may not be a public market for the Rights Offering Notes, and the Debtors do not intend to seek any listing or quotation of the Rights Offering Notes on any stock exchange, other trading market or quotation system of any type whatsoever on the Effective Date. Accordingly, there can be no assurance that an active trading market for the Rights Offering Notes will ever develop or, if such a market does develop, that it will be maintained.

[Remainder of Page Intentionally Left Blank]

13

SCHEDULE 1

Form of Rights Exercise Form

INSTRUCTIONS TO RIGHTS EXERCISE FORM1

You have received the attached Rights Exercise Form because you are (i) a holder of an Eligible Claim as of the Rights Offering Record Date and (ii) an Accredited Investor (as set forth in an executed AI Questionnaire that was delivered by you to the Subscription Agent on or prior to the Questionnaire Deadline in accordance with the Rights Offering procedures). If you wish to participate in the Rights Offering, each of the Rights Offering Conditions and each of the Additional Conditions must be satisfied at or prior to the Rights Offering Termination Time (5:00 p.m. (Prevailing Central Time) on September 29, 2020), unless provided otherwise herein. You may deliver this Rights Exercise Form via electronic mail or regular mail, overnight or hand delivery to the Subscription Agent at the following address:

Hi-Crush Inc.

c/o KCC

222 North Pacific Coast Highway, Suite 300

El Segundo, California 90245-5614

+1 (877) 499-4509 (Domestic)

+1 (917) 281-4800 (International)

Via Email: HiCrushInfo@kccllc.com

The Rights Offering Procedures are hereby incorporated herein by reference as if fully set forth herein. Please consult the Plan, the Disclosure Statement, the Rights Offering Procedures, and the Disclosure Statement Order (collectively, the “Rights Offering Documents”) for a complete description of the Rights Offering. Copies of the Rights Offering Documents may be obtained, free of charge, by contacting the Subscription Agent.

To subscribe for Rights Offering Notes pursuant to the Rights Offering:

1.	Review the amount of your Eligible Claim set forth in Item 1a.

2.	Review your Total Maximum Subscription Amount (as defined below) set forth in Item 1b.

3.	Calculate your Aggregate Exercise Price.

4.	Read and complete the certifications, representations, warranties and agreements in Item 3.

5.

Deliver a duly executed and properly completed Rights Exercise Form to the Subscription Agent so that it is actually received by the Subscription Agent at or before the Rights Offering Termination Time.

[1]

All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Rights Offering Procedures or, if any such term is not defined in the Rights Offering Procedures, such term shall have the meaning given to it in the Plan.

6.

Pay the Aggregate Exercise Price (if any) to the Subscription Agent in accordance with the Payment Instructions set forth in Item 4 so that such payment is actually received by the Subscription Agent at or before the Rights Offering Termination Time; provided, however, that if any Backstop Party that holds an Eligible Claim as of the Rights Offering Record Date or any Backstop Party’s Affiliate that holds an Eligible Claim as of the Rights Offering Record Date (in either case) participates in the Rights Offering in its capacity as a Rights Offering Participant, then such Backstop Party or such Affiliate shall be permitted to deposit its Aggregate Exercise Price into the Deposit Account at any time on or before the Deposit Deadline in the same manner that a Backstop Party would be required to deposit its Purchase Price into the Deposit Account pursuant to Section 1.2(b) of the Backstop Purchase Agreement.

7.	Deliver your W-8 or W-9, as applicable, to the Subscription Agent so that it is actually received by the Subscription Agent at or before the Rights Offering Termination Time pursuant to Item 5.

Participation in the Rights Offering is voluntary, and is limited to Rights Offering Participants. Furthermore, each Rights Offering Participant may exercise all or any portion of such Rights Offering Participant’s Rights; provided, however, that a Rights Offering Participant shall not be permitted to participate in the Rights Offering unless such Rights Offering Participant satisfies all of the Rights Offering Conditions and all of the Additional Conditions (subject to any exceptions to the satisfaction of any such conditions applicable to any Backstop Party or any of its Affiliates, as set forth in the Rights Offering Procedures). In addition, Rights issued to a Rights Offering Participant on account of an Eligible General Unsecured Claim held by such Rights Offering Participant as of the Rights Offering Record Date (or any portion thereof) are also subject to termination, and the exercise thereof is subject to voidance, rescission and invalidation, pursuant to the terms set forth in the “Rights Forfeiture Events” section of the Rights Offering Procedures.

[Remainder of Page Intentionally Left Blank.]

2

RIGHTS EXERCISE FORM

Rights Offering Termination Time

The Rights Offering Termination Time is 5:00 p.m. (Prevailing Central Time)

on September 29, 2020.

Please consult the Rights Offering Documents for additional

information with respect to this Rights Exercise Form.

Rights Offering Participants (including any Backstop Party that holds an Eligible Claim as of the Rights Offering Record Date or any Backstop Party’s Affiliate that holds an Eligible Claim as of the Rights Offering Record Date) are entitled to participate in the Rights Offering, as further described in the Rights Offering Procedures. To exercise your Rights, review the amounts in Items 1a and 1b below and read and complete, as applicable, Items 2, 3, 4 and 5 below.

Item 1. Amount of Eligible Claim(s)

Pursuant to the Rights Offering Procedures, each Rights Offering Participant is entitled to participate in the Rights Offering to the extent of such Rights Offering Participant’s Eligible Claims as of the Rights Offering Record Date.

a.	As of the Rights Offering Record Date, the amount of your Eligible Claim is:

$ [PRE-PRINTED]

b.

Therefore, for the purposes of the Rights Offering, you have Rights to subscribe for up to the maximum aggregate original principal amount of Rights Offering Notes set forth in the box below (the “Total Maximum Subscription Amount”). Each Rights Offering Participant may subscribe for all or any portion of its Total Maximum Subscription Amount; provided, however, that a Rights Offering Participant may elect to subscribe for and purchase any portion of its Total Maximum Subscription Amount only in multiples of $1,000.

$ (the Total Maximum Subscription Amount)[1] [PRE-PRINTED]

[1]

The Total Maximum Subscription Amount shall equal the product of (rounded down to the nearest whole $1,000) (a) $43.3 million and (b) the quotient obtained by dividing (i) the amount set forth in Item 1.a. by (ii) the amount of (x) all Eligible General Unsecured Claims as of the Rights Offering Record Date held by each Person that has certified it is an Accredited Investor (as demonstrated by such Person’s properly completed, duly executed and timely returned AI Questionnaire) on or prior to the Questionnaire Deadline plus (y) all Allowed Prepetition Notes Claims as of the Rights Offering Record Date.

Item 2. Calculation of Aggregate Exercise Price

Your Aggregate Exercise Price shall be an amount equal to the portion of your Total Maximum Subscription Amount that you validly elect to subscribe for and purchase. The portion of your Total Maximum Subscription Amount that you elect to subscribe for and purchase shall only be in multiples of $1,000. Please indicate your Aggregate Exercise Price below.

$ (your Aggregate Exercise Price)

To exercise your Rights, you must pay an amount equal to the Aggregate Exercise Price in accordance with the Payment Instructions set forth below in Item 4 so that such payment is actually received by the Subscription Agent at or before the Rights Offering Termination Time. Anything herein to the contrary notwithstanding, if any Backstop Party that holds an Eligible Claim as of the Rights Offering Record Date or any Backstop Party’s Affiliate that holds an Eligible Claim as of the Rights Offering Record Date (in either case) participates in the Rights Offering in its capacity as a Rights Offering Participant, then such Backstop Party or such affiliate shall not be required to pay its Aggregate Exercise Price (if any) at or before the Rights Offering Termination Time, but rather shall be permitted to deposit its Aggregate Exercise Price into the Deposit Account at any time on or before the Deposit Deadline in the same manner that such Backstop Party would be required to deposit its Purchase Price pursuant to Section 1.2(b) of the Backstop Purchase Agreement.

Item 3. Subscription Certifications, Representations, Warranties and Agreements

Except in the case of Section 1(a) of this Item 3, the certifications, representations, warranties and agreements set forth in this Item 3 shall be deemed to be made jointly and severally by the Rights Offering Participant exercising Rights and any Affiliate of such Rights Offering Participant. By returning the Rights Exercise Form:

1.

The Rights Offering Participant hereby certifies that it (a) was the holder of the Eligible Claims identified in Item 1a as of the Rights Offering Record Date; (b) agrees to be bound by all the terms and conditions of the Rights Offering Procedures; (c) has obtained a copy of the Rights Offering Documents and understands that the exercise of Rights pursuant to the Rights Offering is subject to all the terms and conditions set forth in such Rights Offering Documents; (d) has read and understands Article X.B of the Plan and agrees to the releases set forth therein; and (e) has satisfied the Additional Conditions.

2

2.

The Rights Offering Participant hereby represents and warrants that (a) to the extent such Rights Offering Participant is not an individual, it is duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation; and (b) it has the requisite power and authority to enter into, execute and deliver this Rights Exercise Form and to perform its obligations hereunder and in each of the other Rights Offering Documents and has taken all necessary action required for due authorization, execution, delivery and performance hereunder and thereunder.

3.

The Rights Offering Participant acknowledges and understands that this Rights Exercise Form shall not be binding on the Debtors or Reorganized Debtors until the conditions to effectiveness of the Plan, as set forth in the Plan, are satisfied.

4.

The Rights Offering Participant hereby agrees that this Rights Exercise Form constitutes a valid and binding obligation of the Rights Offering Participant, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith, and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.

The Rights Offering Participant hereby represents and warrants that the exercise of its Rights is and shall be irrevocable; provided, that (a) nothing in the Rights Offering Procedures shall amend, modify or otherwise alter the right of the Required Backstop Parties to terminate the Backstop Purchase Agreement pursuant to the terms of the Backstop Purchase Agreement, and (b) the right to participate in the Rights Offering of a Rights Offering Participant that holds an Eligible General Unsecured Claim as of the Rights Offering Record Date is subject to termination as set forth in the “Rights Forfeiture Events” section of the Rights Offering Procedures.

6.

The Rights Offering Participant hereby represents and warrants that it has duly executed and properly completed an AI Questionnaire pursuant to which such Rights Offering Participant has certified that it is an Accredited Investor, and such Rights Offering Participant understands that the Debtors are relying on such certification.

7.

The Rights Offering Participant hereby represents and warrants that (a) the Rights Offering Notes are being acquired by such Rights Offering Participant for the account of such Rights Offering Participant for investment purposes only, within the meaning of the Securities Act, and not with a view to the distribution thereof, and in compliance with all applicable securities laws; and (b) no one other than the Rights Offering Participant has any right to acquire the Rights Offering Notes being acquired by the Rights Offering Participant.

3

8.

The Rights Offering Participant hereby represents and warrants that its financial condition is such that the Rights Offering Participant has no need for any liquidity in its investment in the Reorganized Debtors and is able to bear the risk of holding the Rights Offering Notes for an indefinite period of time and the risk of loss of its entire investment in the Reorganized Debtors.

9.

The Rights Offering Participant hereby represents and warrants that it (a) is capable of evaluating the merits and risks of acquiring the Rights Offering Notes; and (b) has consulted, to the extent deemed appropriate, with its own advisors as to the financial, tax, legal and related matters concerning an investment in the Rights Offering Notes and on that basis believes that an investment in the Rights Offering Notes is suitable and appropriate for itself.

10.

The Rights Offering Participant hereby represents and warrants that (a) it has been given the opportunity to (i) ask questions and receive satisfactory answers concerning the terms and conditions of the Rights Offering, and (ii) obtain additional information in order to evaluate the merits and risks of an investment in the Reorganized Debtors, and to verify the accuracy of the information contained in the Rights Offering Documents; (b) it has read and understands the Rights Offering Documents and the terms and conditions herein and therein and the risks associated with the Debtors and their business as described in the Disclosure Statement; and (c) no statement, printed material or other information that is contrary to the information contained in any Rights Offering Document has been given or made by or on behalf of the Debtors or the Backstop Parties to such Rights Offering Participant.

11.	The Rights Offering Participant acknowledges and understands that:

a)	An investment in the Reorganized Debtors is speculative and involves significant risks.

b)

The Rights Offering Notes will be subject to certain restrictions on transferability as described in the Plan and, as a result of the foregoing, the marketability of the Rights Offering Notes will be severely limited.

c)	The Rights Offering Participant will not transfer, sell or otherwise dispose of the Rights Offering Notes in any manner that will violate the Securities Act or any state or foreign securities laws.

d)

The Rights Offering Notes have not been, and will not be, registered under the Securities Act or any state or foreign securities laws, and are being offered and sold in reliance upon federal, state and foreign exemptions from registration requirements for transactions not involving any public offering. The Rights Offering Participant recognizes that reliance upon such exemptions is based in part upon the representations of such Rights Offering Participant contained herein and in the AI Questionnaire executed and delivered by the Rights Offering Participant.

4

12.

The Rights Offering Participant hereby represents and warrants that it is not relying upon any information, representation or warranty other than as expressly set forth in any of the Rights Offering Documents; provided, however, that the Backstop Parties are relying on the representations and warranties of the Debtors made in the Backstop Purchase Agreement.

13.

The Rights Offering Participant hereby represents and warrants that it is aware that (a) no federal, state, local or foreign agency has passed upon the Rights Offering Notes or made any finding or determination as to the fairness of an investment in the Rights Offering Notes; and (b) the data set forth in any Rights Offering Documents or in any supplemental letters or materials thereto are not necessarily indicative of future returns, if any, which may be achieved by the Reorganized Debtors.

14.

The Rights Offering Participant hereby acknowledges that the Debtors and the Reorganized Debtors seek to comply with all applicable anti-money laundering laws and regulations. In furtherance of such efforts, the Rights Offering Participant hereby represents and agrees that (a) no part of the Rights Offering Funds used by the Rights Offering Participant to acquire the Rights Offering Notes has been, or shall be, directly or indirectly derived from, or related to, any activity that may contravene federal, state, or international laws and regulations, including anti-money laundering laws and regulations; and (b) no contribution or payment to the Debtors or the Reorganized Debtors by the Rights Offering Participant shall cause the Debtors or the Reorganized Debtors to be in violation of any applicable anti-money laundering laws and regulations including without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the U.S. Department of the Treasury Office of Foreign Assets Control regulations, each as amended. The Rights Offering Participant hereby agrees to (x) provide the Debtors and the Reorganized Debtors all information that may be reasonably requested to comply with applicable U.S. law; and (y) promptly notify the Debtors and the Reorganized Debtors (if legally permitted) if there is any change with respect to the representations and warranties provided herein.

15.

The Rights Offering Participant hereby agrees to provide such information and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws, rules and regulations to which the Debtors or Reorganized Debtors are subject.

5

Certification by Rights Offering Participant:

Date:

Name of Rights Offering Participant:
(Print or Type)

Social Security or Federal Tax I.D. No.:

Signature:

Name of Person Signing:
(If other than Rights Offering Participant)

Title (if corporation, partnership or LLC):

Street Address:

City, State, Zip Code:

Contact E-mail:

Telephone Number:

Certification by Affiliate 1[2]:

Date:

Name of Affiliate:
(Print or Type)

Social Security or Federal Tax I.D. No.:

Signature:

Name of Person Signing:
(If other than Affiliate)

Title (if corporation, partnership or LLC):

Street Address:

City, State, Zip Code:

Contact E-mail:

Telephone Number:

[2]	Certifications by additional Affiliates to be attached as necessary.

6

Item 4. Payment Instructions

You must make your payment of the Aggregate Exercise Price calculated in Item 2c above (if any) by wire transfer so that it is actually received by the Subscription Agent at or before the Rights Offering Termination Time.

Please have wire transfers delivered to:

Name of Account:	Computershare Inc AAF for KCC Client Funds – Hi-Crush, Inc. Rights Offering
Account No.:	4426942298
SWIFT No.:	BOFAUS3N
Bank Name:	Bank of America
Bank Address:	100 West 33rd St. New York, NY 10001
Routing Number:	026009593
Special Instructions:	Funding for KCC – Hi-Crush Offer – [Name of Participant]

Item 5. Tax Information

1.

Each Rights Offering Participant that is a U.S. person[3] must provide its taxpayer identification number on a signed Internal Revenue Service (“IRS”) form W-9 to the Subscription Agent. This form is necessary for the Debtors and the Reorganized Debtors, as applicable, to comply with its tax filing obligations and to establish that the Rights Offering Participant is not subject to certain withholding tax obligations applicable to U.S. and non-U.S. persons. The enclosed W-9 form contains detailed instructions for furnishing this information.

2.

Each Rights Offering Participant that is not a U.S. person (as defined in the previous paragraph) is required to provide information about its status for withholding purposes, generally on an IRS form W-8BEN (for individuals) or W- 8BEN-E (for most foreign entities), form W-8IMY (for most foreign intermediaries, flow-through entities, and certain U.S. branches), form W-8EXP (for most foreign governments, foreign central banks of issue, foreign tax-exempt organizations, foreign private foundations, and governments of certain U.S. possessions), or form W-8ECI (for most non-U.S. persons receiving income that is effectively connected with the conduct of a trade or business in the United States). Each Rights Offering Participant that is not a U.S. person should provide the Subscription Agent with the appropriate form W-8. Please contact the Subscription Agent if you need further information regarding these forms. Rights Offering Participants may also access the IRS website (www.irs.gov) to obtain the appropriate form W-8 and its instructions.

[3]

The definition of “U.S. person” for this purpose includes a U.S. citizen or resident, a corporation organized in the United States, a partnership organized in the United States, a limited liability company organized in the United States (other than a limited liability company wholly-owned by a foreign person), an estate (other than a foreign estate the income of which, from sources without the United States which is not effectively connected with the conduct of a trade or business within the United States, is not includible in gross income), and a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust, and (2) one or more U.S. persons have the authority to control all substantial decisions of the trust.

7

Item 6. Miscellaneous

1.

The representations, warranties, covenants, and agreements of the Rights Offering Participant contained in this Rights Exercise Form will survive the execution hereof and the distribution of the Rights Offering Notes to such Rights Offering Participant.

2.

Neither this Rights Exercise Form nor any provision hereof shall be waived, modified, discharged, or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge, or termination is sought; provided, however, that any waiver by (a) the Debtors shall not be valid without the prior written consent of the Required Backstop Parties; and (b) the Reorganized Debtors shall be in accordance with the Plan and the terms contained herein.

3.	References herein to a person or entity in either gender include the other gender or no gender, as appropriate.

4.

This Rights Exercise Form may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same agreement.

5.	This Rights Exercise Form and its validity, construction and performance shall be governed in all respects by the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

8

SCHEDULE 2

Form of AI Questionnaire

INSTRUCTIONS TO AI QUESTIONNAIRE1

You have received the attached accredited investor questionnaire (the “AI Questionnaire”) because you are a holder of an Eligible Claim (as defined below) as of August 14, 2020 (the “Questionnaire Record Date”). If you wish to participate in the Rights Offering, you must deliver (through your Nominee (as defined below), if your Eligible Claim is held in “street name” by a bank, brokerage house, or other financial institution) a duly executed and properly completed copy of this AI Questionnaire to the Subscription Agent (as defined below) so that it is actually received by the Subscription Agent on or before September 4, 2020 (the “Questionnaire Deadline”); provided, however, that any Backstop party that holds an Eligible Claim as of the Questionnaire Record Date and any Backstop Party’s Affiliate that holds an Eligible Claim as of the Questionnaire Record Date shall not be required to complete and deliver an AI Questionnaire and shall be deemed a Rights Offering Participant (as defined below).

“Allowed” means, solely for purposes of these Rights Offering Procedures, with respect to any Claims (or any portion thereof), as of any date of determination, (a) a Claim that is evidenced by a Proof of Claim filed by the applicable Claims Bar Date in accordance with the Claims Bar Date Order; (b) a Claim that is listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim has been timely filed; or (c) a Claim that is allowed pursuant to the Plan or a Final Order of the Bankruptcy Court as of such date; provided, that with respect to a Claim described in clauses (a) and (b) above (except any Claim previously allowed pursuant to the DIP Orders), such Claim shall be considered “Allowed” as of such date of determination only to the extent that, with respect to such Claim, no objection to allowance or priority or request for estimation thereof has been interposed on or prior to such date, or such an objection is so interposed and the Claim has been allowed by Final Order of the Bankruptcy Court as of such date; provided, further that, solely for purposes of these Rights Offering Procedures, any objection to allowance or priority or request for estimation of a Claim must be filed by no later than the Rights Offering Record Date.

“Disallowed” shall have the meaning given to such term in the Plan.

“Disputed” means, solely for purposes of these Rights Offering Procedures, with respect to any Claim (or any portion thereof), as of any date of determination, a Claim that is neither Allowed nor Disallowed as of such date.

“Eligible Claim” means any Allowed Prepetition Notes Claim or Eligible General Unsecured Claim.

“Eligible General Unsecured Claim” means any General Unsecured Claim that is either Allowed or Disputed. For the avoidance of doubt, “General Unsecured Claims” shall not include “Prepetition Notes Claims.”

[1]	All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Rights Offering Procedures to which this AI Questionnaire is attached.

If (a) your Eligible Claims are held directly in your own name and not through any Nominee, you may deliver, or (b) your Eligible Claims are held in “street name” by a bank, brokerage house, or other financial institution, you must coordinate with your Nominee (as defined herein) to submit, this AI Questionnaire via electronic mail or regular mail, overnight or hand delivery to KCC LLC, the subscription agent for the Rights Offering (in such capacity, the “Subscription Agent”), so that it is actually received by the Subscription Agent at or before the Questionnaire Deadline, at the following address:

Hi-Crush Inc.

c/o KCC

222 North Pacific Coast Highway, Suite 300

El Segundo, California 90245-5614

+1 (877) 499-4509 (Domestic)

+1 (917) 281-4800 (International)

Via Email: HiCrushInfo@kccllc.com

To duly execute, properly complete and deliver to the Subscription Agent this AI Questionnaire:

1.	Review the amount of your Eligible Claim in Section 1.

2.	Complete the “Eligibility Certification” in Section 2.

3.	Initial next to the applicable paragraph in the “Accredited Investor Certification” in Section 3.

4.	Coordinate to have your Nominee complete the Nominee Confirmation of Ownership in Section 4 if you are a holder of an Allowed Prepetition Notes Claim.

5.	Deliver (or have your Nominee deliver, if applicable) this AI Questionnaire to the Subscription Agent so that it is actually received by the Subscription Agent on or before the Questionnaire Deadline.

[Remainder of Page Intentionally Left Blank.]

2

AI QUESTIONNAIRE

DELIVER TO (BY WAY OF NOMINEE, IF APPLICABLE):

Hi-Crush Inc.

c/o KCC

222 North Pacific Coast Highway, Suite 300

El Segundo, California 90245-5614

+1 (877) 499-4509 (Domestic)

+1 (917) 281-4800 (International)

Via Email: HiCrushInfo@kccllc.com

Section 1: Confirmation of Ownership

Your ownership of an Eligible Claim must be confirmed in order to be eligible to receive Rights.

If you hold an Eligible Claim based on your ownership of Prepetition Notes, and your Prepetition Notes are held in “street name” by a bank, brokerage house, or other financial institution (each, a “Nominee”), you must forward your AI Questionnaire to the Nominee with sufficient time for the Nominee to complete the “Nominee Confirmation of Ownership” in Section 4 of this AI Questionnaire (including providing the Nominee’s medallion guarantee or list of authorized signatories) and for the Nominee to deliver the AI Questionnaire to the Subscription Agent so that it is actually received by the Subscription Agent on or before the Questionnaire Deadline. If authorized to do so, the Nominee may complete the entire AI Questionnaire on your behalf.

Item 1. Amount of Eligible Claim(s). I certify that I hold an Eligible Claim in the following amount as of the Questionnaire Deadline (September 4, 2020) set forth in the box below or that I am the authorized signatory of that beneficial owner.

$

Section 2: Eligibility Certification

In order to receive Rights under the Plan, the holder of an Eligible Claim must:

1.	Be an Accredited Investor;

2.	Answer “Yes” to Question 1 below; and

3.

Deliver a duly executed and properly completed copy of this AI Questionnaire to the Subscription Agent so that it is actually received by the Subscription Agent on or before the Questionnaire Deadline.

Question 1. Is the respondent an “Accredited Investor”?    Yes    No

If “Yes”, please indicate which category (i.e., 1 through 8) of Section 3 below that the respondent falls under:

IN WITNESS WHEREOF, I certify that: (i) I am an authorized signatory of the holder indicated below; (ii) I executed this AI Questionnaire on the date set forth below; and (iii) this AI Questionnaire (x) contains accurate representations with respect to the undersigned and (y) is a certification to the Debtors and the Bankruptcy Court.

(Signature)

By:

(Please Print or Type)

Title:

(Please Print or Type)

Address, telephone number and facsimile number:

Certain communications during the Rights Offering may be performed via e-mail. For that reason, you are required to provide your e-mail address below:

(E-Mail Address)

Section 3: Accredited Investor Certification

Please indicate the basis on which you would be deemed an “Accredited Investor” by initialing the appropriate line provided below.

An Accredited Investor shall include any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

2

1. initials	any bank as defined in section 3(a)(2) of the Securities Act of 1933 (as amended and including any rule or regulation promulgated thereunder, the “Securities Act”), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, whether in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended; any insurance company as defined in section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2. initials	any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

3. initials	any organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4. initials	any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

3

5. initials	any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000;[1]

6. initials	any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7. initials	any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in 17 C.F.R. 230.506(b)(2)(ii); and

8. initials	any entity in which all of the equity owners are accredited investors.

Section 4: Nominee Confirmation of Ownership and DTC Matters

(A)

WITH RESPECT TO ELIGIBLE GENERAL UNSECURED CLAIMS ONLY. The New Secured Convertible Notes are expected to be held through DTC. Thus, in order to receive New Secured Convertible Notes, you must have, or open, a brokerage account with a DTC participant to act as your nominee to hold any New Secured Convertible Notes purchased by you in the Rights Offering. The Subscription Agent will coordinate with you to obtain this information prior to the allocation of the New Secured Convertible Notes.

(B)	TO BE COMPLETED BY HOLDERS OF PREPETITION NOTES ONLY. Your ownership of Prepetition Notes must be confirmed in order to participate in the Rights Offering.

The nominee holding your Prepetition Notes Claims as of September 4, 2020 (the “Questionnaire Deadline”) must complete Box A on your behalf. Box B is only required if any or all of your Prepetition Notes Claims were on loan as of the Questionnaire Deadline (as determined by your nominee). Please attach a separate Nominee Certification if your Prepetition Notes Claims are held through more than one nominee.

[1]

For the purposes of determining net worth: (A) the person’s primary residence shall not be included as an asset; (B) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (C) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

4

Box A	Box B
For Use Only by the Nominee	Nominee Proxy - Only if Needed

DTC Participant Name:	DTC Participant Name:

DTC Participant Number:	DTC Participant Number:

Principal Amount of Prepetition Notes (CUSIP 428337 AA 7) held by this account as of the Questionnaire Deadline:	Principal Amount of Prepetition Notes (CUSIP 428337 AA 7) held on behalf of, and hereby assigned to, the Nominee listed in Box A as of the Questionnaire Deadline:

                              principal amount

Principal Amount of Prepetition Notes (CUSIP U322H AA 0) held by this account as of the Questionnaire Deadline:

                              principal amount

Medallion Guarantee:

Nominee Authorized Signature:

Nominee Contact Name:

Nominee Contact Tel #:

Nominee Contact Email:

Beneficial Holder Name:

                              principal amount

Principal Amount of Prepetition Notes (CUSIP U4322H AA 0) held on behalf of, and hereby assigned to, the Nominee listed in Box A as of the Questionnaire Deadline:

                              principal amount

Medallion Guarantee:

Nominee Authorized Signature:

Nominee Contact Name:

Nominee Contact Tel #:

Nominee Contact Email:

Beneficial Holder Name:

For multiple accounts at the same Nominee, a Medallion Guaranteed table of Beneficial Holder Names, Beneficial Holder Account Numbers and Principal Amounts of the Prepetition Notes held as of the Questionnaire Record Date may be provided.

DELIVER TO (BY WAY OF NOMINEE, IF APPLICABLE):

Hi-Crush Inc.

c/o KCC

222 North Pacific Coast Highway, Suite 300

El Segundo, California 90245-5614

+1 (877) 499-4509 (Domestic)

+1 (917) 281-4800 (International)

Via Email: HiCrushInfo@kccllc.com

5